UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Aramark

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NOTICE OF 2017 ANNUAL

MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

DEAR FELLOW SHAREHOLDERS:

Our DNA

Our purpose at Aramark is to enrich and nourish the lives of the customers, consumers and communities we serve around the world every day. We do that by Dreaming and Doing – by innovating and executing to deliver service excellence everywhere we operate. Our 270,000 associates take great pride in providing service excellence wherever people learn, work, play and recover.

Our Strong Momentum

I am pleased to report that 2016 was another year of considerable progress in Aramark’s transformative journey – one denoted by record setting financial results and total shareholder return that significantly outpaced the broader markets. Leveraging the strong corporate governance actions we took in 2015, we continued to make progress in the areas of Board composition and diversity, as well as in our compensation practices. And once again, we undertook a shareholder outreach process to facilitate continuous improvement and adoption of best practices in the management of our company.

Our focus over the past number of years on improving our financial performance, innovating for our clients and engaging our employees has helped to build a strong and powerful foundation for our company, one that I like to think of as:

●  Proven – The ability to drive consistent and sustained results.

●  Powerful – A leader in an established & resilient industry with a blue-chip client base.

●  Promising – Executing a clear & focused strategy to create shareholder value.

Eric J. Foss Chairman, President and Chief Executive Officer

This foundation delivered strong financial results* in 2016 including:

•	A 21% increase in earnings per share and an 11% increase in adjusted earnings per share[1].
•	80 basis points of operating income margin expansion to 5.2% and nearly 40 basis points of adjusted operating income margin expansion[1] to 6.5%.
•	A 30 basis point reduction in Aramark’s total debt to covenant adjusted EBITDA ratio to 3.9x.
•	An 8% increase in our dividend.
•	All of which supported total shareholder return of 25% for the fiscal year.

Please see Annex A of the proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Our Three-Year Goal

Over the past few years we have been focused on strengthening our company through the execution of a three pronged strategy – Accelerating Growth, Activating Productivity and Attracting and Retaining the Best Talent. Our focus on Accelerating Growth has led to an expansion of our sales force and a sharply honed approach to winning in the marketplace. This has allowed us to reap strong rewards over the past few years. Through our Activating Productivity anchor we are achieving savings in food, labor and SG&A costs which allow us to reinvest in the business while expanding margins. We need the right people to execute this strategy, so through Attracting and Retaining the Best Talent, we are striving to make Aramark a great place to work.

This has not been a small undertaking, and has required, and will continue to require, significant investments in the business, particularly in the area of technology. The great news is that these investments are working - the food and labor tools we spent the last few years developing are delivering meaningful cost reductions as they are rolled-out. The success of these pilots has provided us with good line-of-sight on our deployment plans, which has in turn given us the confidence to communicate 3-year earnings targets. In December 2015, we were excited to announce a goal of increasing Aramark’s adjusted operating margin1 by 100 basis points and adjusted earnings per share1 to $2.20 by the end of fiscal 2018. With nearly 40 basis points of adjusted operating income margin expansion delivered in 2016, we are well on the way to delivering this goal and the associated shareholder value.

Our Commitment to Sound Corporate Governance

We have always been committed to a sound corporate governance structure to promote transparency and accountability among our Board of Directors and management for the benefit of our shareholders. Our Board of Directors has continued to evolve Aramark’s governance structure and over the past two years our Board has undertaken a number of actions to enhance our governance including:

•	Created and granted multi-year performance periods for performance stock units.
•	Realigned our compensation peer group.
•	Appointed an independent Lead Director with oversight responsibilities.
•	Established a clawback policy for executive officers and other direct reports of the Chairman, President and Chief Executive Officer.

In addition to ongoing peer benchmarking, in 2016 we undertook another outreach effort with the holders of a majority of our common stock. The combination of these efforts has led to the following incremental actions this year:

•	Related to our equity compensation plan that is being proposed at our 2017 Annual Meeting:
•	The elimination of liberal share recycling provisions;
•	The establishment of 1-year minimum vesting requirements for grants to employees.
•	Continued refreshment of our Board of Directors to enhance diversity and add new and relevant skills and experience.

We strive for continuous improvement in all we do. We are committed to evolving our governance foundation as our company, the industry and our shareholder base evolves. You can count on our commitment to accountability and open dialogue with shareholders as a hallmark of our governance processes.

Our Bright Future and Your Support

Looking forward, I remain exceptionally confident in the worldwide Aramark team and the outlook for our company. Our Proven, Powerful and Promising foundation is enabling us to build a strong platform designed to deliver sustainable long-term shareholder value.

I greatly appreciate your ongoing interest and investment in our company. Your confidence in us has enabled our success so far, and your continued support is instrumental to our future success. I am pleased to invite you to attend Aramark’s Annual Meeting of Shareholders on Wednesday, February 1, 2017, at 10:00 am EST at the Philadelphia Marriott Downtown (1201 Market Street, Philadelphia, PA 19107). It will be my pleasure to welcome you and provide details about our 2016 performance and our efforts to reshape Aramark to drive new and meaningful shareholder value.

I hope to see you at our 2017 Annual Meeting of Shareholders. Whether or not you are able to attend, your voice is important, and I ask you to vote at your earliest convenience. Thank you.

Eric J. Foss

Chairman, President and Chief Executive Officer

1 Constant Currency

* Annex A of the proxy statement includes reconciliations of financial measures presented in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial measures included in this letter and the proxy statement. A reconciliation of our fiscal 2018 goals to GAAP measures is not provided due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Notice of 2017 Annual Meeting of Shareholders

DATE AND TIME:

Wednesday, February 1, 2017, at 10:00 am (Eastern Standard Time)

PLACE:

Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania 19107

ITEMS OF BUSINESS:

1.	To elect the 10 director nominees listed in the proxy statement to serve until the 2018 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2.	To consider and vote upon a proposal to ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 29, 2017;

3.	To hold a non-binding advisory vote on executive compensation;

4.	To approve the Company’s Amended and Restated 2013 Stock Incentive Plan;

5.	To approve the Company’s Amended and Restated Senior Executive Performance Bonus Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:

The Board of Directors has fixed December 13, 2016, as the record date for the meeting. This means that only shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

HOW TO VOTE:

Shareholders of record can vote their shares by using the Internet or the telephone or by attending the meeting in person and voting by ballot. Instructions for voting by using the Internet or the telephone are set forth in the Notice of Internet Availability that has been provided to you. Shareholders of record who received a paper copy of the proxy materials also may vote their shares by marking their votes on the proxy card provided, signing and dating it, and mailing it in the envelope provided, or by attending the meeting in person and voting by ballot.

By Order of the Board of Directors,

Stephen R. Reynolds
Executive Vice President, General Counsel and Secretary

December 22, 2016

Proxy Voting Methods

If at the close of business on December 13, 2016, you were a shareholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee at the close of business on December 13, 2016, you may vote by submitting voting instructions to your broker, bank or other nominee. For convenience and efficiency, we recommend that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in this proxy statement.

If you are a shareholder of record and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Standard Time, on Tuesday, January 31, 2017 to be counted.

To vote by proxy if you are a shareholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) to obtain your records and to vote.

BY TELEPHONE

•	You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) in order to vote by telephone.

BY MAIL

If you received a paper copy of the materials and wish to vote by mail, you should:

•	If you have not already received a proxy card, request a proxy card from us by following the instructions on your Notice of Internet Availability.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope provided to you with your proxy card.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about December 22, 2016. You should read the entire proxy statement carefully before voting. For more information regarding the Company’s 2016 performance, please review the Company’s Annual Report.

2017 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, February 1, 2017 at 10:00 am EST

Record Date:	December 13, 2016

Place:	Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, PA 19107

VOTING MATTERS AND RECOMMENDATIONS
PROPOSAL	BOARD’S RECOMMENDATION
Election of 10 Director Nominees (page 7)	FOR Each Director Nominee
Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2017 (page 23)	FOR
Advisory Approval of Executive Compensation (page 26)	FOR
Approval of Company Amended and Restated 2013 Stock Incentive Plan (page 66)	FOR
Approval of Company Amended and Restated Senior Executive Performance Bonus Plan (page 75)	FOR

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity, and foster attractive Company performance as demonstrated by the following:

•	10 Director Nominees, of Which 9 Are Independent

•	Annual Election of All Directors

•	Alignment of Director and Shareholder Interests Through Director Equity Grants, which, in 2017, comprise 62% of base annual compensation

•	Robust Director Nominee Selection Process

•	Independent Lead Director

•	Annual Board Skills and Experience Assessment

•	Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting

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Director Nominee Overview

The following is an overview of the individuals who have been nominated for election to Aramark’s Board of Directors (the “Board”) at the 2017 Annual Meeting of Shareholders. The Board believes this group of nominees is diverse in background, skills, and experience and would result in a board that would be well-balanced and effective in overseeing the Company’s strategy and management.

NAME	AGE	DIRECTOR SINCE	PRIMARY OCCUPATION	INDEPENDENT	AC	CC	FC	NC	SC
Eric J. Foss	58	2012	Chairman, President and Chief Executive Officer, Aramark	No
Pierre-Olivier Beckers-Vieujant	56	2015	Honorary President and Chief Executive Officer, Delhaize Group	Yes	X			X
Lisa G. Bisaccia	60	2016	Executive Vice President and Chief Human Resources Officer, CVS Health Corporation	Yes		X		X
Richard Dreiling	63	2016	Former Chairman and Chief Executive Officer, Dollar General Corporation	Yes		X	X
Irene M. Esteves	57	2015	Former Chief Financial Officer, Time Warner Cable Inc.	Yes	X		X
Daniel J. Heinrich	60	2013	Former Executive Vice President and Chief Financial Officer, The Clorox Company	Yes	C		X
Sanjeev K. Mehra Lead Director	57	2007	Advisory Director and Former Vice Chairman, Global Private Equity, Merchant Banking Division, Goldman, Sachs & Co.	Yes		X		C
Patricia Morrison	57	New Nominee	Executive Vice President, Customer Support Services & Chief Information Officer, Cardinal Health, Inc.	Yes
John A. Quelch	65	2016	Charles Edward Wilson Professor of Business Administration, Harvard Business School; Professor in Health Policy and Management, Harvard School of Public Health	Yes	X			X
Stephen I. Sadove	65	2013	Former Chairman and Chief Executive Officer, Saks Incorporated	Yes		X		X	X

AC = Audit and Corporate Practices Committee; CC = Compensation and Human Resources Committee; FC = Finance Committee;

NC = Nominating and Corporate Governance Committee; SC = Stock Committee; C = Chairperson

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Director Nominee Characteristics Highlights

The following graphics highlight the balance in age and the diversity in tenure and gender and ethnicity of the group of director nominees. Also highlighted are the variety of skills, experience, and background of the director nominee group. The Board believes this balance, and effective mix of diversity, skills, experience, and background will help bring broad and valuable perspectives to the Board that will lead to a well-functioning board of directors.

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2016 BUSINESS PERFORMANCE HIGHLIGHTS

As we evaluate our compensation approach for the year, we note that Aramark reported another record year in 2016. We delivered an 11% increase in adjusted earnings per share1 (“EPS”), the third consecutive year of double-digit growth. We also achieved improvements in numerous other financial metrics*, including strong growth in constant currency adjusted operating income, a 30 basis point improvement in our leverage ratio, and an 80% improvement in our free cash flow generation. We continued to execute against a focused strategy to accelerate growth, activate productivity, and attract the best talent, and our strong results this year reflect the success of this strategy.

•	GAAP operating income was $746 million, up from $628 million in 2015

•	Adjusted operating income[1] was $952 million, up from $881 million in 2015

•	GAAP net income was $288 million compared to $236 million in 2015

•	Adjusted net income[1] was $433 million compared to $386 million in 2015

•	GAAP EPS of $1.16, up from $0.96 in 2015

•	Adjusted EPS[1] of $1.74, up from $1.57 in 2015

•	Reduction in Total Debt to Covenant Adjusted EBITDA from 4.2x in 2015 to 3.9x

*See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Total Shareholder Return of 95% since our IPO vs. 29% for the S&P 500. Our cost and productivity initiatives have improved adjusted operating income and margins…

…which have accelerated adjusted earnings per share growth, allowing us to increase the financial flexibility of the Company for the long run.

1 Constant currency

2 As of the end of fiscal 2016

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EXECUTIVE COMPENSATION

Our Executive Compensation Programs

Our compensation programs are designed to support our overall commitment to continued growth and the provision of quality and innovative services to our clients and customers in order to ensure continued shareholder value creation. Our programs are focused on three important goals:

Market Competitiveness: Attract and retain key executives with the capability to lead the business forward by providing innovative and effective service to our clients and customers;

Performance Based: Tie significant portions of compensation to performance in order to achieve our short-term and long-term business goals; and

Align with Shareholder Interests: Align each executive’s interests with shareholders’ interests by requiring significant stock ownership, tying significant portions of pay to performance, paying a significant portion of compensation in equity and subjecting equity compensation to performance conditions and multi-year vesting periods.

Elements of 2016 Total Direct Compensation

Our compensation programs are an integral part of attracting and retaining our named executive officers (“NEOs”). To attract new executives, we set our total compensation packages to be competitive with the market for talent from which we recruit. We aim to achieve retention through equity grants with cliff or multi-year vesting schedules in order to encourage a focus on long-term performance. Our stock options, restricted stock units and performance stock units generally vest within three or four years, which encourages executives who receive these grants to continue to remain with us and support our goal of sustainable shareholder value creation.

ELEMENT	COMPONENT	DESCRIPTION	BUSINESS STRATEGY
Salary	Base Salary

•  Fixed cash compensation that reflects the value of a particular position – to us and the marketplace – and the value the individual contributes to our business.

•  Reviewed annually and adjusted as appropriate.

• Competitive base salaries assist in attracting and retaining highly qualified executives. • Increases are not guaranteed which preserves our performance-focused culture.
Annual Cash Incentive	Senior Executive Performance Bonus Plan or Management Incentive Bonus Plan

•  Our Amended and Restated Management Incentive Bonus Plan (the “Management Bonus Plan”) is designed to encourage and reward performance that is consistent with our financial objectives and individual performance goals and targets.

•  When determining the bonus for each of our NEOs who participate in our Amended and Restated Senior Executive Performance Bonus Plan (the “Senior Executive Bonus Plan”), the amount that the NEO would have received under the Management Incentive Bonus Plan is a main factor, along with the overall performance of the Company. The Compensation and Human Resources Committee (the “Compensation Committee”) is also able to use negative discretion to determine the actual bonus awarded.

• Metrics and targets are evaluated each year for alignment with business strategy.
Long Term Incentives (“LTIs”)	2016 Equity Grants

•  Consists of a mix of equity vehicles, including performance restricted stock or performance stock units (“PSUs”), time-vesting stock options, and time-vesting restricted stock units.

•  Generally, PSUs and performance restricted stock cliff vest following a three-year period subject to the achievement of an adjusted EPS target for 2018 and continued employment with the Company.

•  Generally, time-based awards vest 25% per year over four years.

•  Certain performance restricted stock, restricted stock units, and stock options granted to the CEO cliff vest in three years and are subject to an additional performance condition relating to the Company’s relative total shareholder return.

•  Intended to align NEO’s business objectives with shareholder interests, reward the achievement of long-term goals, and focus NEOs on delivering shareholder value.

•  Increases retention and continuity of NEOs and other key leadership for the Company.

•  Ensures direct alignment to and focus on stock price appreciation.

•  Award mix and performance metrics are reviewed annually for alignment with business strategy.

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Corporate Governance Matters

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect 10 director nominees to serve on the Board for a one-year term. Information about the Board and each director nominee is included in this section.

Voting Recommendation

The Board recommends that you vote “FOR” each director nominee. After consideration of the individual qualifications, skills and experience of each of our director nominees and, where applicable, his or her prior contributions to the Board, it believes a Board composed of the 10 director nominees would be well-balanced and effective.

The Board, upon recommendation from the Nominating and Corporate Governance Committee (the “Nominating Committee”), has nominated 10 directors for election at the Annual Meeting. Each of the directors elected at the annual meeting will hold office until the annual meeting of shareholders to be held in 2018 or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. Each of Messrs. Foss, Beckers-Vieujant, Dreiling, Heinrich, Mehra, Quelch, and Sadove, Ms. Bisaccia, and Ms. Esteves currently serves as a member of the Board of Directors. Ms. Morrison is a new director nominee for our 2017 Annual Meeting of Shareholders. Each of Todd M. Abbrecht, Lawrence T. Babbio, Jr., and Leonard S. Coleman, Jr. has not been nominated for re-election as a director and accordingly the size of the Board of Directors will be reduced from 12 directors to 10 directors.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

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DIRECTOR NOMINEES

The following information describes certain information regarding our director nominees as of December 22, 2016.

Director Nominee Composition

Director Nominee Skills, Experience, and Background

The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and, in conjunction with the Board’s refreshment process described below, has recently re-evaluated these skills and qualifications to better align with the Company’s strategic vision and business and operations. The following is a description of some of these skills, experience, and background:

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The following is a summary of the some of the skills, experience, and background that our director nominees bring to the Board:

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10

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CORPORATE GOVERNANCE

Board Structure and Leadership

The Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and five standing committees: the Audit and Corporate Practices Committee (the “Audit Committee”), the Compensation Committee, the Nominating Committee, the Finance Committee and the Stock Committee. The Board is currently led by Mr. Foss, our Chairman, President and Chief Executive Officer.

The Board, upon the recommendation of the Nominating Committee, has determined that, at this time, combining the positions of Chairman and Chief Executive Officer as part of a governance structure that includes a lead independent director (the “Lead Director”) is the best board organization for Aramark. Aramark has a strong and effective Board that works very well together and 9 of the 10 Board nominees, if elected, will be independent directors. The Board’s committees are composed solely of, and chaired by, independent directors. Our independent directors meet at each regularly scheduled Board meeting in separate executive sessions, without Mr. Foss present, chaired by Mr. Mehra, the Lead Director.

The role of the Lead Director is to: (i) preside at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions, (ii) in collaboration with the Chairman and Chief Executive Officer, establish agendas and materials for Board meetings, and in consultation with other directors, establish agendas for executive sessions, (iii) serve as principal liaison between the independent directors and the Chairman and Chief Executive Officer (however, all independent directors are encouraged to communicate directly with the Chairman), (iv) call meetings of independent directors, (v) if requested by shareholders, ensure that he is available for consultation and direct communication, (vi) with the Chairman of the Nominating Committee, if applicable, participate in the Board’s annual self-evaluation and provide Board-related performance feedback to the Chairman and Chief Executive Officer, (vii) with the Chairman of the Compensation Committee, participate in the annual discussion of the Chairman and Chief Executive Officer’s performance feedback and leadership succession and (viii) perform other duties as the Board may specify on a situational basis.

Aramark’s strong Board, with a proactive Lead Director and independent committee chairs, ensures that the Board, and not the Chairman alone, determines the Board’s areas of focus. The Chairman is guided by the strong independent directors, including the Lead Director. In addition, having the Chief Executive Officer also serve as Chairman creates a bridge to management that helps provide the Board with the management support that it needs.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.aramark.com), the Board will consider all relevant facts and circumstances in making an independence determination. Our Corporate Governance Guidelines provide that none of the following relationships will disqualify any director or nominee from being considered “independent” and such relationships will be deemed to be an immaterial relationship with Aramark:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with Aramark;

•	A director’s service as an executive officer or director of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from Aramark for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•	A director’s service as an executive officer of a charitable organization that received annual contributions from Aramark and its Foundation that have not exceeded the greater of $1 million or two percent of the charitable organization’s annual gross revenues (Aramark’s automatic matching of employee contributions will not be included in the amount of Aramark’s contributions for this purpose).

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The policy of the Board is to review the independence of all directors at least annually. The Nominating Committee undertook its annual review of director independence and made a recommendation to the Board of Directors regarding director independence. In making its independence determinations, the Nominating Committee and the Board considered various transactions and relationships between Aramark and the directors and nominees or between Aramark and certain entities affiliated with a director or nominee. The Nominating Committee and the Board considered that each of Messrs. Abbrecht, Mehra, and Quelch and Ms. Bisaccia are or were employed by organizations that do business with Aramark, where (i) each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of Aramark’s business, and the amount received by Aramark or such company in each of the previous three years did not exceed the greater of $1 million and 1% of either Aramark’s or such organization’s consolidated gross revenues or (ii) in the case of transactions with Goldman Sachs and its affiliates, of which Mr. Mehra is currently an advisory director and was an employee during fiscal 2016, also included Goldman Sachs and its affiliates’ participation as a lender in the ordinary course of business in the Company’s revolving credit facility, along with approximately 15 other lenders, for which Goldman’s lending commitment and associated interest payments was less than 1% of the consolidated gross revenues of Goldman Sachs. As a result of this review, the Board affirmatively determined that each of Messrs. Abbrecht, Babbio, Beckers-Vieujant, Coleman, Dreiling, Heinrich, Mehra, Quelch and Sadove, Ms. Bisaccia, and Ms. Esteves is independent and David A. Barr, who served as a director during a portion of fiscal 2016, was independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. In connection with her nomination to the Board, the Board affirmatively determined that Ms. Morrison is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. The Board has also determined that each of Messrs. Beckers-Vieujant, Coleman, Heinrich, and Quelch and Ms. Esteves is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Committees and Meetings

The Board held six meetings during fiscal 2016. During fiscal 2016, each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he or she served, in each case with respect to the portion of fiscal 2016 that they each served. All Aramark directors standing for election are expected to attend the annual meeting of shareholders and all but one of the directors standing for election attended the 2016 Annual Meeting.

Each of our five standing committees operates under a written charter approved by the Board. The charters of each of our standing committees are available in the Investor Relations section of our website at www.aramark.com. The Board and each of our standing committees, other than the Stock Committee, perform self-evaluations on an annual basis.

The current composition of each Board committee is set forth below:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE	NOMINATING COMMITTEE	STOCK COMMITTEE
Eric J. Foss
Todd M. Abbrecht		X	Chair
Lawrence T. Babbio, Jr.		Chair	X
Pierre-Olivier Beckers-Vieujant	X			X
Lisa G. Bisaccia		X		X
Leonard S. Coleman, Jr.	X			X	X
Richard Dreiling		X	X
Irene M. Esteves	X		X
Daniel J. Heinrich	Chair		X
Sanjeev K. Mehra, Lead Director		X		Chair
John A. Quelch	X			X
Stephen I. Sadove		X		X	X

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AUDIT AND CORPORATE PRACTICES COMMITTEE

MEMBERS: Messrs. Heinrich (Chairman), Beckers-Vieujant, Coleman, and Quelch and Ms. Esteves
NUMBER OF MEETINGS: 9
INDEPENDENCE AND OTHER QUALIFICATIONS:

The Board has determined that each of Messrs. Heinrich, Beckers-Vieujant, Coleman, and Quelch and Ms. Esteves qualifies as an independent director under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. The Board, upon the recommendation of our Nominating Committee, determined that each member of the Audit Committee is financially literate and that each of Mr. Heinrich and Ms. Esteves qualifies as an "audit committee financial expert" as such term is defined in Item 407(d) (5) of Regulation S-K.

PURPOSE:

The purpose of the Audit Committee is to prepare the audit committee report required by the U.S. Securities and Exchange Commission (the "SEC") to be included in our proxy statement and to assist the Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm's qualifications and independence, (4) the performance of our internal audit function, (5) the Company's management of enterprise risk, and (6) the performance of our independent registered public accounting firm.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

MEMBERS: Messrs. Babbio (Chairman), Abbrecht, Dreiling, Mehra, and Sadove and Ms. Bisaccia
NUMBER OF MEETINGS: 6
INDEPENDENCE AND OTHER QUALIFICATIONS:

The Board has determined that each of Messrs. Babbio, Abbrecht, Dreiling, Mehra, and Sadove and Ms. Bisaccia qualifies as independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards.

PURPOSE:

The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans, (3) preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC, and (4) reviewing our contribution policy and practices for our retirement benefit plans.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

MEMBERS: Messrs. Mehra (Chairman), Beckers-Vieujant, Coleman, Quelch, and Sadove and Ms. Bisaccia
NUMBER OF MEETINGS: 4
INDEPENDENCE AND OTHER QUALIFICATIONS:

The Board has determined that each of Messrs. Mehra, Beckers-Vieujant, Coleman, Quelch, and Sadove and Ms. Bisaccia qualifies as independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards.

PURPOSE:

The purpose of the Nominating Committee is to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new members of the Board, consistent with criteria approved by the Board of Directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and, to the extent not considered by another committee, management, and (6) handling such other matters that are specifically delegated to the Committee by the Board from time to time.

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Oversight of Risk Management

Aramark’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of Aramark’s risk management.

Our Audit Committee periodically reviews our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. In addition, our Audit Committee reviews risks related to compliance with ethical standards, including our Business Conduct Policy, the Company’s approach to enterprise risk management and operational risks, including those related to information security and system disruption. Through its regular meetings with management, including the accounting, finance, legal, and internal audit functions, our Audit Committee reviews and discusses the risks related to its areas of oversight and reports to the Board with regard to its review. Our Finance Committee focuses on financial risks associated with the Company’s capital structure and acquisitions and divestitures that the Company is considering. Our Compensation Committee oversees compensation-related risk management, as discussed further in this proxy statement under “Board Committees and Meetings-Compensation and Human Resources Committee” and “Compensation Matters-Compensation Discussion and Analysis-Compensation Risk Disclosure.” Our Nominating Committee oversees risks associated with board structure and other corporate governance policies and practices. Our Finance, Compensation and Nominating Committees also regularly report their findings to the Board.

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Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, the Nominating and the Finance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. In addition, the Board receives periodic detailed operating performance reviews from management. Our vice president of internal audit reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of the Board provides appropriate risk oversight of our activities.

Management Succession Planning

The Board’s responsibilities include succession planning for the Chief Executive Officer and other executive officer positions. The Compensation Committee oversees the development and implementation of our succession plans. At least once annually, the Chief Executive Officer provides the Board with an assessment of senior managers and their potential to succeed to the position of Chief Executive Officer. This assessment is developed in consultation with the Lead Director and the Chair of the Compensation Committee. The Compensation Committee is also responsible for follow-up actions with respect to succession planning as may be delegated by the Board from time to time. High potential executives meet regularly with the members of the Board.

Executive Sessions

From time to time, and, consistent with our Corporate Governance Guidelines, at least semi-annually, the Board meets in executive session without members of management present. Mr. Mehra, as Lead Director, presides at these executive sessions.

Code of Conduct

We have a Business Conduct Policy that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on the Investor Relations section of our website at www.aramark.com. Our Business Conduct Policy contains a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Committee Charters and Corporate Governance Guidelines

The charters of the Compensation Committee, the Nominating Committee, the Audit Committee, the Finance Committee and the Stock Committee and our Corporate Governance Guidelines are available under the Investor Relations section of our website at www.aramark.com. Please note that all references to our website in this Proxy Statement are intended to be inactive textual references only.

Copies of our Business Conduct Policy, the charters of the Compensation Committee, the Nominating Committee, the Audit Committee, the Finance Committee and the Stock Committee and our Corporate Governance Guidelines also are available at no cost to any shareholder who requests them by writing or telephoning us at the following address or telephone number:

Aramark

1101 Market Street

Philadelphia, PA 19107

Attention: Investor Relations

Telephone: (215) 409-7287

Director Nomination Process

The Nominating Committee does not set specific, minimum qualifications that directors must meet in order for the Nominating Committee to recommend them to the Board. Rather, it believes that each director and director candidate should be evaluated based on his or her individual merits, taking into account Aramark’s needs and the composition of the Board. In nominating a slate of directors, the Nominating Committee’s objective is to select individuals with skills and experience that can be of assistance in operating our business. All candidates are evaluated in the same manner regardless of who recommended such candidate for nomination. When reviewing the qualifications of potential director candidates, the Nominating Committee considers:

•	whether individual directors possess the following personal characteristics: integrity, education, accountability, business judgment, business experience, reputation and high performance standards, and

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•	all other factors it considers appropriate, which may include accounting and financial expertise; industry knowledge; corporate governance background; executive compensation background; strategic leadership experience; senior management experience; prior public company board service; international experience or background; age, gender and ethnic and racial background; civic and community relationships; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations, such as antitrust issues; and the size, composition and combined expertise of the existing Board.

The Board believes that, as a whole, it should strive to possess the following core competencies: accounting and finance, management, crisis response, industry knowledge, international leadership and strategy/vision, among others. While the Board does not have a formal policy with regard to diversity, the Nominating Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Aramark’s business and strategy.

In our most recent director candidate search, a third-party director search firm was retained by the Nominating Committee to assist in identifying and evaluating candidates for board membership who best satisfy Aramark’s criteria for directors. Messrs. Mehra and Foss vetted the candidates proposed by our third-party director search firm and determined which candidates should be reviewed by the Nominating Committee. The Nominating Committee then discussed the finalist candidates and the Chairman of the Nominating Committee reported on such candidates to the Board. Individual members of the Board were given the opportunity to meet with the candidates either in person or by phone. Following that process, and upon recommendation by the Nominating Committee, the Board nominated Ms. Morrison for election to the Board.

Board Refreshment

The Board and the Nominating Committee regularly consider the long-term make up of our Board and how the members of our Board change over time. The Board and Nominating Committee also consider the skills, experience, and backgrounds needed for the Board as our business and the industries and sectors in which we do business evolve. The Board and Nominating Committee also understand the importance of Board Refreshment and aim to strike a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the Board. Assuming the election of this year’s proposed director nominees, since Mr. Foss joined the Company as Chief Executive Officer, and in connection with the exit of the private equity sponsors and the Company’s initial public offering, we will have added 8 new independent directors to the Board and have had 8 directors step down or not stand for re-election. We believe the average tenure for our director nominees of approximately 2.8 years reflects the new and independent Board that is well-positioned to continue the Company’s growth as a public company.

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DIRECTOR COMPENSATION

Annual Cash Compensation for Board Service

Until December 31, 2015, each non-employee director received $100,000 annually for service on the Board, payable quarterly in arrears. The chairman of the Audit Committee was eligible to receive an additional annual retainer of $20,000, the chairmen of the Compensation Committee and the Nominating Committee were each eligible to receive an additional annual retainer of $15,000 and the chairman of the Finance Committee was eligible to receive an additional annual retainer of $10,000, provided, in each case, that such committee chairman was a non-employee, non-Sponsor director. Directors who join the Board during the fiscal year or serve as a committee chairman for a portion of the fiscal year receive a prorated amount of the relevant annual cash compensation.

Effective January 1, 2016, the Lead Director became eligible to receive an additional annual retainer of $50,000, and the additional annual retainers for the chairpersons of the Compensation Committee, Nominating Committee and Finance Committee were increased to $20,000 and paid to all chairpersons who are non-employee directors (whether or not affiliated with our former Sponsors). In 2016, Messrs. Mehra, Heinrich, Babbio and Abbrecht each received additional fees for serving as Lead Director and/or chairing the Nominating, Audit, Compensation or Finance Committee.

Annual Deferred Stock Unit Grant

Under the Company’s current director compensation policy, which has been in effect since January 1, 2016, non-employee directors are eligible for an annual grant of deferred stock units (“DSUs”) with a value of $160,000 each February and directors have the right to elect whether the DSUs granted will deliver shares on: (i) the vesting date of the DSUs or (ii) the first day of the seventh month after the date the director ceases to serve on the Board.

In accordance with the director compensation policy, each member of the Board who was not an employee of the Company received a grant of approximately $160,000 worth of DSUs under the 2013 Stock Plan in February 2016. These DSUs will vest on the day prior to the Company’s first annual meeting of shareholders that occurs after the grant date, subject to the director’s continued service on the Board through the vesting date, and will be settled in shares of the Company’s common stock pursuant to each director’s election as described above. Directors who are appointed to the Board during the year will be entitled to a prorated grant of DSUs. All DSUs accrue dividend equivalents from the date of grant until the date of settlement.

Ownership Guidelines

Effective November 11, 2015, the Board of Directors has adopted a minimum ownership guideline, providing that each director must retain at least five times the value of the annual cash retainer in shares of common stock, and that the required level of ownership be attained five years after the later of the date of approval of the guidelines and the director’s start date.

Director Deferred Compensation Plan

Effective January 1, 2016, our non-employee directors were able to elect with respect to all or a portion of their cash board retainer fees to (i) to receive all or a portion of such cash fees in the form of DSUs or (ii) to defer all or a portion of such cash fees under our 2005 Deferred Compensation Plan. The DSUs that a director elects to receive in lieu of cash fees will be awarded under our 2013 Stock Plan and will be fully vested on grant and settled in shares of our common stock on the first day of the seventh month after the director ceases to serve on the Board. Cash amounts that a director elects to defer under the unfunded 2005 Deferred Compensation Plan are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 5.34% for October 2015. The 2005 Deferred Compensation Plan permits participants to select a payment date and payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

Other Benefits

All directors are eligible for an annual matching contribution to a college or other non-profit organization in an amount up to $10,000.

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Non-Employee Directors

The following table sets forth compensation information for our non-employee directors in 2016. Mr. Barr did not stand for re-election at our 2016 Annual Meeting of Shareholders in February 2016, and Messrs. Dreiling and Quelch and Ms. Bisaccia joined the Board of Directors on February 2, 2016.

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	OPTION AWARDS ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSA- TION(3) ($)	TOTAL ($)
Todd M. Abbrecht	120,004	159,996	—	—	2,432	282,432
Lawrence T. Babbio, Jr.	120,004	159,996	—	—	24,058	304,058
David A. Barr	34,066	—	—	—	11,707	45,773
Pierre-Olivier Beckers-Vieujant	100,004	159,996	—	—	—	260,000
Lisa G. Bisaccia	66,212	159,996	—	—	—	226,209
Leonard S. Coleman, Jr.	100,004	159,996	—	—	28,058	288,058
Richard Dreiling	66,212	159,996	—	—	—	226,209
Irene M. Esteves	100,004	159,996	—	—	—	260,000
Daniel J. Heinrich	120,004	159,996	—	—	6,279	286,279
Sanjeev K. Mehra	157,504	159,996	—	—	2,432	319,932
John A. Quelch	66,212	159,996	—	—	—	226,209
Stephen I. Sadove	100,004	159,996	—	—	10,279	270,279

(1)	Includes base director fees of $100,000, as well as a Lead Director fee of $37,500 for Mr. Mehra and chairperson fees of $20,000 for each of Messrs. Abbrecht, Babbio, Heinrich, and Mehra. Messrs. Dreiling, Mehra and Quelch and Ms. Bisaccia and Ms. Esteves elected to defer 100% of their cash retainers (inclusive of fees) into DSUs.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DSUs granted on February 2, 2016 (which had a grant date fair value of $32.48 per DSU). As of the end of fiscal 2016, directors held the following deferred stock units (including dividend equivalent units):

Name	DSUs and Equivalents	Name	DSUs and Equivalents
Todd M. Abbrecht	15,394.7199	Richard Dreiling	6,182.3858
Lawrence T. Babbio, Jr.	72,693.4198	Irene M. Esteves	10,430.6898
David A. Barr	—	Daniel J. Heinrich	14,988.5660
Pierre-Olivier Beckers-Vieujant	8,949.8641	Sanjeev K. Mehra	17,912.6285
Lisa G. Bisaccia	6,182.3858	John A. Quelch	6,182.3858
Leonard S. Coleman, Jr.	72,693.4198	Stephen I. Sadove	14,988.5660

For additional information on the valuation assumptions and more discussion with respect to the deferred stock units, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

(3)	The following are included in this column:

(a)	Charitable contributions of $4,000 made in the name of or on behalf of each of Messrs. Coleman and Heinrich and $8,000 made in the name of or on behalf of Mr. Sadove in accordance with the Company’s director charitable contribution matching program and a charitable contribution of $10,000 in the name of or on behalf of Mr. Barr in recognition of his service on the Board.

(b)	The dollar value of dividend equivalents accrued on deferred stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. The total value of dividend equivalents accrued on deferred stock units for the directors during fiscal 2016, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Abbrecht, $2,432, for Mr. Babbio, $24,058, for Mr. Coleman, $24,058, for Mr. Heinrich, $2,279, for Mr. Mehra, $2,432, and for Mr. Sadove, $2,279. For awards granted on or after February 5, 2014, the value of dividend equivalents allocated to deferred stock units in the form of additional units with the same vesting terms as the original awards is not included in this column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

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Audit Committee Matters

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal 2017, which ends September 29, 2017. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2017.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal 2017. Although action by the shareholders on this matter is not required, the Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection. If the shareholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Company has been advised that representatives of KPMG are scheduled to attend the Annual Meeting, and they will have an opportunity to make a statement if the representatives desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG LLP as our independent registered public accounting firm, unless you specify otherwise.

The Audit Committee assists the Board in its oversight of the Company’s independent registered public accounting firm, which assistance includes the responsibility to appoint, compensate, retain, and oversee the firm. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee reviews the independent registered public accounting firm’s qualifications, independence, and performance at least annually. In connection with this review, the Audit Committee considers whether there should be a regular rotation of the independent registered public accounting firm to assure continuing auditor independence. Further, in conjunction with the mandated rotation of the independent audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the independent audit firm’s lead engagement partner.

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The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for fiscal 2017. KPMG has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee believes that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In addition to KPMG’s independence, the Audit Committee considered:

• KPMG’s capabilities, expertise, and historical performance on the Company’s audits;	• KPMG’s compliance with regulations; and
• The effectiveness of KPMG’s processes, including its quality control, timeliness, and responsiveness and interaction with management;	• KPMG’s efforts towards efficiency, including with respect to process improvements and fees.

Benefits of KPMG’s tenure as the Company’s independent registered public accounting firm include:

Increased Audit Quality

After years of experience as the

Company’s independent auditor, KPMG

has gained institutional knowledge of and

deep expertise in the Company’s global

operations and businesses, accounting

policies and practices, and internal control

over financial reporting that increases the

quality of their audit.

Competitive Fees KPMG’s fees are competitive with their peers because of their familiarity with the Company and its businesses.

Avoid Transition to New Auditor

Engaging a new independent auditor would likely result in additional costs and require a significant time

commitment from management, which

could distract management from its

focus on other areas, such as financial

reporting and internal controls.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Set forth below is information relating to the aggregate fees billed by KPMG for professional services rendered for each of the last two fiscal years as well as a description of each fee category.

	FISCAL 2015	FISCAL 2016
Audit Fees	$5,844,899	$6,427,405
Audit-related Fees	$190,112	$110,076
Tax Fees	$687,345	$266,740
All Other Fees	—	—
TOTAL	$6,722,356	$6,804,221

Audit fees include the audit of annual financial statements, the review of quarterly financial statements, the performance of statutory audits, procedures and comfort letters related to registration statements.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: retirement plan audits, accounting consultations for proposed transactions and certain reports.

Tax fees include domestic and international tax consulting.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence and concluded that it was.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee annually reviews and pre-approves the services that may be provided by the Company’s independent registered public accounting firm without obtaining further specific pre-approval from the Audit Committee. The Audit Committee has also adopted a Pre-Approval Policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee. The chairman of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the audit fees, audit-related fees and tax fees were pre-approved by the Audit Committee or the chairman of the Audit Committee.

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REPORT OF AUDIT AND CORPORATE PRACTICES COMMITTEE

The Audit Committee represents and assists the Board and is composed solely of directors who satisfy the independence and financial literacy requirements, and the heightened independence criteria applicable to audit committee members, of the NYSE Rules and applicable securities laws. In addition, the Board has determined that each of Daniel J. Heinrich and Irene M. Esteves is an audit committee financial expert as defined under the rules of the SEC.

The Audit Committee operates under a written charter approved and adopted by the Board, which sets forth its duties and responsibilities. This charter can be found on the Company’s website at www.aramark.com under the Investor Relations section. This charter is reviewed annually and updated as appropriate to reflect the Audit Committee’s evolving role, changes in regulatory requirements and oversight practices, and investor feedback.

The Audit Committee’s purpose is to assist the Board in its oversight of:

•	The performance of the Company’s internal audit function;

•	The qualifications, independence, and performance of the independent auditors;

•	The Company’s compliance with legal and regulatory requirements; and

•	The accounting, reporting, and financial practices of the Company, including the quality and integrity of the Company’s financial statements.

The Audit Committee met nine times in fiscal 2016 and fulfilled each of its duties and responsibilities as outlined in its charter. The Audit Committee regularly conferred with KPMG, the Company’s internal auditors, and senior management in separate executive sessions to discuss any matters that the Audit Committee, KPMG, the Company’s internal auditors, or senior management believed should be discussed privately with the Audit Committee. The Audit Committee has direct access to KPMG and the Company’s internal auditors, which each report directly to the Audit Committee.

2016 Audited Financial Statements and Internal Controls

The Company’s management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing the Company’s financial statements and disclosures. KPMG, the Company’s independent registered public accounting firm for fiscal 2016, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the performance of these responsibilities by KPMG and management, including the processes by which these responsibilities are fulfilled.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements as of and for the fiscal year ended September 30, 2016. The Audit Committee also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.” Finally, the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC.

Members of the Audit and Corporate Practices Committee:

Daniel J. Heinrich, Chairman

Pierre-Olivier Beckers-Vieujant

Leonard S. Coleman, Jr.

Irene Esteves

John Quelch

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Compensation Matters

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, the shareholders of the Company hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, pursuant to the rules of the SEC, including the compensation tables and any related narrative.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on the next page. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

The Board has adopted a policy of providing for annual “say on pay” votes, so the next “say on pay” vote will take place at the Company’s 2018 annual meeting.

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COMPENSATION DISCUSSION AND ANALYSIS

2016 Company Financial Highlights

Aramark delivered strong results in fiscal 2016 by increasing constant currency adjusted operating income by 8% and constant currency adjusted earnings per share by 11% and expanding constant currency adjusted operating income margin by nearly 40 basis points. The Company also reduced its total debt to covenant adjusted EBITDA leverage ratio by 30 basis points to 3.9x. Free cash flow was improved by 80% versus the prior year to $321 million.

This performance supported the 8% increase in our shareholder dividend and we continue to reinvest in the business to support our goal of building value in the future.

See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Compensation paid in fiscal 2016 and the new long-term incentives granted in fiscal 2017 reflect Aramark’s strong fiscal 2016 performance and are consistent with the Compensation Committee’s philosophy for compensation described on page 29 below.

Shareholder Engagement and Corporate Governance Enhancements

Following the Company’s return to the public market in fiscal 2014, the Board and the senior management team decided to develop a more robust shareholder engagement program. Following the exit of the Company’s private equity sponsors, investment funds affiliated with one or more of GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus, LLC, as controlling shareholders in 2015 and the valuable feedback received in connection with the Company’s 2015 and 2016 annual meetings, the Board and senior management further increased their effort in this area.

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In 2015, we initiated our shareholder outreach program and reviewed our policies and programs against published guidelines of shareholders and proxy advisory firms, and we continued to improve our program in 2016. In 2016, we approached many of our large investors, whose holdings represented approximately two-thirds of the outstanding shares of Aramark common stock, to discuss governance matters, including the results of the most recent “say on pay” vote, and any other feedback or concerns the shareholder might have. We engaged in substantive discussions with several of these shareholders, as well as a leading proxy advisory firm. Management then reported the feedback to the Board, including the Compensation Committee. The Board and the Compensation Committee considered the feedback, the favorable results of our annual shareholder vote on executive compensation for the previous fiscal year and the review of our practices against published guidelines, and responded as follows:

SHAREHOLDER/PROXY ADVISORY FIRM FEEDBACK	COMPANY’S RESPONSE	INTENDED OUTCOME	EFFECTIVE DATE
Performance awards are measured against only one-year performance periods	Began granting performance stock units/performance restricted stock measured against a three-year performance period and to cliff vest at the end of such three-year period	Better alignment of NEO equity compensation to Company’s long-term goals	November 2015 (fiscal 2016)
Lack of a clawback policy	Adopted a clawback policy that applies in the event of a financial restatement under certain conditions	Better protection against NEOs receiving compensation for performance that was not actually achieved	February 2015
Annual cash incentive program for senior executives provides a higher than typical amount of discretion regarding the amount of bonus payments	The Compensation Committee bases the annual cash incentives provided to senior executives on the Company’s management incentive bonus plan that is applicable to other management and is 90% driven by formula-based quantitative financial results for fiscal 2016	Increase transparency regarding annual cash incentives awarded and better align awards of annual cash incentives with Company’s financial results	Fiscal 2015 and 2016
Limit dilution of current shareholders and their equity holdings caused by equity grants under your equity plan	Proposed elimination of liberal share recycling provision for shares under the proposed Amended and Restated 2013 Stock Incentive Plan	Limit dilution of current shareholders	February 2017

Which Executives are Covered

As required by SEC rules, this compensation discussion and analysis provides information regarding our executive compensation programs for the following executive officers (the “named executive officers”) in fiscal 2016:

NAME	TITLE
Eric J. Foss	Chairman, President and Chief Executive Officer
Stephen P. Bramlage	Executive Vice President and Chief Financial Officer
Lynn B. McKee	Executive Vice President, Human Resources
Stephen R. Reynolds	Executive Vice President, General Counsel and Secretary
Harrald Kroeker	Senior Vice President, Transformation

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Executive Compensation Philosophy

The Compensation Committee of the Board designed the executive compensation program to support one of the anchors of the Company’s transformation strategy – attracting and retaining the best talent – which in turn supports the two other anchors of the Company’s strategy: accelerating growth and activating productivity. The program includes three key goals:

•	Market Competitiveness: Attract and retain key executives with the capability to lead the business forward by providing innovative and effective service to our clients and customers;

•	Performance Based: Tie significant portions of compensation to performance in order to achieve our short-term and long-term business goals; and

•	Align with Shareholder Interests: Align each executive’s interests with shareholders’ interests by requiring significant stock ownership, tying significant portions of pay to performance, paying a significant portion of compensation in equity and subjecting equity compensation to multi-year performance conditions and vesting periods.

Market Competitiveness

The Compensation Committee structures the compensation program to recruit and retain key executives and maintain our competitive position for talent in the overall market from which we recruit. To help the Compensation Committee establish our market competitive compensation practices, it refers, in part, to peer group data and a subset of the Towers Watson 2016 CDB General Industry Executive Compensation Survey – U.S. that is size-adjusted based on Aramark’s revenue (“Survey Data” and together with the Company’s applicable peer group data, “Market Practice”). More information about the Company’s peer group data and use of surveys can be found on page 39 below.

When attracting new executives, and retaining current executives, the Compensation Committee considers their compensation at their prior employer or current compensation to determine the amount necessary to induce them to join us or to remain with us. We motivate retention, in part, through long term incentives with multi-year vesting schedules. Our stock options, restricted stock units, performance stock units and performance restricted stock generally vest in or over three or four years, which encourages executives who receive these grants to remain with us for extended periods of time.

Performance Based

Aramark’s business requires management to lead employees to deliver exceptional, value-driven experiences to Aramark’s clients and customers. To motivate strong performance and promote retention, our compensation philosophy is for a significant percentage of our NEO compensation to be variable and “at-risk” and that compensation be tied to the Company’s performance, the executive’s continued employment with us and the performance of the Company’s common stock. For fiscal 2016, the components of NEO compensation that are variable and “at-risk” are: our annual cash incentive and our long term incentives (consisting of performance restricted stock or PSUs, restricted stock units, stock options, and dividend equivalents and cash dividends accrued or credited on these incentives). The charts below highlight the significant percentage of the CEO’s compensation and the average compensation of our other NEOs as a group for fiscal 2016 that is variable and “at-risk.”

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(1)	The mix described differs from the grouping of amounts in the Summary Compensation Table. SEC rules require that dividend equivalents and cash dividends accrued or credited on LTI awards awarded prior to February 5, 2014 (the date the Company commenced paying dividends), be shown in the “All Other Compensation” column. However, because these dividend equivalents possess the same characteristics as the LTI under which they are accrued or credited and these cash dividends would be paid out only on the applicable vesting date of the LTI under which they are accrued, these amounts have been categorized as LTIs in these charts.

Consistent with our performance-based compensation philosophy; as illustrated in the graph below, the total compensation of our CEO generally tracks or is lower than expected given the performance of the Company (as measured by adjusted EPS). For fiscal 2016, our CEO’s total compensation decreased despite the improved performance of the Company (as measured by adjusted EPS). See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

(1)	Constant currency
(2)	Total Compensation is as presented in the “Total” column of the Summary Compensation Table.

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Annual Cash Incentive

Under the administration of the Senior Executive Bonus Plan, which applies to Messrs. Foss, Bramlage, and Reynolds and Ms. McKee in fiscal 2016, it is unlikely that an executive would receive the portion of the annual cash incentive attributable to financial results unless the thresholds for the financial performance measures under the Management Bonus Plan applicable to our other executives were achieved, because the Compensation Committee uses the Management Bonus Plan criteria as the main factor in determining actual bonuses awarded under the Senior Executive Bonus Plan. In 2016, the Management Bonus Plan was modified from the fiscal 2015 composition of 80% financial objectives and 20% functional or business objectives to be comprised of 90% financial objectives and 10% functional or business objectives to further drive financial performance. These financial objectives consist of explicit Company financial performance goals established for each fiscal year. For fiscal 2016, the company-wide financial objectives under the Management Bonus Plan were:

PERFORMANCE METRIC	TARGET
Adjusted EBIT	$930.7 million
Adjusted Sales	$14.55 billion
Adjusted EBIT Margin	6.40%

The Compensation Committee establishes these performance targets so that they are consistent with the Company’s long-term expectations for the business. These expectations include mid-to-high single-digit growth in adjusted operating income or adjusted EBIT, organic or adjusted sales growth of three percent to five percent, and low double digit percentage growth of adjusted earnings per share. For the Compensation Committee to award each of Messrs. Foss, Bramlage, and Reynolds and Ms. McKee his or her target annual cash incentive, the Company would need to achieve the financial objectives identified in the table above at least at a threshold level and the individual would have to achieve his or her functional or business objectives. Further, the Compensation Committee may use negative discretion to further reduce the annual cash incentives earned under the Senior Executive Bonus Plan to levels below what the Management Bonus Plan payouts would provide. Mr. Kroeker participated in the Management Bonus Plan in fiscal 2016, so his annual cash incentive is based on these same company-wide and individual functional performance goals. See “Company Performance Data Relevant to Compensation Actions” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for more information on the operation of our annual cash incentive programs. All of our named executive officers were granted annual cash incentive awards for fiscal 2017 under the Senior Executive Bonus Plan, contingent upon the approval of such plan by our shareholders at the 2017 Annual Meeting of Shareholders. “See “Personal Performance Data and Specific Compensation Actions for the Named Executives” below for more information on fiscal 2017 awards.

Long Term Incentives

In addition to time vesting stock options and restricted stock units which vest over a period of four years, in fiscal 2016, 47% of the long term incentives granted to Mr. Foss and 40% of the long term incentives granted to Messrs. Bramlage, Reynolds and Kroeker and Ms. McKee consist of performance based awards. With regard to Messrs. Bramlage, Reynolds and Kroeker and Ms. McKee, these performance based awards are in the form of performance restricted stock or PSUs granted in November 2015, the vesting of which would occur at the end of fiscal 2018 subject to the Company achieving an adjusted EPS target in fiscal 2018. Subject to continued employment through such date, between 50% of the target number of awards (for achievement of threshold performance) and 200% of the target number of awards (for achievement of maximum performance or greater) will vest.

In fiscal 2016, 36% of the long term incentives granted to Mr. Foss were in the form of performance restricted stock with the vesting and payout terms described in the paragraph above. The remaining 11% of the long term incentives granted to Mr. Foss that are performance based consist of stock options, restricted stock units, and performance restricted stock, the vesting and payout of which will occur at the end of fiscal 2018 if the Company’s relative total shareholder return is at or above the 90th percentile of the Company’s peer group over the three-year performance period beginning October 3, 2015, and ending September 28, 2018. The performance restricted stock that is subject to this relative total shareholder return requirement is also subject to the Company achieving the fiscal 2018 adjusted EPS target similar to the performance restricted stock described in the paragraph above. The Compensation Committee introduced this new additional performance requirement on this portion of the grants to Mr. Foss in fiscal 2016 to increase the performance orientation of Mr. Foss’s long term incentives and further align these long term incentives with shareholder interests.

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See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for more information on the operation of our fiscal 2016 equity grants.

In November 2016, the Compensation Committee approved fiscal 2017 grants of time vesting stock options and restricted stock units and performance restricted stock, where the performance restricted stock has a performance target based on a cumulative adjusted EPS target for the 2017, 2018 and 2019 fiscal years and such performance restricted stock is not scheduled to vest until the end of fiscal 2019, subject to the achievement of the threshold level of performance. Similar to fiscal 2016, approximately 13% of Mr. Foss’s fiscal 2017 grants of stock options, restricted stock units and performance stock are also subject to an additional performance vesting requirement that the Company’s relative total shareholder return be one of the top five of the Company’s peer group over the three-year performance period beginning October 1, 2016, and ending September 27, 2019.

Align with Shareholders’ Interests

The Compensation Committee promotes alignment of our named executive officers’ and other executives’ interests with those of our shareholders in a number of ways, including compensation through long term equity incentives, stock ownership guidelines, restrictions on hedging and pledging and a clawback policy.

Significant Portions of Compensation are Paid in Equity

For 2016, 66% of total compensation awarded to the CEO and 51% of total compensation awarded to all other NEOs was paid in long term equity incentives (including dividend equivalents and cash dividends accrued or credited on LTIs) with multi-year vesting in order to encourage a focus on long-term performance.

Stock Ownership Requirements

The Compensation Committee has instituted stock ownership guidelines for our named executive officers requiring that they obtain and maintain ownership of Aramark stock equal to six times (for Mr. Foss) and three times (for Messrs. Bramlage, Reynolds and Kroeker and Ms. McKee) their base salaries within five years after joining the Company or, for current executives, five years after November 10, 2015 (the date of the adoption of the timing requirement). See page 42 below for more details.

Restrictions on Hedging and Pledging

We also restrict hedging and pledging of Aramark stock and none of our named executive officers have reported that they have engaged in any hedging or pledging of their Aramark stock. See page 42 below for more details.

Clawback Policy

In fiscal 2015, the Compensation Committee and the Board approved an incentive compensation recoupment or “clawback” policy. The policy provides that if the Compensation Committee or the Board determines that an executive officer or other direct report of the CEO was overpaid incentive compensation as a result of reported financial or operating results that were misstated and that such person has engaged in misconduct that contributed to the misstatement, the Compensation Committee or the Board may cause the Company to seek to recover the amount of any overpayment or cancel such excess incentive compensation. Incentive compensation covered by the policy includes annual cash incentives and performance based long term incentives such as PSUs and performance restricted stock. The policy became effective for annual cash incentives paid and LTIs granted after February 3, 2015.

Discussion of Compensation Actions in Relation to Fiscal 2016

Overview of the Compensation Components

The principal components of Aramark’s executive compensation program are base salary, an annual cash incentive and long term incentives. We also provide employee benefits, post-employment benefits and perquisites. Below is background information on how each component is structured.

Base Salary – Base salary reflects the value of the position and the attributes the executive brings to Aramark, including tenure, experience and skill level. Salary levels for our executives are reviewed at least annually.

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Annual Cash Incentive – The annual cash incentive bonus is designed to drive and reward performance and is based on the financial objectives and individual performance goals and objectives established by the Compensation Committee. Our executives are entitled to earn an annual cash incentive either under our Senior Executive Bonus Plan, under which a bonus pool is established each year and funded with a percentage of adjusted EBIT, or our Management Bonus Plan, which awards annual bonuses based on achievement against specified financial objectives and functional or business objectives set at the beginning of each year. For fiscal 2016, the metrics under the Management Bonus Plan included adjusted EBIT, adjusted sales, adjusted EBIT margin and functional objectives specific to each executive’s function. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive” for more information on the operation of our annual cash incentive programs.

Long Term Incentives – Long term equity incentives are granted in order to align our executives’ interests with those of our shareholders, encourage them to focus on long-term performance and motivate retention. PSUs or performance restricted stock, time-vesting restricted stock units and time-vesting stock options are issued to senior executives and typically in the following mix: 40% in the form of PSUs or performance restricted shares, 20% in time-vesting restricted stock units, and 40% in time-vesting stock options. For grants that were made in November 2015, the Compensation Committee granted PSUs and performance restricted stock with a performance target based on fiscal 2018 adjusted earnings per share, eligible to cliff vest at the end of fiscal 2018 in order to ensure a longer-term focus on the part of the senior executives and to better align with market practice for performance based equity awards. A portion of the grants made to Mr. Foss in fiscal 2016 are also subject to a performance vesting requirement that the Company’s relative total shareholder return be at or above the 90th percentile of the Company’s peer group over the three-year performance period consisting of the 2016, 2017 and 2018 fiscal years. The Compensation Committee added this specific performance condition based on relative total shareholder return to increase the performance orientation of Mr. Foss’s long term incentives and the alignment of these long term incentives with shareholder interests. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Equity Incentive Awards” for more information on the operation of our fiscal 2016 equity grants. For grants that were made in November 2016 the Compensation Committee granted performance restricted stock with a performance target based on a cumulative adjusted EPS target for the 2017, 2018 and 2019 fiscal years, eligible to cliff vest at the end of fiscal 2019 in order to ensure a continued long-term focus on the part of the senior executives. A portion of the grants made to Mr. Foss are also subject to an additional performance vesting requirement that the Company’s relative total shareholder return be one of the top five of the Company’s peer group over the three-year performance period consisting of the 2017, 2018 and 2019 fiscal years.

Other Compensation Components – The Compensation Committee includes in executive compensation additional benefits that it believes are customary for executives of similar rank and enable our executives to focus on our business and enhance their commitment to us. These benefits include:

•	Savings Incentive Retirement Plan: A non-qualified savings plan intended as a substitute for those employees ineligible to participate in our 401(k) plan because of certain legal requirements.

•	Severance Arrangements and Payments upon a Change of Control: Our executives are entitled to certain payments and benefits in connection with certain terminations of employment. These provisions are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and our other constituents without concern over whether the transactions may jeopardize the executives’ own employment. While certain of the equity awards granted while we were a private company contain provisions which provide for accelerated vesting solely upon a change of control, LTIs granted since the IPO and agreements with our NEOs that provide for other payments in connection with a change of control contain a “double trigger” in order for the executive to receive compensation. We chose to implement a “double trigger” for Mr. Foss and the other named executive officers based on advice from Frederic W. Cook & Co., Inc. (“FW Cook”), the Compensation Committee’s independent compensation consultant. For more information about change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

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•	Perquisites: We provide our NEOs with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table, that we believe are reasonable and encourage retention. We believe that these benefits enable our executives to focus on our business and enhance their commitment to us. These benefits include premiums paid on life insurance, a survivor income protection plan (a plan that entitles a surviving spouse or domestic partner and dependent children to receive the executive’s full base salary for one year after the executive’s death and one half of the executive’s base salary for the subsequent nine years, or alternatively, an amount equal to his or her base salary upon retirement or death for a participant who is at least 65 years old and has attained five years of employment; only Ms. McKee is covered under this plan), disability insurance, excess health insurance, receipt of a car allowance, no cost parking at a garage near Company offices, an executive physical, financial planning services and personal use of Company tickets or the Company box and related items at sporting or other events. The costs of these benefits constitute a small percentage of each named executive officer’s total compensation.

Our Compensation Committee has established a policy, which it has determined to be in our business interest, that directs the CEO to use the Company’s aircraft, whenever possible, for all air travel, whether personal or business. Under the policy, the CEO may also designate other members of senior management to use the Company aircraft for air travel. Mr. Foss reimburses the Company for the amount by which the aggregate incremental cost to the Company attributable to his personal use of the Company’s aircraft exceeds $250,000 per fiscal year. Some of Mr. Foss’s business use of the corporate aircraft in fiscal 2016 included flights to attend outside board meetings at the companies or organizations for which he served as a director. We believe that Mr. Foss’s service on these boards, and his ability to conduct Company business while traveling to these board meetings, provides benefits to us and therefore deem it to be business use. Mr. Foss has a car and driver that we provide to him. Much of his use of the Company-provided car and driver, which generally enables him to make efficient use of travel time, is business use, although Mr. Foss utilizes the car and driver for commuting to and from the office, which is considered personal use, and for other limited personal use.

Company Performance Data Relevant to Compensation Actions

As mentioned in the Summary above, Aramark operational and financial performance was strong in 2016.

In awarding annual cash incentives for Messrs. Foss, Bramlage, and Reynolds and Ms. McKee, the Compensation Committee first calculated the maximum amount that could have been awarded to these executives under the Senior Executive Bonus Plan based on the Company’s fiscal 2016 adjusted EBIT under the Senior Executive Bonus Plan and each executive’s percentage bonus opportunity and then calculated what they would have received under the Management Bonus Plan if each had been a participant in the plan. Mr. Kroeker participates in the Management Bonus Plan and therefore his annual cash incentive was calculated based on that plan.

Specific performance metrics under the Management Bonus Plan and the Company’s achievement against those metrics relevant to incentive pay components determined in 2016 are as follows:

INCENTIVE PAY COMPONENT	PERFORMANCE METRIC(1)	TARGET	ACHIEVEMENT
Annual Cash Incentive	Adjusted EBIT (40%)	$930.7 million	939.3 million (100.9%)
	Adjusted Sales (25%)	$14.55 billion	$14.37 billion (98.8%)
	Adjusted EBIT Margin (25%)	6.40%	6.54% (102.2%)
	Factors Specific to Executive’s Function (10%)	Varies based on NEO’s function	See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive”

(1)	The Performance Metrics under the Management Bonus Plan, which are the basis for payments under the Senior Executive Bonus Plan, are applicable following the establishment of the Senior Executive Bonus Plan’s annual cash incentive pool based on the Company’s adjusted EBIT.

For additional information about actual annual cash incentives awarded under our annual cash incentive programs and the calculations of such amounts, see “Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive.”

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The performance metrics above are intended to incentivize executives to achieve results consistent with the Company’s long-term framework for its financial performance which consists of mid to high single digit growth in adjusted operating income or adjusted EBIT, 3% to 5% organic or adjusted sales growth, and low double digit percentage growth in adjusted EPS. The relative weighting of adjusted EBIT, adjusted sales, and adjusted EBIT margin for purposes of determining the annual cash incentives of the NEOs reflects the fact that all three performance measures are important with more weight given to the combination of adjusted EBIT and adjusted EBIT Margin or profitability versus adjusted sales.

In addition to the specific performance metrics, the Compensation Committee also considered corporate performance generally in setting salaries and making other decisions about the total compensation provided to the executives.

Personal Performance Data and Specific Compensation Actions for the Named Executives

In addition to the performance metrics for incentive compensation components and the corporate performance criteria noted above, the Compensation Committee also considers individual performance when making compensation decisions, including its consideration of the total compensation package for each executive, and in determining whether to apply negative discretion to reduce the size of certain incentive awards. The Compensation Committee also considers total compensation and other factors relevant to its compensation philosophy (including, for example, market and competitive data provided by its independent compensation consultant) when making compensation decisions.

For the CEO, the Compensation Committee assesses his performance annually. For the other executives, the CEO, Executive Vice President, Human Resources and, if any, other executives within the executive’s chain of command annually assess his or her performance. Those assessments are shared with the Compensation Committee, which also may factor in perceptions of the executive’s performance based on his or her interaction with the Board.

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Mr. Foss – In considering Mr. Foss’s performance, the Compensation Committee noted his leadership of Aramark’s transformation, evolution of his leadership style to reflect new requirements now that Aramark is publicly traded, and his active involvement with clients and customers to ensure that Aramark fulfills its mission.

The Compensation Committee took the following compensation actions for Mr. Foss in November 2015 related to fiscal 2016:

•   Maintained his salary for calendar year 2016 at the same level as calendar year 2015.

•   Maintained his annual cash incentive target of $3,400,000 for fiscal 2016, which is the same as his target for fiscal 2015, and established a maximum award under the Senior Executive Bonus Plan of 0.63% of adjusted EBIT (up to a maximum of $6 million).

•   Awarded long term incentives with a grant date fair value of $9.9 million consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which represented a 24% decrease from the $13 million awarded in November 2014, in order to result in his total direct compensation (with the value of equity awards measured by grant date fair value, but excluding the relative shareholder return awards discussed below) being at the 86th percentile of the Peer Group. Including the value of the relative shareholder return awards described below, Mr. Foss’s total direct compensation would be above the 90th percentile of the Peer Group.

•   In addition, the Compensation Committee awarded Mr. Foss additional equity incentives that will cliff vest on September 28, 2018 upon achievement of an additional performance vesting requirement that the Company’s relative total shareholder return be at or above the 90th percentile of the Company’s peer group over the three-year performance period from October 3, 2015, to September 28, 2018. This award consists of 40% stock options, 20% restricted stock units, and 40% performance restricted stock with the same fiscal 2018 adjusted EPS target as the other performance restricted stock awarded to Mr. Foss, in each case, subject to the additional relative shareholder return performance condition. The purpose of the additional relative total shareholder return condition on this award was to increase the performance orientation of Mr. Foss’s long term incentives. Due to the rigor of the performance condition, the grant date fair value of this award was $1,192,000 instead of the $3 million grant date fair value it would have had in the absence of the relative total shareholder return vesting condition.

In November 2016, the Compensation Committee considered Mr. Foss’s performance during fiscal 2016, his compensation relative to the Peer Group and the value of Mr. Foss’s outstanding equity awards in terms of both wealth creation opportunity and retention power. As a result of that analysis, the Compensation Committee took the following actions for Mr. Foss:

•   Exercised negative discretion under the Senior Executive Bonus Plan and awarded him a cash incentive bonus of $3,726,000 for fiscal 2016, which was the amount that he would have received had he participated in the Management Bonus Plan.

•   Maintained his base salary for calendar year 2017 at the same level as calendar year 2016.

•   Maintained his annual cash incentive target of $3,400,000 for fiscal 2017 and established a maximum award under the Senior Executive Bonus Plan of 1.01% of adjusted EBIT (up to a maximum of $10 million), subject to the approval of the Amended and Restated Senior Executive Bonus Plan by our shareholders at the 2017 annual meeting.

•   Awarded long term incentives with a grant date fair value of $9.9 million consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which was the same value of such awards awarded the prior fiscal year and is intended to result in his total direct compensation (with the value of equity awards measured by grant date fair value, but excluding the relative shareholder return awards discussed below) being at the 89th percentile of the Peer Group. Including the value of the relative shareholder return awards described below, Mr. Foss’s total direct compensation would be above the 90th percentile of the Peer Group.

•   In addition, in order to increase the performance orientation of Mr. Foss’s long-term incentives, the Compensation Committee awarded Mr. Foss additional equity incentives that will cliff vest on September 27, 2019 upon achievement of an additional performance vesting requirement that the Company’s relative total shareholder return results in the Company’s total shareholder return being among the top five total shareholder returns of the Company’s peer group over the three-year performance period from October, 1, 2016, to September 27, 2019. This award consists of 40% stock options, 20% restricted stock units and 40% performance restricted stock with the same 2017-2019 cumulative adjusted EPS target as the other performance restricted stock awarded to Mr. Foss, in each case subject to the additional relative shareholder return performance condition.

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Mr. Bramlage – In November 2015 the Compensation Committee took the following actions for Mr. Bramlage:

•   Raised his base salary for calendar 2016 by two percent to $612,000, which is generally consistent with the overall annual salary increase budget for the Company.

•   Established a maximum award under the Senior Executive Bonus Plan of 0.26% of adjusted EBIT and an annual cash incentive target for fiscal 2016 of $612,000 which represents the same annual cash incentive target, as a percentage of base salary, that he had in fiscal 2015.

•   Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. This award was the same value granted to the former Executive Vice President and Chief Financial Officer in the previous year even though such award was below the median of the Peer Group.

In November 2016 the Compensation Committee took the following actions for Mr. Bramlage:

•   Exercised negative discretion under the Senior Executive Bonus Plan and awarded him a cash incentive bonus of $670,700 for fiscal 2016, which was the amount that he would have received had he participated in the Management Bonus Plan.

•   Raised his base salary for calendar year 2017 by eight percent to $660,960 in order to increase his compensation to closer to the median of base salary of the Peer Group.

•   Established a maximum award under the Senior Executive Bonus Plan of 0.25% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $660,960, subject to the approval of the Amended and Restated Senior Executive Bonus Plan by our shareholders at the 2017 annual meeting, which represents the same annual cash incentive target, as a percentage of base salary, that he had in fiscal 2016.

•   Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which was the same value awarded in November 2015.

Ms. McKee – The Compensation Committee took the following compensation actions for Ms. McKee in November 2015 related to fiscal 2016:

•   Raised her base salary for calendar 2016 by two percent to $683,200, which is generally consistent with the overall annual salary increase budget for the Company.

•   Established a maximum award under the Senior Executive Bonus Plan of 0.21% of adjusted EBIT and an annual cash incentive target for fiscal 2016 of $683,200 which represents the same annual cash incentive target, as a percentage of base salary, that she had in fiscal 2015.

•   Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. This award was the same amount granted to her last year and such award was below the median of the Peer Group but above the median of Survey Data.

In November 2016 the Compensation Committee took the following actions for Ms. McKee.

•   Exercised negative discretion under the Senior Executive Bonus Plan and awarded her an annual cash incentive of $748,700 for fiscal 2016, which is what she would have received had she participated in the Management Bonus Plan.

•   Raised her base salary for calendar 2017 by two and one half percent to $700,232, which is generally consistent with the overall annual salary increase budget for the Company.

•   Established a maximum award under the Senior Executive Bonus Plan of 0.20% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $700,232, subject to the approval of the Amended and Restated Senior Executive Bonus Plan by our shareholders at the 2017 annual meeting, which represents the same annual cash incentive target, as a percentage of base salary, that she had in fiscal 2016.

•   Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which was the same value awarded in November 2015.

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Mr. Reynolds – The Compensation Committee took the following compensation actions for Mr. Reynolds in November 2015 related to fiscal 2016:

•   Raised his base salary for calendar 2016 by two percent to $530,600, which is generally consistent with the overall annual salary increase budget for the Company.

•   Established a maximum award under the Senior Executive Bonus Plan of 0.21% of adjusted EBIT and an annual cash incentive target for fiscal 2016 of $530,600 which represents the same annual cash incentive target, as a percentage of base salary, that he had in fiscal 2015.

•   Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. This award was the same amount granted to him last year and such award was below the median of the Peer Group but above the median of Survey Data.

In November 2016 the Compensation Committee took the following actions for Mr. Reynolds.

•   Exercised negative discretion under the Senior Executive Bonus Plan and awarded him an annual cash incentive of $581,500 for fiscal 2016, which is what he would have received had he participated in the Management Bonus Plan.

•   Raised his base salary for calendar 2017 by two and one half percent to $543,869 which is generally consistent with the overall annual salary increase budget for the Company.

•   Established a maximum award under the Senior Executive Bonus Plan of 0.20% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $543,869, subject to the approval of the Amended and Restated Senior Executive Bonus Plan by our shareholders at the 2017 annual meeting, which represents the same annual cash incentive target, as a percentage of base salary, that he had in fiscal 2016.

•   Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which was the same value awarded in November 2015.

Mr. Kroeker – The Compensation Committee took the following compensation actions for Mr. Kroeker in November 2015 related to fiscal 2016:

•   Raised his base salary for calendar 2016 by two percent to $535,500, which is generally consistent with the overall annual salary increase budget for the Company.

•   Established an annual cash incentive target under the Management Bonus Plan of $455,175, which is consistent with the annual cash incentive targets set, as a percentage of base salary, for executives of the Company at his level.

•   Awarded long term incentives with a grant date fair value of $850,000 consisting of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units. This grant was consistent with those received by other executives at his level.

In November 2016, the Compensation Committee took the following actions for Mr. Kroeker.

•   Awarded him an annual cash incentive bonus of $498,800 for fiscal 2016, which was the amount earned under the Management Bonus Plan.

•   Raised his base salary for calendar year 2016 by two and one half percent to $548,888, which was generally consistent with the overall annual salary increase budget for the Company.

•   Established a maximum award under the Senior Executive Bonus Plan of 0.20% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $466,555, subject to the approval of the Amended and Restated Senior Executive Bonus Plan by our shareholders at the 2017 annual meeting.

•   Awarded long term incentives with a grant date fair value of $1,200,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. The value of this grant was consistent with the value received by other executives at his level.

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Information About How the Compensation Committee Makes Decisions and Interacts with Others

Peer Group

The Compensation Committee refers to a peer group in order to benchmark executive pay, consider the retention value of compensation and provide a foundation for other compensation design and award decisions. At Aramark, the Compensation Committee uses the same peer group when considering the compensation of Messrs. Foss, Bramlage, Reynolds and Kroeker and Ms. McKee and in addition uses Survey Data when considering the compensation of Messrs. Reynolds and Kroeker and Ms. McKee.

In 2015, the Compensation Committee requested that its independent compensation consultant re-evaluate the peer group. The peer group had been the same since 2008, while the Company had changed significantly over that time, including becoming a public company and ceasing to be controlled by our former private equity sponsor shareholders. Taking into account the advice of the independent compensation consultant, the peer group was modified in 2015 and now includes the companies identified in the table below (the “Peer Group”).

When re-evaluating the peer group in 2015, the Compensation Committee’s independent compensation consultant screened all U.S.-based publicly traded companies using a variety of quantitative and qualitative factors. Following the screening, companies were determined to be peers based on the following criteria (in each case relative to the Company in fiscal 2014):

Comparable in Size	Revenue between 0.3 times and 3 times
Enterprise value between 0.25 times and 5 times
Operating margin between 2.5% and 10%
Similar Industry/Operating Model	Provides business services
Logistics-centered business model
Repeatable business model and consumer facing
Competitor for Talent	Attracting new employees to the Company and retaining current executives

The independent compensation consultant reviewed Aramark’s Peer Group in 2016 utilizing criteria similar to the criteria used in 2015 described above and did not recommend any changes. Based on our fiscal 2016 results, as compared to the Peer Group, our revenues are between the 25th and 50th percentiles, our enterprise value is below the 25th percentile, and the number of our employees is above the 75th percentile.

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Peer Group and Characteristics

The following table sets forth characteristics of the Peer Group companies based on Aramark’s fiscal 2016 performance and results:

	COMPARABLE IN SIZE			SIMILAR INDUSTRY/OPERATING MODEL
COMPANY NAME	REVENUE	ENTERPRISE VALUE	OPERATING MARGIN	BUSINESS SERVICES	LOGISTICS	CONSUMER FACING WITH REPEATABLE BUSINESS MODEL	COMPETITOR FOR TALENT
Carnival	X	X			X	X
C.H. Robinson Worldwide	X	X	X	X	X
Darden Restaurants	X	X	X		X	X
FedEx		X	X	X	X	X
Hertz Global Holdings	X	X	X	X	X	X
Macy’s	X	X	X		X	X
Manpower	X	X	X	X	X
Marriott International	X	X	X		X	X
McDonalds	X				X	X
MGM Resorts International	X	X			X	X
PepsiCo					X		X
RR Donnelley & Sons	X	X	X	X	X
Starbucks	X				X	X	X
Sysco		X	X	X	X
Tyco International(1)	X	X		X
United Parcel Service				X	X	X
Waste Management	X	X		X	X
Yum! Brands	X	X			X	X

(1)	Tyco International was acquired by Johnson Controls on September 2, 2016.

Survey Data

In evaluating the compensation of certain of our named executive officers, the Compensation Committee also references certain survey data. In 2016, the Compensation Committee referred to a subset of the Towers Watson 2016 CDB General Industry Executive Compensation Survey – U.S. that is size adjusted based on Aramark’s revenue (211 companies from the overall survey of 484 companies), along with peer group data described above, to perform a market check of the individual components of their compensation, as well as their total compensation. We do not consider any specific company included in the survey data to be a material factor in the review of the compensation of our named executive officers.

Independence of the Compensation Consultant

The Compensation Committee recognizes the importance of using an independent compensation consultant that is appropriately qualified and that provides services solely to the Compensation Committee and not to the Company.

Since 2007, the Compensation Committee has engaged FW Cook as its independent consultant. It did so again in 2016.

The Compensation Committee annually reviews its relationship with the independent compensation consultant and determines whether to renew the engagement. Only the Compensation Committee has the right to approve services to be provided by, or to terminate the services of, FW Cook as the Compensation Committee’s independent

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compensation consultant. FW Cook and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive compensation.

During 2016, the Compensation Committee considered FW Cook’s independence and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence, including using the six factors set forth in the SEC and New York Stock Exchange rules regarding compensation advisor conflicts of interest and independence. The Compensation Committee determined FW Cook to be independent and free from conflicts of interest.

Role of Independent Compensation Consultant

The Compensation Committee’s independent compensation consultant provides the Compensation Committee with general services about executive compensation each year. These services include market intelligence, compensation trends, suggestions about compensation program design, general views on specific requests to the Compensation Committee from management regarding compensation program design or decisions, the review of the peer group, benchmarking executive pay against the peer group and against the broader market for executive talent, and an analysis of the risk profile of the compensation system. In particular years, the services also have included thorough analyses of particular compensation issues.

In November 2016, FW Cook reviewed Mr. Foss’s compensation compared to the Peer Group and in particular analyzed his equity awards to ensure that they motivated him to drive performance and provided a wealth creation opportunity, while encouraging retention. The independent compensation consultant provided advice to the Chairman of the Compensation Committee who then, based on such advice, made recommendations to the Compensation Committee with respect to Mr. Foss’s 2017 compensation including the grant of $9.9 million in regular long term incentives and additional long term incentives subject to relative shareholder return vesting discussed above.

FW Cook, after evaluating current NEO compensation levels and Market Practice, also advised that no significant changes to base salaries of Messrs. Reynolds and Kroeker and Ms. McKee are required to support the competitiveness of the Company’s compensation programs and that among companies surveyed in general, base salary increases for calendar 2017 are projected to be approximately three percent. FW Cook also indicated that target bonus opportunities for Messrs. Bramlage, Reynolds and Kroeker and Ms. McKee are at or above the median of Market Practice. The Compensation Committee then determined to increase the base salaries for calendar 2017 of Messrs. Reynolds, Kroeker and Ms. McKee by two and one half percent, which is generally consistent with the overall annual salary increase budget for the Company and to increase the base salary of Mr. Bramlage by eight percent in order for his base salary to be closer to the median of the Peer Group. The Compensation Committee also determined to maintain the same percentage bonus target for Messrs. Bramlage, Reynolds, Kroeker and Ms. McKee for fiscal 2017 as they had for fiscal 2016.

In 2016, FW Cook also advised the Compensation Committee with respect to certain features of the Company’s Amended and Restated 2013 Stock Incentive Plan and Amended and Restated Senior Executive Performance Bonus Plan which are proposed to be approved by shareholders at the Annual Meeting.

Interaction of the Compensation Committee with Executive Officers and Others

The Compensation Committee regularly seeks the advice of the CEO. In 2016 they sought his input on the performance of his direct reports whose pay is approved by the Compensation Committee. They also sought his input on how performance metrics and goals will motivate executives and the workforce.

The Compensation Committee also discusses with the CEO matters relating to the retention of key executives and employees and sought his input on his performance results in 2016 and his objectives for 2017.

The Compensation Committee regularly asks Ms. McKee, Executive Vice President, Human Resources to attend portions of the Compensation Committee’s meetings, in order to discuss their thoughts on compensation design and award issues, allow her to review and respond to their suggestions about compensation matters, and ask for her input about compensation decisions. In addition, as necessary, the Executive Vice President and Chief Financial Officer attends Compensation Committee meetings to discuss and review financial metrics relating to our compensation programs, and the Executive Vice President and General Counsel or the Senior Vice President and Deputy General Counsel attend Compensation Committee meetings to advise about legal requirements and provide regulatory updates.

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In administering the annual cash and long term equity incentive plans of the Company, the Compensation Committee approves cash and equity awards to executive officers and/or recommends such approval by the Stock Committee, as appropriate for purposes of obtaining certain exemptions under Rule 16b-3 of the Exchange Act and exceptions under Section 162(m) of the Internal Revenue Code.

Long Term Incentive Grant Procedures

The Compensation Committee intends to make annual awards of long term equity incentives at its meeting held early in each fiscal year. The Compensation Committee has in the past, and may in the future, make limited grants of long term incentives on other dates to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join our Company or otherwise at the discretion of the Compensation Committee. The grant date of long term incentives to executives may be the date of Compensation Committee approval or a later date of subcommittee or Stock Committee approval if designated by the Compensation Committee or a date that is designated by the Compensation Committee or Stock Committee. The exercise price of option grants is the closing market price of our common stock on the date of grant.

Stock Ownership Guidelines

The Compensation Committee has adopted the following stock ownership guidelines to help align the interests of each NEO with those of Aramark’s shareholders.

EXECUTIVE	STOCK OWNERSHIP GUIDELINE(1)	CURRENT STATUS
CEO	6x annual base salary	Meets or Exceeds Guideline
Executive Vice President and CFO	3x annual base salary	Meets or Exceeds Guideline
Executive Vice President, HR	3x annual base salary	Meets or Exceeds Guideline
Executive Vice President and GC	3x annual base salary	Meets or Exceeds Guideline
Senior Vice President, Transformation	3x annual base salary	Does Not Yet Meet Guideline

(1)	Multiple of annual base salary. Prior to attainment, absolute value is determined annually based on then-current salary and the prior year’s average of month-end stock closing prices.

Shares included when determining compliance with the guidelines are limited to those that are directly owned or beneficially owned shares held indirectly, such as through family trusts or by immediate family members, and unvested restricted stock units or restricted shares. Therefore, equity issued to these executives that is not considered when determining compliance include: unexercised vested and unvested stock options and unearned or unvested PSUs or performance restricted stock. The Committee recently amended the guidelines to include unvested restricted stock units or restricted shares when determining compliance with the guidelines to be more consistent with market practice.

These guidelines require that the guideline amount be attained by the fifth anniversary of the later of the named executive officer’s start date with the Company or November 10, 2015 (the date this timing requirement was adopted) and if a named executive officer has not attained the guideline amount by such dates, one half of all shares delivered upon vesting of awards held by such named executive officers (net of withholding for tax obligations) must be retained until the guideline amount has been attained.

All of our named executive officers have met or are on track to meet their guideline amount within the five-year period. For example, as of December 13, 2016, our CEO held shares and RSUs with a value on such date equal to more than 30 times his annual base salary.

Prohibitions on Hedging and Pledging

The Company’s Securities Trading Policy restricts hedging and pledging of Aramark stock. This policy prohibits Aramark directors, officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Aramark stock (including swaps, forwards, options and futures) except in certain very limited circumstances.

To date, no current director or officer has utilized any of the exceptions. None of our directors or named executive officers or other executive officers has currently pledged Aramark stock.

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To date, the Board has not approved any exceptions for hedging transactions and does not currently anticipate any situation where it would do so in the future.

Compensation Risk Disclosure

As part of its responsibility to set appropriate executive compensation for Aramark, the Compensation Committee annually considers balance in the compensation program and its impact on Aramark’s risk management profile. Specifically, in 2016, the Compensation Committee considered whether the mix of performance-based pay, the performance metrics and the degree of difficulty of the performance goals was sufficient to encourage management to strive for strong performance without encouraging risk taking beyond established risk parameters. The Compensation Committee also considered the input of its independent compensation consultant about the risk profile of the compensation program as well as various factors that would mitigate risks associated with Aramark’s compensation program, including an effective balance in the cash and equity mix and shorter and longer-term focus; use of multiple performance metrics for the annual incentive programs; substantial stock ownership guidelines; a clawback policy; an anti-hedging policy; and independent committee oversight of the compensation programs.

After discussing all such matters, the Compensation Committee in relation to 2016 determined that Aramark’s compensation program is appropriately structured and does not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements on Executive Compensation

Sections 280G and 4999 – Sections 280G and 4999 of the Internal Revenue Code limit Aramark’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control. The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions.

Our 2007 agreement with Ms. McKee relating to employment requires us to make a gross-up payment to compensate her for any excise taxes (and income taxes on such gross-up payment) that she incurs under Section 4999.

Subsequently, as market practices changed, the Compensation Committee determined it would no longer provide such gross-up payments. As a result, no gross-up was provided in the agreements entered into with Messrs. Foss, Bramlage, Reynolds and Kroeker.

Section 162(m) – Section 162(m) of the Internal Revenue Code generally limits tax deductions for compensation paid to a public company’s named executive officers (other than the chief financial officer) to $1,000,000. We are not currently subject to the Section 162(m) compensation deduction limit with respect to certain awards granted and payments made under certain of our compensatory plans that were established prior to our initial public offering due to the phase-in period for companies following their initial public offering. We will become subject to the Section 162(m) compensation deduction limit with respect to such plans commencing upon the date of our 2017 Annual Meeting of Shareholders (or earlier, in the event such plans are materially modified).

The Compensation Committee currently expects to structure performance based awards in compliance with Section 162(m) when it becomes applicable, and the Compensation Committee considers the loss of deductibility, as well as other factors, when it structures compensation arrangements for our named executive officers. However, the potential tax consequences to Aramark are not necessarily determinative and the Compensation Committee may from time to time determine that certain compensation awards that would result in non-deductible compensation expenses would be in the best interests of the company, such as if necessary to accomplish particular business objectives or to attract and retain certain executives.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in this Proxy Statement relating to our 2017 Annual Meeting of Shareholders. Submitted by the Compensation Committee of the Board:

Lawrence T. Babbio, Jr., Chairman

Todd M. Abbrecht

Lisa G. Bisaccia

Richard Dreiling

Sanjeev K. Mehra

Stephen I. Sadove

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COMPENSATION TABLES

2016 Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of the Chairman, President, and Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers in 2016, who are referred to as named executive officers or NEOs.

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1) ($)	BONUS(1)(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(4) ($)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION(2) ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPEN- SATION(6) ($)	TOTAL ($)
Eric J. Foss, President and Chief Executive Officer	2016	1,700,000	—	6,516,166	4,575,843	3,726,000	2,355	530,648	17,051,012
	2015	1,622,625	—	7,800,020	7,790,065	3,300,000	1,498	624,198	21,138,406
	2014	1,417,240	5,467,800	17,647,080	6,767,223	—	799	1,122,240	32,422,382
Stephen P. Bramlage, EVP and Chief Financial Officer	2016	609,000	—	960,008	640,002	670,700	68	415,031	3,294,809
	2015	300,000	—	2,200,041	800,003	272,000	—	159,593	3,731,637

Lynn B. McKee, EVP, Human Resources	2016	679,804	—	960,008	640,002	748,700	12,682	74,888	3,116,084
	2015	666,475	—	960,024	640,005	607,000	11,744	77,779	2,963,027
	2014	666,034	1,089,000	2,180,913	3,715,615	—	10,854	75,134	7,737,550
Stephen R. Reynolds, EVP, General Counsel and Secretary	2016	528,003	—	960,008	640,002	581,500	1,467	61,592	2,772,572
	2015	517,650	—	960,024	1,103,130	472,000	953	59,056	3,112,813
	2014	517,307	845,900	1,394,749	418,470	—	346	55,947	3,232,719
Harrald Kroeker Senior Vice President, Transformation	2016	532,875	—	510,026	340,001	498,800	—	24,479	1,906,181

(1)	For fiscal years 2014, 2015 and 2016, Messrs. Foss and Reynolds and Ms. McKee, and for fiscal 2016 only, Mr. Bramlage, each deferred a portion of their salaries under the 2007 Savings Incentive Retirement Plan. Mr. Reynolds deferred a portion of his bonus for fiscal 2014 under the 2005 Deferred Compensation Plan. These amounts for fiscal 2016 are reflected in the Non-Qualified Deferred Compensation Table for Fiscal Year 2016 and in the Salary column.

(2)	Includes payment under the Senior Executive Bonus Plan for each of Messrs. Foss, Bramlage and Reynolds and Ms. McKee and payment for Mr. Kroeker under the Management Bonus Plan. For fiscal 2014, also includes one-time bonus amounts paid to Messrs. Foss and Reynolds and Ms. McKee in December 2013 in connection with the initial public offering as follows: for Mr. Foss, $2,367,800, for Ms. McKee, $558,000, and for Mr. Reynolds, $432,900.

(3)	Includes the aggregate grant date fair value of restricted stock units, performance stock units and performance stock awards granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. Except as set forth below, the grant date fair value per share for restricted stock units, performance stock units and performance stock awards was equal to the price per share of our common stock in our initial public offering for restricted stock units granted on December 11, 2013 and, since December 12, 2013, is based on the closing price of a share of our common stock on the NYSE on the date of grant. For performance stock units and performance stock awards, the grant date fair value reported is based upon the probable outcome of the performance condition at the grant date as described in the table below, which also identifies the grant date fair value at the highest level of performance:

	FISCAL 2014 GRANTS		FISCAL 2015 GRANTS		FISCAL 2016 GRANTS
	PROBABLE OUTCOME ($)	HIGHEST LEVEL OF PERFORMANCE ($)	PROBABLE OUTCOME ($)	HIGHEST LEVEL OF PERFORMANCE ($)	PROBABLE OUTCOME ($)	HIGHEST LEVEL OF PERFORMANCE ($)
Eric J. Foss	$5,098,046	$10,196,091	$5,200,013	$10,400,026	$4,344,100	$8,688,200
Stephen P. Bramlage	—	—	$800,009	$1,600,018	$640,005	$1,280,010
Lynn B. McKee	$203,492	$407,884	$640,006	$1,280,012	$640,005	$1,280,010
Stephen R. Reynolds	$163,158	$326,317	$640,006	$1,280,012	$640,005	$1,280,010
Harrald Kroeker	—	—	—	—	$340,017	$680,034

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With regard to Mr. Foss, the table immediately above does not include certain awards granted in fiscal 2016 that are subject only to time-based and market-based conditions (relative total shareholder return), because these awards are not subject to any performance-based conditions that would vary the number of shares that vest if the relative total shareholder return condition is achieved. The grant date fair value of awards with market-based conditions is determined based on a Monte Carlo simulation model for market-based total shareholder return. For additional information on the valuation assumptions and more discussion with respect to the valuation of equity awards, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

(4)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts shown for fiscal 2014 and 2015 include the grant date fair value for certain performance-based stock options granted prior to such fiscal years for which vesting was subject to EBIT targets where such target was not established at the time the option was granted, as targets for later years had not been determined. For fiscal 2015, these amounts are, for Mr. Foss, $2,590,063 and for Mr. Reynolds, $463,125. For Messrs. Foss and Reynolds, these amounts are attributable to a portion of performance-based stock options that were awarded in fiscal 2012 for Mr. Foss and fiscal 2013 for Mr. Reynolds, but whose annual performance target was established in November 2014, and, for Mr. Reynolds, a portion of performance-based stock options that were awarded in fiscal 2013 and which vested in connection with the achievement of certain returns on sales of shares by our former Sponsors in fiscal 2015. For fiscal 2014, also includes the incremental grant date fair value in connection with amendments to certain performance-based stock options in connection with our initial public offering for Ms. McKee of $3,203,859. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Other Outstanding Equity Awards – Fiscal 2014 Vesting of Missed-Year Performance-Based Options” for additional information. With regard to Mr. Foss, a portion of the stock options granted in fiscal 2016 have a market-based condition (relative total shareholder return). These options are not subject to any performance-based conditions that would vary the number of options that vest if the relative total shareholder return condition is achieved. The grant date fair value of these options with market-based conditions is determined based on a Monte Carlo simulation model for market-based total shareholder return. For additional information on the valuation assumptions and more discussion with respect to the stock options, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

(5)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(6)	The following are included in this column for 2016:

a.	The aggregate incremental cost to us of the following perquisites: car allowance, premium payments for disability insurance, premium payments for an excess health insurance plan, payments for an executive physical, parking fees paid by the Company, and, for Mr. Foss, costs associated with personal use of Company-owned tickets or the Company-owned suite at sports stadiums and, for Mr. Foss, personal use of a Company-provided car and driver.

b.	With regard to Mr. Foss, $250,000 for Mr. Foss’s personal use of the Company aircraft and personal use of the Company’s fractional ownership of an additional aircraft. Pursuant to a resolution adopted by the Compensation Committee and an Aircraft Time Sharing Agreement entered into between Mr. Foss and the Company, Mr. Foss reimburses the Company for the amount by which the aggregate incremental cost to the Company attributable to his personal use of the Company aircraft exceeds $250,000 per year. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of his personal flight activity, including charges for aircraft fuel, landing fees, and any travel expenses for the flight crew. The variable costs for the Company’s fractional ownership share include the regular hourly charge, the fuel variable charge, international flat fees and other fees. Mr. Foss is not reimbursed by the Company for any personal income taxes associated with his personal use of the Company aircraft or the Company’s fractional ownership share.

c.	With regard to Mr. Bramlage, $357,837 for relocation expenses incurred by Mr. Bramlage and paid under our relocation program (including a tax gross up of $63,025 as provided for in the program).

d.	Premium payments for term life insurance or the Survivor Income Protection Plan as follows: for Mr. Foss, $1,308, for Mr. Bramlage, $1,308, for Ms. McKee, $6,355, for Mr. Reynolds, $1,308 and for Mr. Kroeker, $1,308.

e.	Amounts that constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2016 of $11,700 for each of Messrs. Foss, Bramlage and Reynolds and Ms. McKee.

f.	The dollar value of dividend equivalents accrued or credited on certain restricted stock units and performance stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. Also includes the cash dividends accrued on restricted stock awards, which will be paid out on the applicable vesting date. The total value of dividend equivalents accrued or credited on restricted stock units and performance stock units and the total value of cash dividends accrued on restricted stock for the executive officers during fiscal 2016, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Foss, $206,434, for Ms. McKee, $23,656, for Mr. Reynolds, $16,263, and for Mr. Kroeker, $3,240. For awards granted on or after February 5, 2014, the value of dividend equivalents credited or otherwise allocated to restricted stock units or performance stock units in the form of additional units with the same vesting terms as the original awards is not included in the “All Other Compensation” column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

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Grants of Plan-Based Awards for Fiscal Year 2016

The following table provides information about equity and non-equity awards granted or deemed granted to our named executive officers in fiscal 2016.

Name	Type(1)	Grant Date	Committee Meeting Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
				Thres- hold	Target	Max	Thres- Hold (#)	Target (#)	Max (#)
Foss	ACI			850,000	3,400,000	6,000,000
	NQSOs(4)	11/20/2015	11/10/2015								418,163	$32.65	$3,960,004
	PSAs(5)	11/20/2015	11/10/2015				60,644	121,287	242,574				$3,960,021
	RSUs(6)	11/20/2015	11/10/2015							60,644			$1,980,027
	TSR_NQSOs(7)	11/20/2015	11/20/2015					126,716				$32.65	$615,840
	TSR_PSAs(8)	11/20/2015	11/20/2015				18,377	36,754	73,508				$384,079
	TSR_PSUs(9)	11/20/2015	11/20/2015					18,377					$192,040
Bramlage	ACI			153,000	612,000	1,193,400
	NQSOs(4)	11/20/2015	11/10/2015								67,582	$32.65	$640,002
	PSAs(5)	11/20/2015	11/10/2015				9,801	19,602	39,204				$640,005
	RSUs(6)	11/20/2015	11/10/2015							9,801			$320,003
McKee	ACI			170,788	683,153	1,332,148
	NQSOs(4)	11/20/2015	11/10/2015								67,582	$32.65	$640,002
	PSAs(5)	11/20/2015	11/10/2015				9,801	19,602	39,204				$640,005
	RSUs(6)	11/20/2015	11/10/2015							9,801			$320,003
Reynolds	ACI			132,651	530,604	1,034,678
	NQSOs(4)	11/20/2015	11/10/2015								67,582	$32.65	$640,002
	PSAs(5)	11/20/2015	11/10/2015				9,801	19,602	39,204				$640,005
	RSUs(6)	11/20/2015	11/10/2015							9,801			$320,003
Kroeker	ACI			113,794	455,175	887,591
	NQSOs(4)	11/20/2015	11/10/2015								35,903	$32.65	$340,001
	PSUs10)	11/20/2015	11/10/2015				5,207	10,414	20,828				$340,017
	RSUs(6)	11/20/2015	11/10/2015							5,207			$170,009

(1)	ACI = Annual Cash Incentive; NQSO = Non-Qualified Stock Option; RSU = Restricted Stock Unit; PSU = Performance Stock Unit; PSA = Performance Stock Award; TSR = Total Shareholder Return (Outperformance award).

(2)	The amounts represent the threshold, target, and maximum payouts under the Management Bonus Plan for the 2016 performance period in which Mr. Kroeker directly participated and which serves as the basis for the annual cash incentive payments under the Senior Executive Bonus Plan in which Messrs. Foss, Bramlage, and Reynolds and Ms. McKee participated in 2016. With regard to Mr. Foss, the maximum shown is the maximum allowed under the Senior Executive Bonus Plan. The maximum bonuses under the Senior Executive Bonus Plan for fiscal 2016 as a percentage of the aggregate bonus amount under the Senior Executive Bonus Plan are: for Mr. Foss, 48%; for Mr. Bramlage, 20%; and for each of Mr. Reynolds and Ms. McKee, 16%.

(3)	This column shows the full grant date fair value of non-qualified stock options, restricted stock units, performance stock units and performance stock awards granted to our named executive officers in fiscal 2016 under FASB ASC Topic 718. The grant date fair value for performance stock units and performance stock awards granted in fiscal 2016 assumes achievement of the target amount. For additional information on the valuation assumptions, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016. These amounts do not correspond to the actual value that will be received by the named executive officers.

(4)	These stock options were granted under the 2013 Stock Plan, vest annually 25% per year over four years and have a ten-year term, subject to the grantee’s continued employment with the Company.

(5)	These performance stock awards were granted under the 2013 Stock Plan, and vest at the end of fiscal 2018, provided that the performance target, based on adjusted earnings per share, is met for fiscal 2018.

(6)	These restricted stock units were granted under the 2013 Stock Plan and vest annually 25% per year over four years, subject to the grantee’s continued employment with the Company.

(7)	These performance based non-qualified stock options are subject to the achievement of a relative TSR performance target for the three-year period ending September 28, 2018, and will vest following the completion of fiscal year 2018, provided that the performance target is met.

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(8)	These performance stock awards are subject to the achievement of a relative TSR performance target for the three-year period ending September 28, 2018, and an adjusted earnings per share performance target for fiscal year 2018, and will vest following the completion of fiscal year 2018, provided that the performance targets are met.

(9)	These performance stock units are subject to the achievement of a relative TSR performance target for the three-year period ending September 28, 2018, and will vest following the completion of fiscal year 2018, provided that the performance target is met.

(10)	These performance stock units were granted under the 2013 Stock Plan, and vest at the end of fiscal 2018, provided that the performance target, based on adjusted earnings per share, is met for fiscal 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Cash Incentive

Senior Executive Bonus Plan

In fiscal 2016, Messrs. Foss, Bramlage and Reynolds and Ms. McKee participated in the Senior Executive Bonus Plan. Under the Senior Executive Bonus Plan, the Compensation Committee approved in November 2015 the establishment of a bonus pool that was funded based on 1.32% of adjusted EBIT. For purposes of the Senior Executive Bonus Plan and the formula used to determine the bonus pool approved by the Compensation Committee, adjusted EBIT is income from both continuing and discontinued operations before income taxes, if any, and before interest expense and other financing costs, in each case as shown on our consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016. In addition, adjusted EBIT for purposes of the pool excluded incremental customer relationship amortization and incremental depreciation that resulted from the 2007 going private transaction (the “2007 Transaction”) and share-based compensation expense. These adjustments were made to normalize the adjusted EBIT number so that it does not reflect certain non-operational items.

As described in the Compensation Discussion and Analysis, the primary reference points the Compensation Committee considers when determining the use of negative discretion in awarding annual cash incentives to the executive officers participating in the Senior Executive Bonus Plan is a target of base salary and reference to how each such executive would have been compensated under the Management Bonus Plan.

Management Bonus Plan

In fiscal 2016, Mr. Kroeker participated in the Management Bonus Plan, and as described above, each of the other named executive officers participates in the Senior Executive Bonus Plan, which the Compensation Committee administers with reference to hypothetical achievement under the Management Bonus Plan.

Each November (or at another time during the year in the case of a new hire or promotion), the Compensation Committee sets an annual cash incentive target in dollars for each executive who participates in the Management Bonus Plan. For fiscal 2016, the Management Bonus Plan was composed of two parts: a financial portion, based on the Company’s adjusted EBIT, adjusted sales and adjusted EBIT margin, which determines 90% of the overall potential Management Bonus Plan award, and an individual portion, based on functional or business group objectives, which determines the remaining 10% of the award.

Adjusted EBIT: The adjusted EBIT target for fiscal 2016 was $930.7 million, which determines 40% of the total target. Actual 2016 adjusted EBIT was $939.3 million, representing 100.9% of target achievement. The adjusted EBIT target for purposes of the Management Bonus Plan excludes the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction and share-based compensation expense and includes an adjustment for severance and other charges and branding charges and an amount intended to normalize the plan targets for corporate functional participants.

Adjusted Sales: The adjusted sales target for fiscal 2016 was $14.55 billion, which determines 25% of the total target. Actual 2016 adjusted sales was $14.37 billion, representing 98.8% of target achievement. The sales target for purposes of the Management Bonus Plan is adjusted for the impact of currency translation and acquisitions and divestitures and includes an amount intended to normalize the plan targets for corporate functional participants.

Adjusted EBIT Margin: The adjusted EBIT Margin target for fiscal 2016 was 6.40%, which determines 25% of the total target. Actual 2016 adjusted EBIT Margin was 6.54%, representing 102.2% of target achievement. The

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adjusted EBIT Margin target for purposes of the Management Bonus Plan excludes the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction and share-based compensation expense and includes an adjustment for severance and other charges and branding charges and an amount intended to normalize the plan targets for corporate functional participants.

Functional Objectives: The functional objectives that comprised 10% of the overall Management Bonus Plan award for Mr. Kroeker and the executives who earned annual cash incentives under the Senior Executive Bonus Plan were as follows: for Mr. Foss, developing and maintaining a high performing leadership team, improving the Company’s governance, formulating and implementing the Company’s strategy and driving financial performance, for Messrs. Bramlage, Reynolds and Kroeker, and for Ms. McKee, improving overall employee engagement.

The following table describes the threshold, targets and maximum for each of the components of the Management Bonus Plan for fiscal 2016:

MEASURE	PERFORMANCE			PAYOUT
	(PERCENTAGE OF TARGET PERFORMANCE)			(PERCENTAGE OF TARGET INCENTIVE)
	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Adjusted EBIT (40%)	90	100	110	25	100	200
Adjusted Sales (25%)	95	100	105	25	100	200
Adjusted EBIT Margin (25%)	90	100	110	25	100	200
Functional Objective (10%)	1	100	150	1	100	150

As the table illustrates, the Company must attain a threshold, or minimum, performance on each measure of the financial portion of the Management Bonus Plan for the participant to receive any payout under the financial portion. If the threshold performance is achieved, the participant would receive 25% of the payout for that financial measure, which would increase to 100% when 100% of the financial measure is attained. If greater than 100% of the target for a particular financial measure is achieved, the participant would receive more than 100% payout on that financial measure up to the maximum amount set forth in the table. The payout under the individual portion of the Management Bonus Plan is directly proportional to the level of achievement of the functional objective and the maximum payout for this measure is as described in the table. Therefore, if the maximum performance of all measures was achieved, the executive would receive up to 195% of his or her target bonus amount.

Fiscal 2016 Annual Cash Incentive Opportunities and Payouts and Fiscal 2017 Annual Cash Incentive Opportunities

For fiscal 2016, our adjusted EBIT under the Management Bonus Plan was $939.3 million and our adjusted sales under the Management Bonus Plan was $14.37 billion and our Adjusted EBIT Margin under the Management Bonus Plan was 6.54%. The following table sets forth for the named executive officers participating in the Senior Executive Bonus Plan (and for Mr. Kroeker, to the extent applicable under the Management Bonus Plan for fiscal 2016), the bonus opportunity as percentages of adjusted EBIT, the maximum amount that could have been awarded to him or her for fiscal 2016 based on the Company’s achievement of adjusted EBIT, the target annual cash incentive opportunities set by the Compensation Committee, the actual annual cash incentives awarded (which was equal to what the executive would have received under the Management Bonus Plan), as well as the percentages of the adjusted EBIT and target annual cash incentive the Compensation Committee established in November 2016 in respect of fiscal 2017 awards:

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EXECUTIVE	FISCAL 2016 PERCENTAGE OF ADJUSTED EBIT	MAXIMUM INCENTIVE POTENTIAL BASED ON FISCAL 2016 RESULTS	FISCAL 2016 TARGET INCENTIVE OPPORTUNITY AS A PERCENTAGE OF SALARY	ACTUAL INCENTIVE AWARDED FOR FISCAL 2016	FISCAL 2017 PERCENTAGE OF ADJUSTED EBIT	FISCAL 2017 TARGET INCENTIVE OPPORTUNITY AS A PERCENTAGE OF SALARY
Mr. Foss	0.63% (up to a maximum of $6 million)	$6.0 million	200%	$3.726 million	1.01% (up to a maximum of $10 million)	200%
Mr. Bramlage	0.26%	$2.514 million	100%	$670,700	0.25%	100%
Ms. McKee	0.21%	$2.011 million	100%	$748,700	0.20%	100%
Mr. Reynolds	0.21%	$2.011 million	100%	$581,500	0.20%	100%
Mr. Kroeker	N/A	N/A	85%	$498,800	0.20%	85%

The Compensation Committee reviewed Mr. Foss’s functional objectives described above that it had set for him at the beginning of fiscal 2016 and his performance against such objectives and determined that he had achieved a 150% level of performance of his functional objectives. The Compensation Committee then determined that each of Messrs. Bramlage, Reynolds, and Kroeker and Ms. McKee had achieved a 150% level of performance of their functional objectives, in each case based upon an assessment of the performance of each of the respective executives and departments against the objectives described above as well as the overall financial performance of the Company. As a result of this level of financial and functional objective achievement, Mr. Foss’s payout under the Management Bonus Plan as well as Messrs. Bramlage, Reynolds, and Kroeker and Ms. McKee would have been 109.6% of his or her respective target.

Equity Incentive Awards

Fiscal 2016 Awards

In November 2015, the Compensation Committee granted an annual award to each of the Company’s named executive officers in respect of fiscal 2016 compensation.

Time-vesting Awards: restricted stock units and stock options granted in fiscal 2016 are generally subject to a vesting schedule with 25% of the award vesting on each of the first four anniversaries of the date of grant, subject to the participant’s continued employment with the Company or one of its subsidiaries through each such anniversary.

Performance-based Awards: Shares of performance restricted stock and performance stock units granted in fiscal 2016 generally vest at the end of a three-year period, subject to achievement of a specified performance target and the participant’s continued employment with the Company. The performance metric for the shares of performance restricted stock and performance stock units granted in fiscal 2016 was based upon an adjusted earnings per share target for fiscal 2018. The adjusted earnings per share target is equal to adjusted net income divided by a constant share number. The adjusted net income target is calculated as reported net income excluding the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction, any expenses or charges related to any equity offering, acquisition, disposition, refinancing or similar transaction, share-based compensation expense and gains, losses and settlements impacting comparability and including an adjustment for severance and other charges and the tax impact related to these adjustments.

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No awards may become earned in fiscal 2016, however, the number of shares of performance restricted stock and performance stock units that can be earned in fiscal 2018 was based upon the percentage of the adjusted earnings per share target that is achieved as follows:

ADJUSTED EARNINGS PER SHARE PERFORMANCE LEVEL AS A PERCENTAGE OF TARGET	PERCENTAGE OF TARGET NUMBER OF PSUs EARNED
less than 90.0%	0%
90%	50%
92.5%	75%
100%	100%
107.5%	150%
110% or greater	200%

If the performance target is satisfied at or above 90%, the shares of performance stock and performance stock units earned effectively convert into time-vesting restricted stock units, vesting in entirety, upon certification of performance, subsequent to the completion of the performance period.

In November 2015, the Compensation Committee also granted to Mr. Foss stock options and restricted stock units that will each vest on the third anniversary of the grant date and performance restricted stock with the same vesting and payout subject to the achievement of the fiscal 2018 adjusted EPS target as the performance restricted stock described above, which stock options, restricted stock units, and performance restricted stock are subject to an additional performance vesting requirement that the Company’s relative total shareholder return be at or above the 90th percentile of the Company’s peer group over the three-year performance period from October, 3, 2015, to September 28, 2018.

See “Grants of Plan Based Awards for Fiscal Year 2016” for further information regarding the November 2015 equity grants.

All restricted stock units and performance stock units will accrue dividend equivalents from the date of grant until the date of settlement in shares (with the dividend equivalents earned on performance stock units determined based upon the actual achievement against target performance). Shares of performance restricted stock accrue cash dividends that are payable only upon the vesting of the underlying performance restricted stock. Time-vesting restricted stock units, performance stock units, performance restricted stock and stock options also vest in connection with certain termination events, as described in more detail in “Potential Post-Employment Benefits.”

Other Outstanding Equity Awards

Fiscal 2014 Vesting of Missed-Year Performance-Based Options

On November 11, 2013, the Compensation Committee approved an amendment to all outstanding non-qualified stock option agreements containing performance-based conditions that modified the vesting provisions relating to outstanding performance-based options granted prior to our initial public offering and awarded under the 2007 Management Stock Incentive Plan, the equity plan under which the Company granted awards prior to its IPO. The amendment provided that in the event of an initial public offering of the Company, subject to the option holder’s continued employment on that date, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) would become vested if the initial public offering price for the common stock of the Company equaled or exceeded $20.00 per share. In addition, if, during the 18-month period following the initial public offering, the closing trading price for common stock of the Company equaled or exceeded $25.00 per share over any consecutive twenty-day trading period, 100% of the Missed Year Options would become vested. Both thresholds were satisfied during fiscal 2014 and all of the Missed Year Options vested.

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Vesting of Outstanding Performance-Based Options

Under the original terms of the option agreements negotiated in connection with the 2007 Transaction, performance-based options granted through June 2013 were scheduled to vest subject to time-vesting and performance-based conditions. The performance targets for the 50% of the stock options that were subject to performance conditions were generally based on achievement of specified EBIT targets, but would also vest if certain other events were to occur, including the achievement of a specified internal rate of return by our former Sponsors. On May 27, 2015 our former Sponsors completed a sale of 25 million shares in an underwritten block trade. The receipt of the proceeds of that sale along with those of prior sales by our former Sponsors and their receipt of shares of Seamless Holdings resulted in our former Sponsors achieving an internal rate of return of greater than 15% on their investment in us, which was the required internal rate of return for outstanding performance-based options to vest. Accordingly all of the outstanding performance-based stock options vested as of such date.

Employment Agreements and Change of Control Arrangements

We have employment agreements with all of the named executive officers for indeterminate periods terminable by either party, in most cases subject to post-employment severance and benefit obligations. While we do have these agreements in place, from time to time, it has been necessary to renegotiate some terms upon actual termination. For more information regarding change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

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Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our named executive officers at 2016 fiscal year-end.

		Option Awards							Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Foss	FY12 NQSO	1,450,000	—	—		$13.90	(4)	6/6/2022	—	—	—		—
	FY13 NQSO	935,727	311,911	—		$16.21		6/20/2023	—	—	—		—
	FY13 NQSO	257,250	85,748	—		$16.21		7/31/2022	—	—	—		—
	FY14 NQSO	385,208	385,209	—		$23.92		12/20/2023	—	—	—		—
	FY15 NQSO	156,815	470,447	—		$28.66		11/19/2024	—	—	—		—
	FY16 NQSO	—	418,163	—		$32.65		11/20/2025	—	—	—		—
	FY16 NQSO (TSR)	—	—	126,716	(3)	$32.65		11/20/2025	—	—	—		—
	RSA(5)	—	—	—		—		—	14,252	$542,004	—		—
	RSU(6)	—	—	—		—		—	427,580	$16,260,857	—		—
	PSA(7)	—	—	—		—		—	—	—	158,041		$6,010,299
	PSU(8)	—	—	—		—		—	228,035	$8,672,172	18,582	(9)	$706,687
Bramlage	FY15 NQSO	22,472	67,416	—		$31.40		4/6/2025	—	—	—		—
	FY16 NQSO	—	67,582	—		$32.65		11/20/2025	—	—	—		—
	RSU(6)	—	—	—		—		—	52,007	$1,977,826	—		—
	PSA(7)	—	—	—		—		—	—	—	19,602		$745,464
	PSU(8)	—	—	—		—		—	17,270	$656,784	—		—
McKee(11)	FY08 NQSO	50,000	—	—		$9.74	(4)	3/5/2018	—	—	—		—
	FY10 NQSO	150,000	—	—		$9.48	(4)	3/2/2020	—	—	—		—
	FY11 NQSO	250,000	—	—		$11.63	(4)	6/22/2021	—	—	—		—
	FY13 NQSO	70,887	23,631	—		$16.21		7/9/2023	—	—	—		—
	FY13 NQSO	25,828	—	—		$16.21		7/31/2021	—	—	—		—
	FY14 NQSO	15,408	15,409	—		$23.92		12/20/2023	—	—	—		—
	FY15 NQSO	19,300	57,902	—		$28.66		11/19/2024	—	—	—		—
	FY16 NQSO	—	67,582	—		$32.65		11/20/2025	—	—	—		—
	RSU(6)	—	—	—		—		—	60,838	$2,313,669	—		—
	PSA(7)	—	—	—		—		—	—	—	19,602		$745,464
	PSU(8)	—	—	—		—		—	19,397	$737,677	—		—

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		Option Awards					Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested
Reynolds	FY13 NQSO	31,250	31,250	—	$14.99	12/5/2022	—	—	—		—
	FY13 NQSO	—	18,906	—	$16.21	7/9/2023	—	—	—		—
	FY13 NQSO	44,388	11,096	—	$16.21	7/31/2023	—	—	—		—
	FY14 NQSO	12,326	12,328	—	$23.92	12/20/2023	—	—	—		—
	FY15 NQSO	19,300	57,902	—	$28.66	11/19/2024	—	—	—		—
	FY16 NQSO	—	67,582	—	$32.65	11/20/2025	—	—	—		—
	RSA(5)	—	—	—	—	—	904	$34,379	—		—
	RSU(6)	—	—	—	—	—	46,353	$1,762,799	—		—
	PSA(7)	—	—	—	—	—	—	—	19,602		$745,464
	PSU(8)	—	—	—	—	—	18,564	$706,001	—		—
Kroeker	FY14 NQ	21,404	21,404	—	$20.00	12/11/2023	—	—	—		—
	FY15 NQ	12,062	36,189	—	$28.66	11/19/2024	—	—	—		—
	FY16 NQ	—	35,903	—	$32.65	11/20/2025	—	—	—		—
	RSU(6)	—	—	—	—	—	18,252	$694,131	—		—
	PSU(8)	—	—	—	—	—	9,514	$361,815	10,530	(10)	$400,470

(1)	The amounts in this column are time-vesting and performance-based options that have vested, generally based on the vesting schedules described below in footnote 2, provided that a certain portion of these options which were subject to performance conditions may have vested at an earlier or later time when such performance conditions were satisfied.

(2)	These are options subject to time-vesting and, other than as set forth below, vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits.” Other than as set forth below, all options were granted on the date that is ten years prior to the listed expiration date. Certain options included in this column were granted in connection with an equity exchange offer in fiscal 2013 and have vesting schedules based upon the original vesting schedule of the award that was exchanged, as set forth below.

NAME	EXPIRATION DATE	GRANT DATE	VESTING SCHEDULE
McKee	July 31, 2021	July 31, 2013	One-third on each of December 15, 2013, 2014 and 2015
Foss	July 31, 2022	July 31, 2013	25% on each of December 15, 2013, 2014, 2015 and 2016
Reynolds	July 31, 2023	July 31, 2013	20% vested on grant and 20% vest on each of December 15, 2013, 2014, 2015 and 2016

(3)	These are stock options subject to relative TSR for the three-year period ending September 28, 2018, and will not vest until the completion of fiscal year 2018.

(4)	Exercise price reflects the reduction of $1.06 per share, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock. Seamless Holdings Corporation was spun off by the Company on October 26, 2012 and the exercise prices of all stock options issued prior to that time were adjusted to reflect the spinoff.

(5)	These are shares of restricted stock that were granted as part of an equity exchange offer on July 31, 2013 and vest as follows:

NAME	VESTING SCHEDULE
Foss	Of the 57,002 originally granted, 25% on each of December 15, 2013, 2014, 2015 and 2016
Reynolds	Of the 4,516 shares originally granted, 20% vested immediately upon grant and 20% vest on each of December 15, 2013, 2014, 2015 and 2016

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(6)	These are restricted stock units that are subject to time-vesting and vest in accordance with the vesting schedule below, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Schedule from Date of Grant
Foss	6/20/2013	69,954.3109	4 equal annual installments
	12/11/2013	171,809.2145	3 equal annual installments
	12/20/2013	54,926.6228	4 equal annual installments
	11/19/2014	69,567.8640	4 equal annual installments
	11/20/2015	61,321.7136	4 equal annual installments
Bramlage	4/6/2015	9,714.8443	4 equal annual installments
	4/6/2015	32,380.7808	100% on the third anniversary
	11/20/2015	9,910.5289	4 equal annual installments
McKee	7/9/2013	7,950.9231	4 equal annual installments
	12/11/2013	32,213.9698	3 equal annual installments
	12/20/2013	2,198.7966	4 equal annual installments
	11/19/2014	8,563.0640	4 equal annual installments
	11/20/2015	9,910.5289	4 equal annual installments
Reynolds	7/9/2013	6,360.3261	4 equal annual installments
	12/11/2013	19,759.2759	3 equal annual installments
	12/20/2013	1,759.6560	4 equal annual installments
	11/19/2014	8,563.0640	4 equal annual installments
	11/20/2015	9,910.5289	4 equal annual installments
Kroeker	12/11/2013	7,634.4534	3 equal annual installments
	11/19/2014	5,352.5541	4 equal annual installments
	11/20/2015	5,265.1897	4 equal annual installments

(7)	These are shares of performance restricted stock granted on November 20, 2015 that are subject to the achievement of an adjusted earnings per share target for fiscal 2018, and will not vest until the completion of fiscal year 2018. Performance restricted stock awards do not accrue dividend equivalents, but instead accrue cash dividends to be delivered only upon vesting of the underlying shares.

(8)	Unless otherwise noted, these are performance stock units, subject to the achievement of an adjusted earnings per share target outlined below, which vest in three equal annual installments, provided that the named executive officer is still employed by us on such dates. The adjusted earnings per share target achievement and resulting percentage at which the awards were earned is outlined below. The number of performance stock units listed includes dividend equivalents accrued with respect to such award. With regard to Mr. Foss, a portion of the outstanding shares of performance restricted stock, 36,754, are also subject to the achievement of relative TSR for the three-year period ending September 28, 2018, and will not vest until the completion of fiscal year 2018.

Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Adj. EPS Target	Adj. EPS Target Achievement	Percentage of Underlying PSU Becoming Earned
Foss	12/20/2013	104,360	FY 2014	108.5%	142.5%
	11/19/2014	123,675	FY 2015	100.0%	100.0%
Bramlage	4/6/2015	17,270	FY 2015	100.0%	100.0%
McKee	12/20/2013	4,175	FY 2014	108.5%	142.5%
	11/19/2014	15,222	FY 2015	100.0%	100.0%
Reynolds	12/20/2013	3,342	FY 2014	108.5%	142.5%
	11/19/2014	15,222	FY 2015	100.0%	100.0%
Kroeker	11/19/2014	9,514	FY 2015	100.0%	100.0%

(9)	These are performance stock units granted on November 20, 2015 that are subject to the achievement of relative TSR for the three-year period ending September 28, 2018, and will not vest until the completion of fiscal year 2018 subject to continued service through the vesting date. The number of performance stock units listed includes dividend equivalents accrued with respect to such award.

(10)	These are performance stock units granted on November 20, 2015 that are subject to the achievement of an adjusted earnings per share target for fiscal 2018, and will not vest until the completion of fiscal year 2018. The number of performance stock units listed includes dividend equivalents accrued with respect to such award.

(11)	If a participant’s service with the Company or any of its subsidiaries terminates due to retirement (as defined in the 2007 Stock Plan or the 2013 Stock Plan, as applicable), the installment of stock options, restricted stock and restricted stock units that are scheduled to vest on the next vesting date following such termination will immediately vest. With regard to performance awards, a participant is entitled to a portion of the award proportionate to the timing of the retirement and performance period (subject to achievement of the performance targets). Only Ms. McKee is retirement eligible as of the end of fiscal 2016. For information on the value of equity awards which would have vested upon retirement as of the end of fiscal 2016, see the table of estimated payments presented in “Potential Post-Employment Benefits” below.

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Option Exercises and Stock Vested Table for Fiscal Year 2016

The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of restricted stock, restricted stock unit and performance stock unit awards in fiscal 2016.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE(1) ($)	NUMBER OF SHARES ACQUIRED ON VESTING(2)(3) (#)	VALUE REALIZED ON VESTING(1) ($)
Foss	—	—	469,239	$15,443,290
Bramlage	—	—	11,808	$391,086
McKee	300,000	$8,110,335	58,847	$1,961,836
Reynolds	244,209	$4,404,914	41,372	$1,377,995
Kroeker	—	—	10,252	$338,034

(1)	Value realized on exercise and vesting is calculated based upon the closing price of our common stock on the NYSE at the date of exercise or vesting, as applicable.

(2)	This column includes restricted stock, restricted stock units and performance stock units that have vested during the fiscal year. For restricted stock units and performance stock units, the number of shares acquired on vesting includes dividend equivalents.

(3)	For each named executive officer, shares actually delivered upon vesting of restricted stock, restricted stock units and performance stock units were net of amounts withheld related to taxes.

Pension Benefits for Fiscal 2016

No named executive officer participated in a pension benefit plan during fiscal 2016.

Non-Qualified Deferred Compensation for Fiscal Year 2016

Our named executive officers are eligible to participate in two deferred compensation plans: the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan, each of which is discussed in further detail below. Ms. McKee participated in predecessor plans to the 2007 Savings Incentive Retirement Plan and retains balances in these older plans, all of which are reflected in the table.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY(1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FY(2) ($)	AGGREGATE EARNINGS IN LAST FY(3) ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE(3)(4) ($)
Foss
2007 SIRP	102,000	11,700	18,201	—	427,142
2005 Deferred Comp Plan	—	—	—	—	—
Bramlage
2007 SIRP	26,820	11,700	526	—	39,046
2005 Deferred Comp Plan	—	—	—	—	—
McKee
2007 SIRP	40,757	11,700	98,001	—	1,989,437
2005 Deferred Comp Plan	—	—	—	—	—
Reynolds
2007 SIRP	47,485	11,700	9,073	—	217,567
2005 Deferred Comp Plan	—	—	2,263	—	45,178	(5)
Kroeker
2007 SIRP	—	—	—	—	—
2005 Deferred Comp Plan	—	—	—	—	—

(1)	All amounts in this column were deferred under the 2007 Savings Incentive Retirement Plan during fiscal 2016; such amounts are included in the named executive officer’s salary amount in the Summary Compensation Table.

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(2)	These amounts constitute the Company matching contributions to the 2007 Savings Incentive Retirement Plan for fiscal 2016, which were made in November 2016. These amounts are reported in the All Other Compensation column of the Summary Compensation Table.

(3)	To the extent that participants’ earnings on their account balances for the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan exceeded 120% of the applicable federal rate, those excess earnings were reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table as follows: for Mr. Foss, $2,355, for Mr. Bramlage, $68, for Ms. McKee, $12,682, and for Mr. Reynolds, $1,467.

(4)	The Aggregate Balance at Fiscal Year End includes amounts that were reported in the Summary Compensation Table for the last three fiscal years as follows: for Mr. Foss, $320,086, for Mr. Bramlage in 2016 only, $38,588, for Ms. McKee, $188,545, and for Mr. Reynolds, $172,359.

(5)	The deferral amount for Mr. Reynolds includes $41,300 of his fiscal 2014 bonus that he deferred under the 2005 Deferred Compensation Plan; this amount is included in the Bonus column of the Summary Compensation Table for fiscal 2014.

The 2007 Savings Incentive Retirement Plan enables our named executive officers to defer up to 25% of their base salaries, which become our unfunded deferral obligations. We credit amounts deferred interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 5.34% beginning January 1, 2016. From October 3, 2015 until December 31, 2015, we credited amounts deferred with an interest rate equal to 4.69%. Employees who participate in the 2007 Savings Incentive Retirement Plan are eligible to receive a Company matching contribution equal to 25-75% of the first 6% of their salary deferred up to the Internal Revenue Code maximum deferral limit ($18,000 for fiscal 2016). This match is intended to replicate what the employee would have received if he or she had been able to participate in our 401(k) plans. For fiscal 2016, the Company matching contribution was 65%. Participants in the Savings Incentive Retirement Plan may only make account withdrawals if there occurs an unforeseeable emergency as defined in the plan and the withdrawal is approved by the plan administrative committee. Company match amounts are not available for a hardship withdrawal. The 2007 Savings Incentive Retirement Plan is settled in cash following termination of employment and in compliance with certain requirements of Section 409A of the Internal Revenue Code.

Named executive officers may defer receipt of part or all of their cash compensation under our 2005 Deferred Compensation Plan. The 2005 Deferred Compensation Plan allows executives to save for retirement in a tax-deferred way at minimal cost to us. Under this unfunded Plan, amounts deferred by the executive are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 5.34% beginning January 1, 2016. From October 3, 2015, until December 31, 2015, we credited amounts deferred with an interest rate equal to 4.69%. The 2005 Deferred Compensation Plan permits participants to select a payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period as long as the participant remains employed by us. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

The interest rate for both the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan will be adjusted on January 1, 2017, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2016 which is 4.38%.

Potential Post-Employment Benefits

Our named executive officers may be eligible to receive benefits in the event their employment is terminated (1) upon their retirement, disability or death, (2) by Aramark without cause (or by the executive in certain cases of “good reason”), or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.

The following sections present a discussion and calculations, as of September 30, 2016, of the estimated benefits the named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions discussed in the footnotes to the table and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

Each of our named executive officers has entered into an agreement relating to employment and post-employment competition, which we refer to herein as an employment agreement. In addition to the amounts disclosed in the following sections, each of our named executive officers would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans and previously vested equity awards. For further information about previously earned and accrued amounts, see “Summary Compensation Table,” “Outstanding Equity Awards at 2016 Fiscal Year-End” and “Non-Qualified Deferred Compensation for Fiscal Year 2016.”

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Mr. Foss

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If Mr. Foss is terminated without cause or resigns for good reason in the absence of a change of control (as defined in his agreement and described below), he will be entitled to the following payments and benefits:

•	a pro rata bonus for the year of termination based upon actual performance;

•	continued payment of his base salary for 24 months;

•	two times the prior year’s bonus (if any) paid over 24 months;

•	continued participation in the Company’s basic medical and life insurance programs on the same terms as prior to termination for a period of 24 months, both for Mr. Foss and for his dependents;

•	continued payment of his car allowance for 24 months;

•	immediate vesting of time-vesting stock options that would have vested during the 24-month period following his termination; and

•	all of his vested stock options (including those that immediately vest as described above), with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our employment agreement with Mr. Foss also contains a “double trigger” change of control termination provision. If we terminate Mr. Foss’s employment at any time during the three-year period following a change of control (or his employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) by the Company without cause or he resigns for good reason (as defined in his agreement and described below), Mr. Foss would receive the following payments and benefits (in lieu of those described above):

•	two times his base salary in effect on the date of the change of control or on the date of termination, whichever is higher, payable over 24 months;

•	two times the higher of his annual target bonus in effect on the date of the change of control or his most recent annual bonus, whichever is higher, payable over 24 months;

•	a pro-rata portion of his annual target bonus in effect on the date of the change of control or on the date of termination, whichever is higher, in a lump sum;

•	continued participation in our medical (for Mr. Foss and his dependents), life and disability insurance programs on the same terms as in effect immediately prior to his termination, for a period of 24 months;

•	outplacement counseling in an amount not to exceed 20% of his base salary, for a period of 24 months;

•	continued payment of his car allowance, if provided at the time of termination, for a period of 24 months; and

•	accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Mr. Foss is not entitled to any severance benefits under his employment agreement and all vested stock options and unvested equity awards held by him would be immediately canceled. Termination for cause as defined in his employment agreement means termination of employment due to conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude that has a substantial adverse effect on Mr. Foss’s qualifications or his ability to perform his duties, willful and continuous failure to perform his duties after written notice, willful and continuous failure to perform lawfully assigned duties that are consistent with his position with the Company, willful violation of our Business Conduct Policy that causes material harm to us or our reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 15 business days.

Retirement, Death or Disability

Mr. Foss does not receive any special severance benefits upon retirement, disability or death, other than those under life insurance policies in the case of death. With regard to his equity awards, upon retirement, death or disability,

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Mr. Foss is eligible to vest in one additional tranche of time-vesting equity awards, performance stock options, and performance stock units or performance stock awards (“Performance Awards”) (subject to the achievement of the applicable performance target(s)) that are scheduled to vest in the year following retirement, death or disability, except that with respect to Performance Awards, if the date of termination due to retirement, death or disability occurs prior to the end of the performance period, then a portion of such award equal to 1/3 if such termination occurs in the first fiscal year, 2/3 if such termination occurs in the second fiscal year and the entire amount if such termination occurs in the third fiscal year, in each case, of the Performance Awards will become vested on the original vesting date (subject to achievement of the applicable performance target(s)). In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

Change of Control Vesting of Equity Awards

In the event of a change of control, (i) with respect to equity awards granted under the 2007 Stock Plan, all time-vesting equity awards become immediately vested and (ii) with respect to equity awards granted under the 2013 Stock Plan, upon a termination without cause (or, if applicable, a resignation for good reason) during the two-year period following a change of control, all time-vesting equity awards become immediately vested and all Performance Awards will become vested (i) at the target level if the termination date occurs prior to the end of the performance period and (ii) based on the actual performance level if the termination date occurs on or after the end of the performance period; provided that in the case of equity awards granted subject to the achievement of a relative total shareholder return condition, the vesting will remain subject to the achievement of such condition.

280G Golden Parachute Provisions

Mr. Foss’s agreement provides that if any payments to Mr. Foss in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Mr. Foss retaining a greater after-tax amount than if Mr. Foss received the full unreduced amount and paid all taxes (including the excise taxes) due. Mr. Foss is not eligible to receive a gross-up payment in respect of any such excise taxes he may pay. If a change of control were to have occurred at the end of fiscal 2016, excise tax would not have been imposed on Mr. Foss.

Restrictive Covenants

Mr. Foss is subject to (i) non-disclosure and non-disparagement obligations and (ii) non-competition and non-solicitation provisions for the two-year period following his termination of employment for any reason.

Good Reason Definition

Good reason is defined in Mr. Foss’s employment agreement as:

•	any diminution in title or reporting relationships, or substantial diminution in duties or responsibilities (other than solely as a result of a change of control after which we are no longer publicly held or independent) including the requirement that he report to any person or entity other than the Board;

•	reduction in base salary or target annual bonus opportunity, other than, prior to a change of control, an across-the-board reduction applicable to all senior executives;

•	the relocation of his principal place of employment by more than 35 miles in a direction further away from his current residence;

•	a material decrease in his employee benefits in the aggregate; or

•	failure to pay or provide (in any material respect) the compensation and benefits under his employment letter agreement or his employment agreement.

Mr. Foss must provide written notice that he is resigning for good reason within 90 days of becoming aware of the existence of good reason and the Company then has 30 days to cure such condition constituting good reason. If the event or condition is not cured, Mr. Foss has 30 days from the end of the cure period to resign for good reason.

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Messrs. Bramlage and Reynolds and Ms. McKee

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If we terminate Messrs. Bramlage or Reynolds or Ms. McKee without cause, he or she will receive:

•	severance payments equal to his or her monthly base salary for 15 to 18 months, depending on length of service (Mr. Bramlage and Ms. McKee would receive severance for 18 months, while Mr. Reynolds would receive severance for 15 months, based on their respective length of service), made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which he or she receives severance payments, with the employee’s share of premiums deducted from the severance payments;

•	continuation of his or her car allowance payments during the severance period; and

•	all of his or her vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our employment agreements with Messrs. Bramlage and Reynolds and Ms. McKee contain a “double trigger” change of control termination provision. If Messrs. Bramlage’s or Reynolds’ or Ms. McKee’s employment is terminated by us without cause during the three-year period (or two-year period, with respect to Mr. Bramlage) following a change of control (or his or her employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) or if he or she resigns with good reason (as defined in his or her employment agreement and described below), following a change of control, he or she would receive, (in the case of Mr. Reynolds and Ms. McKee, in addition to severance payments described above under “Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control”):

•	cash severance benefits based on a multiple of two times his or her base salary and two times his or her target bonus (or the prior year’s actual bonus, if higher) payable over a two-year period according to our payroll cycle;

•	a lump sum payment, within 40 days after his or her termination date, equal to the portion of his or her target bonus attributable to the portion of the fiscal year served prior to termination, plus any earned but unpaid amounts;

•	continued medical, life and disability insurance at our expense for a two-year period following termination;

•	outplacement counseling in an amount not to exceed 20% of base salary;

•	continued payment of his or her car allowance payments, if provided at the time of termination, for a period of 24 months; and

•	accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Messrs. Bramlage and Reynolds and Ms. McKee are not entitled to any severance benefits under their respective employment agreements and all vested stock options and unvested equity awards held by them would be immediately canceled. With respect to Messrs. Bramlage and Reynolds and Ms. McKee, termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, intentional fraud or dishonesty with regard to us that causes us demonstrable harm, willful and continuous failure to perform his or her lawfully assigned duties that are consistent with his or her position, willful violation of our Business Conduct Policy that causes material harm to us or our business reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 10 business days.

Retirement, Death or Disability

Messrs. Bramlage and Reynolds and Ms. McKee do not receive any special severance benefits upon retirement, death or disability, other than those under the Survivor Income Protection Plan and/or life insurance policies, as applicable, in the case of death (or, in the case of the Survivor Income Protection Plan, upon retirement after age 65). With regard to their equity awards, upon retirement, death or disability, Messrs. Bramlage and Reynolds and Ms. McKee are eligible to vest in one additional tranche of time-vesting equity awards and become vested in Performance Awards in the same manner as described above for Mr. Foss. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

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Change of Control Vesting of Equity Awards

In the event of a change of control, Messrs. Bramlage and Reynolds and Ms. McKee will receive the same treatment with respect to equity awards granted under the 2007 Stock Plan and the 2013 Stock Plan as described above for Mr. Foss.

280G Golden Parachute Provisions

Ms. McKee’s agreement provides that if the payments made to Ms. McKee were to result in excise taxes or interest and penalties under Section 4999 of the Internal Revenue Code, the Company is required to gross up the payments to Ms. McKee for the income or excise tax imposed. This gross-up provision ensures that Ms. McKee receives the full benefit of payments related to a change of control to which each is entitled. If a change of control were to have occurred at the end of fiscal 2016, excise tax would not have been imposed on Ms. McKee.

Each of Messrs. Bramlage’s and Reynolds’ agreement provides that if any payments to Messrs. Bramlage or Reynolds in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Messrs. Bramlage or Reynolds retaining a greater after-tax amount than if Messrs. Bramlage or Reynolds received the full unreduced amount and paid all taxes (including the excise taxes) due. Neither of Messrs. Bramlage or Reynolds is eligible to receive a gross-up payment in respect of any such excise taxes he may pay. If a change of control were to have occurred at the end of fiscal 2016, excise tax would have been imposed on Mr. Bramlage and he would have retained a greater after-tax amount if his payments were reduced. The table below reflects such reduction in payments. If a change of control were to have occurred at the end of fiscal 2016, excise tax would not have been imposed on Mr. Reynolds.

Restrictive Covenants

Messrs. Bramlage and Reynolds and Ms. McKee are each subject to (i) non-disclosure and non-disparagement obligations, (ii) a two-year non-competition covenant if his or her employment is terminated in the absence of a change of control, provided that such period of restriction is reduced to one year (or eighteen months, in the case of Mr. Bramlage) if he or she is terminated without cause or he or she resigns for good reason, in each case, following a change of control, and (iii) a two-year non-solicitation covenant following his or her termination of employment.

Good Reason Definition

Good reason is defined in Messrs. Bramlage’s and Reynolds’ and Ms. McKee’s employment agreements as any of the following actions occurring after a change of control:

•	a decrease in base salary or target bonus;

•	a material decrease in aggregate employee benefits (or, with respect to Mr. Bramlage only, any decrease in pension benefit opportunities); or

•	diminution in title or substantial diminution in reporting relationship or responsibilities (other than solely as a result of a change of control in which the Company is no longer publicly held); or relocation of his or her principal place of business by 35 miles or more.

Messrs. Bramlage and Reynolds and Ms. McKee have twelve months to resign for good reason from the time he or she first becomes aware of the existence of good reason; provided that he or she must provide written notice that he or she is resigning for good reason within 90 days from the initial existence of good reason and the Company then has 30 days to cure the condition constituting good reason.

Mr. Kroeker

Termination without Cause in the Absence of a Change of Control

If we terminate Mr. Kroeker without cause, he will receive:

•	severance payments equal to his monthly base salary for 32 weeks made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which he receives severance payments, with his share of premiums deducted from the severance payments;

•	continuation of his car allowance payments during the severance period; and

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•	all of his vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Mr. Kroeker is not entitled to payment of any additional benefits or amounts upon resignation, including under circumstances that may typically be considered “good reason.”

Termination without Cause in Relation to a Change of Control

Mr. Kroeker is not entitled to any additional benefits under his employment agreement upon termination without cause after a change of control, other than severance benefits described above under “Termination without Cause in the Absence of a Change of Control.”, except that Mr. Kroeker would also be entitled to accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”).

Termination for Cause / Resignation

Upon termination for cause or resignation for any reason, Mr. Kroeker is not entitled to any benefits under his employment agreement and all vested stock options and unvested equity awards held by him would be immediately canceled. With respect to Mr. Kroeker, termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, fraud or dishonesty, willful failure to perform his assigned duties, willful violation of our Business Conduct Policy or intentionally working against our best interests.

Retirement, Death or Disability

Mr. Kroeker does not receive any special severance benefits upon retirement, death or disability, other than those under life insurance policies in the case of death and other than under the Management Incentive Bonus Plan under which Mr. Kroeker would be entitled to receive a pro rata bonus for the year of termination based upon actual performance. With regard to his equity awards, upon retirement, death or disability, Mr. Kroeker is eligible to vest in one additional tranche of time-vesting equity awards and become vested in Performance Awards in the same manner as described above for Mr. Foss. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

Change of Control Vesting of Equity Awards

In the event of a change of control, Mr. Kroeker will receive the same treatment with respect to equity awards granted under the 2007 Stock Plan and the 2013 Stock Plan as described above for Mr. Foss.

280G Golden Parachute Provisions

Mr. Kroeker’s employment agreement does not contain any provisions relating to golden parachutes or Section 280G of the Internal Revenue Code.

Restrictive Covenants

Mr. Kroeker is subject to (i) non-disclosure and non-disparagement obligations, (ii) a one-year non-competition covenant and (iii) a two-year non-solicitation covenant after termination of employment for any reason.

Definition of Change of Control

Change of control is defined in each of our named executive officers’ agreements relating to employment and post-employment competition (other than Mr. Kroeker’s agreement) to include the following:

•	an entity or group other than us, our former Sponsors or one of our employee benefit plans acquires more than 50% of our voting stock;

•	the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the shareholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•	a majority of the members of the Board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Board before the replacement or the replacement is not contemplated by our shareholders’ agreement (as in effect on the date such named executive officer entered into the employment agreement).

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Estimated Benefits Upon Termination

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a termination of employment, assuming a September 30, 2016, termination date and using the closing price of our common stock on the NYSE as of September 30, 2016 ($38.03). The named executive officers would also be eligible to receive their accrued deferred compensation (see “Nonqualified Deferred Compensation for Fiscal Year 2016”), which does not automatically accelerate upon a change of control, and the value of any vested stock options. Certain of the named executive officers have optional life insurance for which they pay 100% of the premium.

NAME	RETIREMENT ($)	DEATH(3) ($)	DISABILITY ($)	TERMINATION WITH CAUSE	TERMINATION WITHOUT CAUSE(4) ($)	CHANGE OF CONTROL(5) ($)
Foss(6)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	10,000,000	10,200,000
Acceleration of Unvested Equity Awards(1)	—	34,458,599	34,458,599	—	18,175,782	53,643,775
Perquisites(2)	—	—	—	—	82,836	435,262
Total	—	36,458,599	34,458,599	—	28,258,618	64,279,037
Bramlage(7)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	918,000	2,078,511
Acceleration of Unvested Equity Awards(1)	—	1,855,014	1,855,014	—	—	4,190,601
Perquisites(2)	—	—	—	—	48,061	224,699
Total	—	3,855,014	1,855,014	—	966,061	6,493,811
McKee(8)
Cash Payment (Lump Sum)	—	1,500,000	—	—	—	—
Cash Payment (Over Time)	—	3,257,342	—	—	1,024,730	3,757,342
Acceleration of Unvested Equity Awards(1)	3,364,704	3,364,704	3,364,704	—	—	5,435,965
Perquisites(2)	—	—	—	—	20,781	179,449
Total	3,364,704	8,122,046	3,364,704	—	1,045,511	9,372,756
Reynolds(9)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	663,255	2,785,671
Acceleration of Unvested Equity Awards(1)	—	3,662,186	3,662,186	—	—	5,703,368
Perquisites(2)	—	—	—	—	45,773	182,887
Total	—	5,662,186	3,662,186	—	709,028	8,671,926
Kroeker(10)				—
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	329,538	329,538
Acceleration of Unvested Equity Awards(1)	—	931,615	931,615	—	—	2,374,580
Perquisites(2)	—	—	—	—	24,284	24,284
Total	—	2,931,615	931,615	—	353,822	2,728,402

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(1)	Represents acceleration of unvested stock options, restricted stock, restricted stock units and performance based awards that would vest upon the occurrence of the specified event. Calculations are based upon the closing price of our common stock on the NYSE as of September 30, 2016 ($38.03).

(a)	Only Ms. McKee has attained the eligible retirement age of 60 under the 2007 Stock Plan and the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply only to Ms. McKee.

(b)	In the case of death or disability of any named executive officer, amounts were calculated assuming that all time-vesting options, restricted stock, restricted stock units and earned performance stock units scheduled to vest in fiscal 2017 vest.

(c)	In the case of Mr. Foss, upon a termination of Mr. Foss’s employment without cause or Mr. Foss’s resignation for good reason, in each case, in the absence of a change of control, all time-vesting stock options that would have vested during the 24-month period following his termination would vest immediately.

(d)	Unvested time based stock options, restricted stock and restricted stock units granted under the 2007 Stock Plan would become fully vested upon a change of control and unvested time-vesting stock options, restricted stock units and performance stock units granted under the 2013 Stock Plan would become fully vested if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control (which, for purposes of this table, is assumed to have occurred on the last day of fiscal 2016).

(2)	The following assumptions were used in our calculation of the cost of perquisites in connection with termination of employment: a 7.5% increase annually for health insurance premiums, dental insurance premiums, vision insurance premiums and excess health, with 2016 used as the base year, and no increase annually for life and accident insurance premiums.

(3)	Includes amounts payable under the Survivor Income Protection Plan (for Ms. McKee), various term life insurance policies and accidental death and dismemberment policies for which we pay all or part of the premium, which amounts are reflected in the “Summary Compensation Table.”

(4)	For Mr. Foss, the “Termination Without Cause” column means termination without cause or resignation for Good Reason (as defined in his employment arrangements) in the absence of a change of control.

(5)	Cash payments and perquisites included in this column will only be paid to or received by the named executive officers if they are terminated without cause (or, if applicable, resign for good reason) following a change of control, except that equity awards granted under the 2007 Plan vest solely upon a change of control. Equity awards granted under the 2013 Stock Plan vest if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control. Amounts in the table above attributable to accelerated vesting of equity awards under the 2007 Plan are as follows: $18,413,190 for Mr. Foss, $2,043,099 for Ms. McKee, and $2,402,351 for Mr. Reynolds.

(6)

(a)	Mr. Foss’s payout upon a change of control of the Company on September 30, 2016, would not be considered a parachute payment and subject to excise tax.

(b)	Included in Mr. Foss’s perquisites: (i) in the case of termination without cause or resignation for good reason are basic medical and life insurance coverage and a car allowance over a 24-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and life insurance premiums for two years and a car allowance for 24 months, as well as outplacement benefits of 20% of his base salary.

(7)

(a)	Mr. Bramlage would incur excise tax if a change of control of the Company had occurred on September 30, 2016, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If a change of control occurred on September 30, 2016, the total amount payable to Mr. Bramlage would be reduced by $1,287,489, which is reflected in the table. In the event that Mr. Bramlage’s payments were considered parachute payments, the Company would lose the deduction for all amounts it paid to Mr. Bramlage above the “base amount” as defined in the Internal Revenue Code.

(b)	Included in Mr. Bramlage’s perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are health care, accident, disability and life insurance premiums for two years, a car allowance for 18 months, and outplacement benefits of 20% of his base salary.

(8)

(a)	Ms. McKee has attained the eligible retirement age of 60 under the 2007 Stock Plan and the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply to Ms. McKee.

(b)	Ms. McKee’s payout upon a change of control of the Company on September 30, 2016, would not be considered a parachute payment and subject to excise tax.

(c)	Included in Ms. McKee’s perquisites: (i) in the case of termination without cause, are basic life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 18 months, as well as outplacement benefits of 20% of her base salary.

(9)

(a)	Mr. Reynolds’ payout upon a change of control of the Company on September 30, 2016, would not be considered a parachute payment and subject to excise tax.

(b)	Included in Mr. Reynolds’ perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 15-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and life insurance premiums for two years, a car allowance for 15 months, and outplacement benefits of 20% of his base salary.

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(10)	Included in Mr. Kroeker’s perquisites, in the case of termination without cause, are basic medical and life insurance coverage and receipt of a car allowance over a 32-week severance period.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Aramark common stock that may be issued under all of Aramark’s existing equity compensation plans as of September 30, 2016, including the 2013 Stock Plan and the 2007 Stock Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)(2)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SECURITIES REFLECTED IN COLUMN(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	18,773,931	$19.45	16,052,815
Equity compensation plans not approved by security holders:	—	—	—
Total	18,773,931	$19.45	16,052,815

(1)	Under the 2007 Stock Plan, options, restricted stock units and restricted stock were granted to employees of or consultants to the Company. Deferred stock units were granted to directors of the Company under the 2007 Stock Plan. As of December 12, 2013, no further grants were made or may be made under the 2007 Stock Plan. Under the 2013 Stock Plan, options, stock appreciation rights, restricted shares, restricted stock units, shares and deferred stock units and dividend equivalent awards may be granted, but the 2013 Stock Plan does not separately segregate the shares used for each type of award. As of September 30, 2016, 16,052,815 shares were available for grant under the 2013 Stock Plan.

(2)	In addition to shares issuable upon exercise of stock options, includes shares issuable upon the settlement of 246,599 deferred stock units; 1,620,197 restricted stock units; and 668,200 earned performance stock units, in each case issuable under the 2007 Stock Plan or the 2013 Stock Plan at a rate of one share for each unit. Also includes shares issuable upon the settlement of 629,630 performance awards issued under the 2013 Stock Plan at the maximum 200% payout rate (1,341,354 shares). The deferred stock units, restricted stock units and performance stock units do not have an exercise price. Therefore, these awards are not included in the calculation of weighted average exercise price in column (b).

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PROPOSAL NO. 4 – VOTE TO APPROVE AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

PROPOSAL SUMMARY

What Are You Voting On?

Shareholders are being asked to consider and approve a proposal to amend and restate the Aramark (p.k.a. Aramark Holdings Corporation) 2013 Stock Incentive Plan as the Aramark Amended and Restated 2013 Stock Incentive Plan (as so amended and restated, the “Amended Stock Plan”), which approval will also be deemed to constitute an approval of the material terms of the performance goals for certain performance-based awards that may be granted under the Amended Stock Plan.

Voting Recommendation

The Board recommends that you vote “FOR” the Amended Stock Plan.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, the Amended Stock Plan, unless you specify otherwise.

APPROVAL OF THE ARAMARK AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

Shareholders are being asked to consider and approve a proposal to amend and restate the Aramark (p.k.a. Aramark Holdings Corporation) 2013 Stock Incentive Plan as the Aramark Amended and Restated 2013 Stock Incentive Plan (as so amended and restated, the “Amended Stock Plan”), which approval will also be deemed to constitute an approval of the material terms of the performance goals for certain performance-based awards that may be granted under the Amended Stock Plan. The Amended Stock Plan, if approved, will permit the Company to continue making equity-based and other incentive awards to its employees, directors, consultants and advisors in a manner intended to properly incentivize such individuals by aligning their interest with the interests of the Company’s shareholders. The Company has been granting equity-based incentive awards under the Aramark 2013 Stock Incentive Plan (the “Existing Plan”). When the Existing Plan was approved, the Company had reserved 25,500,000 shares for issuance of awards under the Existing Plan. As of the December 13, 2016 record date for the 2017 Annual Meeting, approximately 11,894,545 shares remained available for future grants of awards under the Existing Plan. The proposed Amended Stock Plan would maintain the number of shares available for future grants under the Existing Plan. In addition, we are adding a new limitation to the Amended Stock Plan by limiting the number of shares that may be granted to any non-employee director serving on our board of directors during a calendar year, when added to the annual cash compensation earned by such director, to $750,000 in total value. Further, the Amended Stock Plan would add two new performance metrics as permissible goals under the Amended Stock Plan for performance compensation awards related to: (i) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and (ii) margin based upon any of earnings before interest and taxes, pretax income, EBITDA or any other profit measure. Additionally, the Amended Stock Plan would increase the annual limitations on certain categories of employee equity grants, as further described below.

The Company is not currently contemplating any specific grants under the Amended Stock Plan, other than, at this time, we anticipate that if the Amended Stock Plan is approved by our shareholders, the annual grants of deferred stock units to directors (which are currently anticipated to be similar to the annual grants for fiscal 2016 described under “Corporate Governance Matters – Director Compensation”) and grants to directors under our Director Deferred Compensation Plan would be made under the Amended Stock Plan. If the Amended Stock Plan is not approved by our shareholders, such grants will instead be made under the Existing Plan.

The principal purpose of the proposed Amended Stock Plan is to facilitate our continued ability to grant contemplated long-term performance awards to key employees, directors and consultants of the Company. Our ability to make equity-based awards helps us attract, retain and motivate key employees and directors as well as foster long-term value creation.

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Approval by shareholders of the Amended Stock Plan will also satisfy the requirement to have the material terms of the permissible performance goals under which compensation may be paid for purposes of certain awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) approved by shareholders at the Company’s first annual meeting of shareholders occurring after the close of the third calendar year following the year in which the Company’s initial public offering occurred. Under Section 162(m), the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as “performance-based compensation” under Section 162(m), and the material terms of the plan for such compensation are approved by shareholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals are based and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed below.

We are not seeking to make other material changes to the terms of the Existing Plan document, other than certain technical changes and clarifications to better conform with “best practices”. For example, the share recycling provisions under the Amended Stock Plan will be amended to provide that when a stock option or stock appreciation right is granted, the number of shares subject to the stock option or stock appreciation right will be counted against the aggregate number of shares with respect to which awards may be granted under the Amended Stock Plan as one share for every share subject to such stock option or stock appreciation right. No shares will be added back to the share reserve under the Amended Stock Plan in the event that (i) a portion of the shares covered by an award are settled in cash, tendered to the Company or “net settled” to cover payment of the exercise price or any tax withholdings or (ii) the Company utilizes the proceeds received upon stock option exercise to repurchase shares on the open market or otherwise. Currently, under the Existing Plan, such shares would be available for new grants. If a share is granted subject to an award that is forfeited or does not vest, and the award lapses without payment of consideration to the award holder, however, the underlying shares will be available for new grants under the Amended Stock Plan. Another technical change to be reflected in the Amended Stock Plan will be the imposition of a one-year minimum vesting requirement for awards granted to employees under the plan, subject to certain potential acceleration events. Currently, under the Existing Plan, there is no such minimum vesting requirement.

The Company’s Board of Directors has approved the adoption of the Amended Stock Plan and, if the Amended Stock Plan is approved by shareholders at the 2017 Annual Meeting, it will become immediately effective as of the date of the 2017 Annual Meeting. If shareholders do not approve the Amended Stock Plan, the Existing Plan will continue as currently in effect, but the Board, the Compensation Committee or another committee of the Board, would not be able to grant performance-based awards that are in compliance with Section 162(m).

For a discussion of the Amended Stock Plan, see “Amended and Restated 2013 Stock Incentive Plan” below. Because this is only a summary, it does not contain all the information about the Amended Stock Plan that may be important to you and is qualified in its entirety by the full text of the Amended Stock Plan as set forth in Appendix A hereto.

The Company’s Board of Directors recommends that shareholders vote for the approval of the Amended Stock Plan.

Amended and Restated 2013 Stock Incentive Plan

Purpose and Eligibility. The purpose of the Amended Stock Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our current and prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. As of December 13, 2016, approximately 2,000 employees, including our executive officers, would be eligible to participate in the programs approved under the Amended Stock Plan. In addition, a small number of consultants that we may engage from time-to-time, along with the members of the Board, are eligible to participate in the Amended Stock Plan.

Administration. The Amended Stock Plan will be administered by the Compensation Committee, a sub-committee or other committee of the Board as may be appointed pursuant to the Amended Stock Plan or the Board (as applicable, for purposes of this Proposal No. 4, the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award and any amendments thereto consistent with the provisions of the Amended

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Stock Plan. The Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Amended Stock Plan and any instrument or agreement relating to, or any award granted under, the Amended Stock Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the Amended Stock Plan; accelerate the vesting or exercisability of, payment for or lapse of restrictions on awards; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Amended Stock Plan.

Shares Subject to the Amended Stock Plan. The Amended Stock Plan provides that the total number of shares of common stock that may be issued under the Amended Stock Plan, inclusive of shares previously granted under the Existing Plan, is 25,500,000. Of this amount, no more than 2,000,000 shares may be granted as incentive stock options after the approval by shareholders of the Amended Stock Plan. Additionally, no more than 2,000,000 shares of common stock issuable upon the exercise of options or stock appreciation rights may be granted to any single participant during any calendar year; performance-based awards covering no more than 1,000,000 shares of common stock may be granted to any single participant during a single calendar year, which is an increase from 800,000 under the Existing Plan, and in the event any such performance-based award is paid in cash, other securities or other property, no more than the fair market value of 1,000,000 shares of common stock on the last day of the performance period to which such award relates may be paid in respect of such performance-based award, which is an increase from 800,000 under the Existing Plan; the maximum amount that can be paid to any single participant in any one calendar year pursuant to a cash bonus award is $10,000,000, which is an increase from $8,000,000 under the Existing Plan; and the maximum number of shares of common stock that may be granted during any calendar year to any non-employee director serving on our board of directors, taken together with any cash fees earned by such non-employee director during such calendar year, shall not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), whereas there is no existing limitation under the Existing Plan. To the extent an award is forfeited, canceled, redeemed, terminated or expires unexercised, the number of shares of common stock subject to such award will become available again for grant under the Amended Stock Plan. Notwithstanding the above, shares of common stock that are used to pay the exercise price of an award or to satisfy tax withholding obligations, including shares redeemed as part of a “net exercise” settlement, will no longer be available for future grant under the Amended Stock Plan as they are under the Existing Plan.

Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine (referred to as “substitute awards”). The number of shares of common stock underlying any substitute awards will not be counted against the total number of shares of common stock available for awards under the Amended Stock Plan. No award may be granted under the Amended Stock Plan during any suspension of the Amended Stock Plan or after the tenth anniversary of the effective date of the Existing Plan (i.e., December 1, 2023), but awards theretofore granted may extend beyond that date.

Minimum Vesting Term on Employee Awards. Subject to certain acceleration events as proscribed in the Amended Stock Plan or any award agreement thereunder, awards granted to employees will be subject to a one-year minimum vesting requirement.

Options. The Committee may grant non-qualified stock options and incentive stock options, under the Amended Stock Plan. All stock options granted under the Amended Stock Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date the option is granted, and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code. The maximum term for stock options granted under the Amended Stock Plan will be ten years from the initial date of grant, or five years with respect to any stock options intended to qualify as incentive stock options granted to a participant who owns stock representing more than 10% of the voting power of all classes of stock of us or any of our affiliates.

The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law and subject to the limitations set forth in the Amended Stock Plan: (i) in cash, (ii) by surrender of shares of

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common stock having a fair market value equal to the aggregate exercise price for the shares being purchased, (iii) through a “net exercise” arrangement where a number of shares with a fair market value equal to the exercise price is withheld by us in satisfaction of the exercise price and/or tax withholding obligations; (iv) in other property having a fair market value on the date of exercise equal to the purchase price; (v) through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (vi) a combination of the foregoing methods. No fractional shares will be issued or delivered pursuant to the Amended Stock Plan or any award, and the Committee will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto will be canceled, terminated or otherwise eliminated.

Stock Appreciation Rights. The Committee may grant stock appreciation rights under the Amended Stock Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the numbers of shares of common stock covered by the stock appreciation right being exercised. The strike price per share of a stock appreciation right granted in tandem with an option will be the exercise price of the related option and in the case of a stock appreciation right granted independent of an option, the fair market value on the date of grant (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units. The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, if provided in a restricted stock unit award agreement, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the Amended Stock Plan, the holder will generally have the rights and privileges of a shareholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock. A holder of restricted stock units will have no rights as a shareholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of common stock underlying the award have been issued to the holder.

Stock Bonus Awards. The Committee may issue unrestricted common stock, or other awards denominated in shares of common stock, either alone or in tandem with other awards, under the Amended Stock Plan.

Deferred Stock Units. The Committee may grant deferred stock units under the Amended Stock Plan. Generally, each deferred stock unit will entitle the holder thereof to receive one share of common stock on the date the deferred stock unit becomes vested or upon a specified settlement date thereafter (which settlement date may, but is not required to, be the date of the participant’s termination of relationship). A holder of deferred stock units will have no rights as a shareholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of common stock underlying the award have been issued to the holder.

Dividend Equivalents. The Committee may grant dividend equivalents based on dividends declared on the common stock, to be credited as of the dividend payment dates during the period between the date an award is granted to a participant and the date such award vests, is exercised, is distributed or expires, as determined by the Committee. Such dividend equivalents will be converted to cash, additional awards or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Committee. The Amended Stock Plan precludes the payment of dividends or dividend equivalent rights on performance-based awards unless and until the corresponding performance-based award has been earned in accordance with its terms.

Performance Compensation Awards. The Committee may also grant a performance-based award in a manner that is intended to cause the award to be deductible by the Company under Section 162(m) although not required to, however there can be no guarantee that a performance-based award will be treated as “performance-based compensation” under Section 162(m). The Committee also has the authority to make an award of a cash bonus to any participant and designate such award as a performance compensation award under the Amended Stock Plan. The Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. To that end, performance-based awards intended to be deductible under Section 162(m) must be based on the attainment of written performance goals approved by the Committee.

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Within 90 days after the start of a designated performance period (or, if less, the number of days which is equal to 25% of such performance period), the Committee will establish the objective performance goals for each participant. The performance criteria that will be used to establish the performance goals will be based on the attainment of target levels of, a targeted percentage increase in, or, to the extent permitted under Section 162(m) of the Internal Revenue Code, solely the achievement of, one or more of the following Company or business group measures (which may be expressly modified by the Committee with respect to the relevant performance period): (i) earnings before interest and taxes (“EBIT”), (ii) return on net assets, (iii) net income, (iv) after tax return on investment, (v) sales, (vi) revenues, (vii) earnings per share, (viii) total shareholder return, (ix) return on equity, (x) return on investment, (xi) total business return, (xii) return on gross investment, (xiii) operating cash flow, (xiv) free cash flow, (xv) operating income, (xvi) pretax income, (xvii) stock price appreciation, (xviii) earnings before interest, taxes, depreciation and amortization (“EBITDA”), or (xix) margin based upon any of EBIT, operating income, pretax income, EBITDA or any other profit measure. The measures may be based on our absolute performance or our performance relative to a peer group or other external measure of selected performance. The performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified above.

Prior to the payment of any award that is intended to qualify as performance-based compensation for purposes of Section 162(m), the Committee will certify that the applicable performance goals have been met. In connection with such certification, the Committee may decide to pay amounts that are less than the award otherwise payable for achievement of the applicable performance goals at the sole discretion of the Committee. Payment of such an award to a participant will occur only after such certification and will be made as determined by the Committee in its sole discretion after the end of such performance period.

Change in Capital Structure and Similar Events. In the event of (a) any dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event (including, without limitation, a change of control, as defined in the Amended Stock Plan) that affects the shares of common stock, or (b) unusual or nonrecurring events (including, without limitation, a change of control) affecting us, any of our affiliates, or the financial statements of us or any of our affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee must make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of: (i) adjusting any or all of (A) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the Amended Stock Plan and (B) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award or (3) any applicable performance measures; (ii) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (iii) cancelling any one or more outstanding awards and causing to be paid to the holders, in cash, shares of common stock, other securities or other property, or any combination, the value of such awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of common stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price thereof.

Effect of Change of Control. Except to the extent otherwise provided in an award agreement, in the event of (i) the occurrence of a change of control of us (“Change of Control”) and (ii) thereafter, a termination of relationship of a participant by us without cause or by the participant for good reason (if applicable) that occurs prior to the second anniversary of the date of such Change of Control, then notwithstanding any provision of the Amended Stock Plan to

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the contrary, with respect to all or any portion of the participant’s outstanding award or awards: (a) the then outstanding options and stock appreciation rights will become immediately exercisable on the date of the termination of relationship; (b) the period of restriction applicable to awards will expire as of the date of the termination of relationship (including without limitation a waiver of any applicable performance goals); (c) performance periods in effect on the date the termination of relationship will end on such date, and all applicable performance goals will be deemed to have been achieved at the applicable “target” levels of performance; and (d) all awards that have been previously deferred are to be settled in full as soon as practicable, but if and only if, with respect to an award which provides for the deferral of compensation and is subject to Section 409A of the Internal Revenue Code, (I) such termination of relationship occurs prior to the second anniversary of the Change of Control and (II) such settlement does not contradict any pre-existing deferral election under any other plan, program or arrangement of the Company or any of its Affiliates then in effect.

Nontransferability of Awards. An award will not be transferable or assignable by a participant except by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue, or terminate the Amended Stock Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement (including the rules or requirements of any securities exchange or inter-dealer quotation system on which our shares may be listed). In addition, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

Plan Duration. The Amended Stock Plan will expire on the tenth anniversary of the effective date of the Existing Plan (i.e., December 1, 2023), and no awards may be granted after such expiration, but awards theretofore granted may be extended beyond that date.

Clawback Provisions. All awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant in respect of such awards) will be subject to the provisions of any clawback policy implemented by the Company or set forth in the applicable award agreement, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Certain United States Federal Income Tax Consequences

Stock Options. An employee to whom an incentive stock option (“ISO”) that qualifies under Section 422 of the Internal Revenue Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will

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be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long- or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock. Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to the award of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant’s holding period will commence on the date on which the restrictions lapse.

A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an award of restricted stock to recognize ordinary income on the date of award based on the fair market value of common stock of the Company on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the day after such date.

With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Stock Units. A Participant to whom a restricted stock unit (“RSU”) or performance stock unit (“PSU”) is granted generally will not recognize income at the time of grant (although the Participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of common stock of the Company in respect of an RSU or PSU, a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the common stock of the Company is delivered, multiplied by (y) the number of shares of common stock of the Company delivered.

Other Stock-based Awards. With respect to other stock-based awards paid in cash or common stock, Participants will generally recognize income equal to the fair market value of the award on the date on which the award is delivered to the recipient.

Code Section 409A. Section 409A of the Code (“Section 409A”) generally sets forth rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended Stock Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the Amended Stock Plan and establish terms (or make required amendments) with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a Participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event the Company is required to delay delivery of shares or any other payment under an award in order to avoid the imposition of an additional tax under Section 409A, the Company will deliver such shares (or make such payment) on the first day that would not result in the Participant incurring any tax liability under Section 409A. The Committee may amend the Amended Stock Plan and outstanding awards to preserve the intended benefits of awards granted under the Amended Stock Plan and to avoid the imposition of an additional tax under Section 409A.

General. Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or shares of common stock of the Company are subject to

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applicable tax withholding as required by law. To the extent permitted by the Committee, Participants may be allowed to satisfy tax withholding requirements by withholding in shares (including, to the extent permitted by the Committee, at rates exceeding the minimum statutory withholding rates, if such withholding arrangements are permitted under Internal Revenue Service withholding rules and will not result in adverse accounting consequences to the Company).

The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

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Stock Awards Previously Granted Under the Existing Plan

The following table sets forth information on stock options, restricted stock units and performance stock units granted under the Company’s Existing Plan since its adoption and includes awards subsequently forfeited, if any. The closing price of the Company’s common stock on the NYSE on December 13, 2016 (the record date for the 2017 Annual Meeting) was $36.28 per share.

NAME & POSITION	STOCK OPTION GRANTS # OF SHARES COVERED	RESTRICTED STOCK UNIT GRANTS # OF SHARES COVERED(1)	PERFORMANCE STOCK UNIT GRANTS # OF SHARES COVERED(2)	TOTAL OF ALL COLUMNS IN TABLE # OF SHARES COVERED
Eric J. Foss	2,552,488	321,609	568,117	3,442,214
Stephen P. Bramlage, Jr.	233,121	64,784	25,908	323,813
Lynn B. McKee	251,252	35,121	35,193	321,566
Stephen R. Reynolds	245,089	34,247	32,710	312,047
Harrald Kroeker	183,700	34,650	35,352	253,702
Current Executive Officers as a Group	3,465,650	490,412	697,280	4,653,341
Todd M. Abbrecht	—	15,439	—	15,439
Lawrence T. Babbio	—	15,439	—	15,439
Pierre-Olivier Beckers-Vieujant	—	8,975	—	8,975
Lisa G. Bisaccia	—	6,881	—	6,881
Leonard S. Coleman, Jr.	—	15,439	—	15,439
Richard Dreiling	—	6,881	—	6,881
Irene M. Esteves	—	11,141	—	11,141
Daniel J. Heinrich	—	15,031	—	15,031
Sanjeev K. Mehra	—	19,121	—	19,121
Patricia Morrison	—	—	—	—
John A. Quelch	—	6,881	—	6,881
Stephen I. Sadove	—	15,031	—	15,031
Current Non-Executive Directors as a Group	—	136,259	—	136,259
All Employees, including All Current Officers who are not Executive Officers, as a Group	9,805,246	2,605,911	3,412,927	15,824,084

(1)	Includes all restricted stock units and deferred stock units granted under the Existing Plan.

(2)	Includes all earned performance stock units and the maximum number of shares that are potentially issuable under unearned performance stock units, in each case, granted under the Existing Plan.

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PROPOSAL NO. 5 – VOTE TO APPROVE AMENDED AND RESTATED SENIOR EXECUTIVE PERFORMANCE BONUS PLAN

PROPOSAL SUMMARY

What Are You Voting On?

Shareholders are being asked to consider and approve a proposal to further amend and restate the Amended and Restated Aramark Senior Executive Performance Bonus Plan (the “Performance Bonus Plan” and as further amended and restated, the “Amended Performance Bonus Plan”).

Voting Recommendation

The Board recommends that you vote “FOR” the Amended Performance Bonus Plan.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, the Amended Performance Bonus Plan, unless you specify otherwise.

APPROVAL OF THE AMENDED AND RESTATED ARAMARK SENIOR EXECUTIVE PERFORMANCE BONUS PLAN

Shareholders are being asked to consider and approve a proposal to further amend and restate the existing Amended and Restated Aramark Senior Executive Performance Bonus Plan (in effect as of the date hereof, the “Existing Performance Bonus Plan” and as proposed to be further amended and restated, the “Amended Performance Bonus Plan”) which:

(1)	extends the period of time for which bonus awards may be made under the Amended Performance Bonus Plan to the date of the Company’s first shareholders’ meeting that occurs during 2022, such that no new bonus awards may be granted after such expiration date (bonus awards granted prior to the first shareholders’ meeting in 2022 will remain in effect and be subject to the terms of the Amended Performance Bonus Plan);

(2)	makes certain changes, clarifications and language improvements, including the addition of two new performance metrics as permissible goals under the Amended Performance Bonus Plan related to: (i) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and (ii) margin based upon any of earnings before interest and taxes, pretax income, EBITDA or any other profit measure;

(3)	increases the maximum bonus payment for any participant in respect of any performance period that is established as a fiscal year of the Company under the Amended Performance Bonus Plan from $6,000,000 to $10,000,000; and

(4)	removes the provision in the Existing Performance Bonus Plan which permits the Compensation Committee to grant additional discretionary bonuses in respect of any performance period that are in addition to any bonus award.

We are not seeking to make other material changes to the terms of the Existing Performance Bonus Plan.

The Amended Performance Bonus Plan is designed to reward senior executives who perform to or exceed our standards by recognizing each such executive’s scope of responsibilities and management capabilities, and providing incentives to him or her to optimize Company-wide financial results.

Approval by shareholders of the Amended Performance Bonus Plan will also satisfy the requirement to have the material terms of the permissible performance goals under which compensation may be paid for purposes of certain awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) approved by shareholders at the Company’s first annual meeting of shareholders occurring after the close of the third calendar year following the year in which the Company’s initial public offering occurred.

The Amended Performance Bonus Plan provides for annual bonus awards calculated using a pre-established formula, which is based on the Company’s performance. The Company has proposed to limit the term of the Amended

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Performance Bonus Plan to a period ending upon the Company’s first shareholders’ meeting that occurs during 2022, which is an extension from 2017 under the Existing Performance Bonus Plan, with the expectation that any extension of the term of the Amended Performance Bonus Plan will be approved by shareholders in a manner intended to permit bonus awards to continue to be granted under the Amended Performance Bonus Plan and meet certain requirements of Section 162(m), which section governs the tax deductibility of performance-based compensation. Under Section 162(m), the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as “performance-based compensation” under Section 162(m), and the material terms of the plan for such compensation are approved by shareholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed below.

The Company’s Board of Directors has approved the adoption of the Amended Performance Bonus Plan and, if the Amended Performance Bonus Plan is approved by shareholders at the 2017 Annual Meeting, it will become immediately effective as of the date of the 2017 Annual Meeting. If shareholders do not approve the Amended Performance Bonus Plan, the Existing Performance Bonus Plan will not be available for future grants of performance-based awards and we may not be entitled to a tax deduction for some or all of the performance-based compensation paid to our Chief Executive Officer and our other most highly compensated executive officers (other than our Chief Financial Officer). Further, if shareholders do not approve the Amended Performance Bonus Plan, bonus awards with respect to the 2017 fiscal year that have been contingently granted under the Amended Performance Bonus Plan will be canceled.

For a discussion of the Amended Performance Bonus Plan, see “Amended Performance Bonus Plan” below. Because this is only a summary, it does not contain all the information about the Amended Performance Bonus Plan that may be important to you and is qualified in its entirety by the full text of the Amended Performance Bonus Plan as set forth in Appendix B hereto.

The Company’s Board of Directors recommends that shareholders vote for the approval of the Amended Performance Bonus Plan.

Amended Performance Bonus Plan

Purpose. The Amended Performance Bonus Plan is intended to promote the interests of the Company and its shareholders by providing annual bonus awards to the Chief Executive Officer and other senior executives designated by the Compensation Committee administering the plan thereby motivating such senior executives to attain corporate performance goals set forth in the Amended Performance Bonus Plan while intending to preserve for the benefit of the Company and its subsidiaries the associated U.S. federal income tax deduction under Section 162(m). The Company anticipates that future participation under the Amended Performance Bonus Plan will be at levels similar to past participation.

Administration. The Compensation Committee, a sub-committee thereof or another committee of two or more non-employee directors as may be appointed by the Board (as applicable, for purposes of this Proposal No. 5, the “Committee”) has the sole and exclusive authority to administer the Amended Performance Bonus Plan, including the interpretation of the terms therein. The Committee may select senior executives of the Company and its affiliates including, without limitation, executives who are “covered employees”, as defined in Section 162(m), or who the Company anticipates may become “covered employees”, to be granted bonus awards under the Amended Performance Bonus Plan. For the fiscal year ending September 29, 2017, five “covered employees” were selected by the Committee to participate in the Amended Performance Bonus Plan. Bonus awards with respect to the 2017 fiscal year have been contingently granted under the Amended Performance Bonus Plan, subject to achievement of the relevant performance goals and the approval of the Amended Performance Bonus Plan by the Company’s shareholders at the 2017 Annual Meeting. Reference to “the Committee” will also refer to any such other duly appointed committee appointed to administer the Amended Performance Bonus Plan pursuant to the terms of the Amended Performance Bonus Plan.

Awards under the Amended Performance Bonus Plan. Bonus awards granted under the Amended Performance Bonus Plan may be granted in a manner that is intended to cause the bonus award to be deductible by the Company

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under Section 162(m), however, there can be no guarantee that a bonus award will be treated as “performance-based compensation” under Section 162(m). The Committee will establish in writing the amount of the bonus award and the performance measure or measures for each participant not later than 90 days after the beginning of any performance period (or prior to the expiration of 25% of the performance period, if the performance period is less than 12 months). The bonus award will be based on the attainment of target levels of, a targeted percentage increase in, or, to the extent permitted under Section 162(m), solely the achievement of, one or more of the following measures (which may be expressly modified by the Committee with respect to the relevant performance period): (1) EBIT, (2) return on net assets, (3) net income, (4) after tax return on investment, (5) sales, (6) revenues, (7) earnings per share, (8) total shareholder return, (9) return on equity, (10) return on investment, (11) total business return, (12) return on gross investment, (13) operating cash flow, (14) free cash flow, (15) operating income, (16) pretax income, (17) stock price appreciation, (18) EBITDA, or (19) margin based upon any of EBIT, operating income, pretax income, EBITDA or any other profit measure. The measures may be based on our absolute performance or our performance relative to a peer group or other external measure of selected performance. The performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. In all events, the performance measures will be established in a manner intended to comply with the requirements of Section 162(m).

Prior to the payment of any bonus award, the Committee will certify that the applicable performance goals have been met. In connection with such certification, the Committee may decide to pay amounts which are less than the bonus award otherwise payable for achievement of the applicable performance goals. The Committee may base the decision to reduce the bonus award on any criteria it deems relevant. A participant in the Amended Performance Bonus Plan is only entitled to the award after such certification that the performance goals are attained and if such participant is employed by the Company or one of its subsidiaries on the last day of the applicable performance period. The maximum bonus payment for any participant in respect of any performance period that is established as the fiscal year of the Company under the Amended Performance Bonus Plan is $10,000,000, which is an increase from $6,000,000 under the Existing Performance Bonus Plan. An award pursuant to the Amended Performance Bonus Plan is payable in the form of cash or settled shares of common stock, restricted stock units that are settled in common stock or a combination thereof, with any stock-based awards settled under the Existing Plan, or, if Proposal No. 4, “Approval of the Aramark Amended and Restated 2013 Stock Incentive Plan” is approved by shareholders, under the Amended Stock Plan.

Duration. The Amended Performance Bonus Plan will be effective through the first meeting of the shareholders of the Company occurring in 2022, which is an extension from the Existing Performance Bonus Plan which was set to expire following the first meeting of the shareholders of the Company occurring in 2017. No new bonus awards may be granted under the Amended Performance Bonus Plan after the date of the Company’s first shareholders’ meeting that occurs during 2022, but previously granted bonus awards may extend beyond that date.

Adjustment for Extraordinary Items. The Committee may adjust, upward or downward, to the extent permitted by Section 162(m), the performance measures to reflect, as applicable: (i) a change in generally acceptable accounting standards or principles; (ii) a significant acquisition or divesture, or a discontinuation of operations; (iii) a significant capital transaction; (iv) any charges and costs associated with restructurings of the Company and (v) any other unusual, nonrecurring items which are separately identified and quantified in the Company’s audited financial statements, notes to the Company’s audited financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s then most recent report filed with the U.S. Securities and Exchange Commission pursuant to applicable law, so long as such accounting change is required or such transaction or nonrecurring item occurs after the performance measures for the performance period are established, and such adjustments are stated at the time that the performance measures are determined. The Committee may also adjust, upward or downward, as applicable, the performance measures to reflect any other extraordinary item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such performance measures at the time the performance measures are established, and such item or event occurs after the performance measures for the performance period are established. In all events, any adjustments to be made to the performance measures will be disclosed in a manner intended to satisfy the requirements of Section 162(m).

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Amendment and Termination. The Committee may amend the Amended Performance Bonus Plan from time to time as it deems desirable; provided, that no such amendment may, without shareholder approval, increase the scope of the group of employees who may receive compensation, change the permitted performance measures, increase the maximum bonus award payable or make any other change requiring further shareholder approval under Section 162(m). The board of directors may, in its discretion, terminate the Amended Performance Bonus Plan at any time.

New Plan Benefits

The following table sets forth information on the maximum bonus for fiscal 2017 which may be earned under the Amended Performance Bonus Plan if the Amended Performance Bonus Plan is approved by shareholders and the performance conditions are met.

Amended Performance Bonus Plan

Fiscal 2017 Bonus Award Potential

Name And Position	Target Bonus Awards(1)
Eric J. Foss	$3,400,000
Stephen P. Bramlage, Jr.	$660,960
Lynn B. McKee	$700,232
Stephen R. Reynolds	$543,869
Harrald Kroeker	$466,555
Current Executive Officers as a Group	$5,771,616
Current Non-Executive Directors as a Group	$0
All Employees, including All Current Officers who are not Executive Officers, as a Group	$5,771,616

(1)	Represents the target bonus which may be earned in fiscal 2017 under the Amended Performance Bonus Plan. Bonus awards may be paid in cash or in shares of common stock of the Company (under the Amended Stock Plan, if it is approved, or otherwise under the Existing Stock Plan). Under the Amended Performance Bonus Plan, each participant is eligible for a maximum bonus based on a percentage of fiscal 2017 Adjusted EBIT as follows: Mr. Foss (the lesser of 1.01% of 2017 Adjusted EBIT and $10,000,000), Mr. Bramlage (0.25% of 2017 Adjusted EBIT), Ms. McKee (0.2% of 2017 Adjusted EBIT), Mr. Reynolds (0.2% of 2017 Adjusted EBIT) and Mr. Kroeker (0.2% of 2017 Adjusted EBIT). Consistent with past practice, however, the Committee expects to exercise negative discretion in the ultimate determination of the payout of such awards. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive.”

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Certain Relationships and Related Transactions

Review of Related Party Transactions

The Board adopted a written Policy Regarding Transactions with Related Persons, which is administered by the Audit Committee, provided that in lieu of approval by the Audit Committee, any such transaction may be reviewed and approved or ratified by a committee of disinterested members of the Board. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, the Board has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the policy, a related person transaction must be reported to the Company’s General Counsel and be reviewed and approved or ratified by the Audit Committee (or disinterested members of the Board) in accordance with the terms of the policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related person transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction.

During fiscal 2016, the Company paid fees of $66,816 to an affiliate of FMR LLC for record keeping and administrative services for the Company’s non-qualified deferred compensation plans and the Company’s qualified 401(k) plans paid an affiliate of FMR LLC $2,178,303 for record keeping and administrative services. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained from an unrelated third party in transactions of similar size. From time to time in the ordinary course of our business we may enter into commercial transactions, including the sale and purchase of goods and services, on an arm’s-length basis with entities that, together with their affiliates, beneficially own five percent or more of our common stock. We believe that none of these transactions is significant enough to be considered material to either party.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership, as of December 13, 2016, of (i) each individual or entity known by us to beneficially own more than five percent of the shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group. As of December 13, 2016, we had approximately 648 holders of record.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is Aramark, Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS (%)
FMR LLC(2)	18,801,671	7.6
The Vanguard Group(3)	15,036,742	6.1
Eric J. Foss(4)	5,387,312	2.2
Lynn B. McKee(5)	1,089,173	*
Stephen R. Reynolds(6)	342,939	*
Stephen P. Bramlage, Jr.(7)	123,501	*
Harrald Kroeker(8)	110,343	*
Todd M. Abbrecht(9)	—	—
Lawrence T. Babbio, Jr.(10)	—	—
Pierre-Olivier Beckers-Vieujant(11)	—	—
Lisa G. Bisaccia(12)	—	—
Leonard S. Coleman, Jr.(13)	—	—
Richard W. Dreiling(14)	—	—
Irene M. Esteves(15)	—	—
Daniel J. Heinrich(16)	3,750	*
Sanjeev K. Mehra(17)	—	—
Patricia Morrison	—	—
John A. Quelch(18)	—	—
Stephen I. Sadove(19)	—	—
Directors and Executive Officers as a Group (17 Persons)(20)	7,057,018	2.9

*	Less than one percent

(1)	As of December 13, 2016, we had 245,847,851 shares outstanding.

(2)	Information based on a Schedule 13G filed February 12, 2016 by FMR LLC, and Abigail P. Johnson, reporting beneficial ownership by FMR LLC, certain of its subsidiaries and affiliates and other companies, consisting of sole voting power with respect to 2,558,291 of these shares and sole dispositive power over all of these shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

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(3)	Information based on a Schedule 13G filed February 10, 2016 by The Vanguard Group, reporting beneficial ownership by The Vanguard Group, and certain of its subsidiaries, consisting of sole voting power with respect to 206,417 of these shares, shared voting power with respect to 20,200 of these shares, sole dispositive power over 14,798,125 of these shares and shared dispositive power over 238,617 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(4)	Shares shown as beneficially owned by Mr. Foss reflect 3,724,707 shares subject to stock options exercisable as of December 13, 2016, or within 60 days of December 13, 2016; 132,199 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 13, 2016; 14,252 shares of restricted stock scheduled to vest within 60 days of December 13, 2016; and 618,902 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(5)	Includes beneficial ownership of shares held by a general partnership for which Ms. McKee serves as a general partner and shares held in a trust over which Ms. McKee may be deemed to have investment control. Shares shown as beneficially owned by Ms. McKee reflect 625,322 shares subject to stock options exercisable as of December 13, 2016, or within 60 days of December 13, 2016; 5,288 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 13, 2016; and 76,764 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(6)	Shares shown as beneficially owned by Mr. Reynolds reflect 191,968 shares subject to stock options exercisable as of December 13, 2016, or within 60 days of December 13, 2016, and 4,232 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 13, 2016; 904 shares of restricted stock scheduled to vest within 60 days of December 13, 2016; and 76,764 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(7)	Shares shown as beneficially owned by Mr. Bramlage reflect 39,367 shares subject to stock options exercisable as of December 13, 2016, or within 60 days of December 13, 2016 and 76,764 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(8)	Shares shown as beneficially owned by Mr. Kroeker reflect 65,205 shares subject to stock options exercisable as of December 13, 2016, or within 60 days of December 13, 2016, and 28,170 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(9)	Does not include 15,494 deferred stock units that are vested or will vest or within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Abbrecht six months following his termination as a director.

(10)	Does not include 72,956 deferred stock units that are vested or will vest within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Babbio six months following his termination as a director.

(11)	Does not include 9,031 deferred stock units that are vested or will vest within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Beckers-Vieujant six months following his termination as a director.

(12)	Does not include 6,936 deferred stock units that are vested or will vest within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Ms. Bisaccia six months following her termination as a director.

(13)	Does not include 72,956 deferred stock units that are vested or will vest within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Coleman six months following his termination as a director.

(14)	Does not include 6,936 deferred stock units that are vested or will vest within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Dreiling six months following his termination as a director.

(15)	Does not include 11,197 deferred stock units that are vested or will vest within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Ms. Esteves six months following her termination as a director.

(16)	Represents beneficial ownership of shares held through a trust over which Mr. Heinrich has investment control. Does not include 15,086 deferred stock units that are vested or will vest or within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Heinrich six months following his termination as a director.

(17)	Does not include 19,176 deferred stock units that are vested or will vest or within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Mehra six months following his termination as a director. The address for Mr. Mehra is c/o Goldman Sachs & Co., 200 West Street, New York, New York 10282.

(18)	Does not include 6,936 deferred stock units that are vested or will vest or within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Quelch six months following his termination as a director.

(19)	Does not include 15,086 deferred stock units that are vested or will vest or within 60 days of December 13, 2016, and that will convert to shares of common stock and be delivered to Mr. Sadove six months following his termination as a director.

(20)	Shares shown as beneficially owned by directors and executive officers as a group: (i) reflect 4,646,569 shares subject to stock options exercisable currently, or within 60 days of December 13, 2016, and 143,220 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 13, 2016; 15,156 shares of restricted stock scheduled to vest within 60 days of December 13, 2016; and 877,364 shares of unvested performance restricted stock (representing the maximum 200% payout rate), and (ii) does not include the deferred stock units that are vested or will vest within 60 days of December 13, 2016, that are described in footnotes 9 to 19 above.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all such forms they file. During fiscal 2016, Chris Dirx, our former Vice President and Treasurer, filed one Form 4 late, reporting the withholding of restricted stock units for taxes in connection with the vesting of such award. Based solely on a review of the copies of forms received by us and on written representations from certain reporting persons that no Form 5 was required to be filed, other than as indicated above, we believe our directors, executive officers and 10% beneficial owners complied during fiscal year 2016 with all applicable Section 16(a) filing requirements in a timely manner.

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General Information

2017 ANNUAL SHAREHOLDERS MEETING

What is a proxy or proxy statement? What is included in the proxy materials?

A proxy is your legal designation of another person to vote the stock you own – that person is sometimes called “your proxy.” A proxy statement is a document that SEC regulations require us to provide to you when we ask you to sign a proxy designating someone to vote on your behalf.

The Board is soliciting your proxy to vote at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”). You received proxy materials because you owned shares of Aramark common stock at the close of business on December 13, 2016, the record date, and that entitles you to vote at the Annual Meeting. Proxy materials are first being made available to shareholders on December 22, 2016.

Proxy materials include the Notice of Internet Availability, notice of annual meeting of shareholders, this proxy statement and our annual report for the year ended September 30, 2016 (the “Annual Report”). If you received a paper copy of the proxy materials, they also include a proxy card or voting instruction form. This proxy statement describes the matters on which the Board would like you to vote, and provides information about Aramark that we must disclose under SEC regulations when we solicit your proxy. You may refer to the Annual Report for financial and other information about us.

Your proxy will authorize specified persons, or proxies, to vote on your behalf at the Annual Meeting. We have designated two of our officers – Eric J. Foss and Stephen R. Reynolds – as proxies for the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person.

When and where will the Annual Meeting be held?

We will hold the Annual Meeting at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, 19107 on Wednesday, February 1, 2017, at 10:00 a.m. Eastern Standard Time subject to any adjournments or postponements. For directions to the meeting, you may contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing on www.proxyvote.com. The Notice of Internet Availability or proxy card that you received also provides instructions on how to:

•	vote your shares; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

What is “householding”?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability, annual report or proxy statement addressed to those shareholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent.

A number of brokerage firms with account holders who are Aramark shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. Householding benefits both you and Aramark because it reduces the volume of duplicate information received at your household and helps Aramark reduce expenses and conserve natural resources.

If you would like to receive your own set of Aramark’s Notice of Internet Availability, proxy statement and annual report now or in the future, or if you share an address with another Aramark shareholder and together both of you would like to receive only a single set of Aramark’s proxy materials in the future, please contact your broker (if you hold your shares in “street name”) or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank, and

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your account number(s). You can also request prompt delivery of a copy of the Notice of Internet Availability, proxy statement and annual report by contacting Aramark’s Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

What am I voting on at the Annual Meeting?

PROPOSAL	ITEM	BOARD’S VOTE RECOMMENDATION	PAGE
1	To elect the 10 director nominees listed herein to serve until the 2018 annual meeting of shareholders and until their respective successors have been duly elected and qualified	FOR nominees listed herein	7
2	To ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 29, 2017	FOR	23
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	FOR	26
4	To approve Aramark’s Amended and Restated 2013 Stock Incentive Plan	FOR	66
5	To approve Aramark’s Amended and Restated Senior Executive Performance Bonus Plan	FOR	75

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, Mr. Foss and Mr. Reynolds will have the authority to vote shares represented by properly executed proxies in their discretion on such matters.

How many votes can be cast by all shareholders?

Each share of Aramark common stock is entitled to one vote on each of the directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. There is no cumulative voting in the election of directors. We had 245,847,851 shares of common stock outstanding and entitled to vote on December 13, 2016.

How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the 2017 Annual Meeting. A quorum exists if the holders of a majority of the shares of Aramark common stock entitled to vote at the Annual Meeting are present either in person or by proxy at the Annual Meeting. Abstentions, withheld votes in the election of directors and broker shares that include broker non-votes will be counted as present for purposes of determining whether a quorum exists. A broker non-vote occurs when shareholders who hold shares in street name do not provide voting instructions to the nominee that holds the shares and the nominee is not permitted to exercise voting discretion. Under the NYSE rules, a nominee may exercise its discretion to vote your shares in routine matters (Proposal 2 – Ratification of Independent Registered Public Accounting Firm) but not for non-routine matters (Proposals 1, 3, 4, and 5).

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How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal, assuming a quorum is present, and the effect on the outcome of the vote of abstentions and broker non-votes. Votes “withheld” from a director nominee will be treated the same way as an abstention.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	To elect the 10 director nominees listed herein to serve until the 2018 annual meeting of shareholders and until their respective successors have been duly elected and qualified	Plurality of votes cast	No effect	Not voted/No effect
2	To ratify the appointment of the independent registered public accounting firm	Majority of shares present and entitled to vote on the matter	Counted “Against”	No broker non-votes; shares may be voted by brokers in their discretion
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	Majority of shares present and entitled to vote on the matter	Counted “Against”	Not voted/No effect
4	To approve Aramark’s Amended and Restated 2013 Stock Incentive Plan	Majority of votes cast	Counted “Against”	Not voted/No effect
5	To approve Aramark’s Amended and Restated Senior Executive Performance Bonus Plan	Majority of shares present and entitled to vote on the matter	Counted “Against”	Not voted/No effect

Signed but unmarked proxy cards will be voted in accordance with the recommendation of the Board: “for” each of the director nominees listed herein, “for” Proposal No. 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), “for” Proposal No. 3 (Approval of Compensation Paid to Our Named Executive Officers), “for” Proposal No. 4 (Approval of Company’s Amended and Restated 2013 Stock Incentive Plan), and “for” Proposal No. 5 (Approval of Company’s Amended and Restated Senior Executive Performance Bonus Plan).

How do I vote if I own shares as a record holder?

If your name is registered on Aramark’s shareholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•	Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Standard Time on Tuesday, January 31, 2017. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•	By telephone. You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Standard Time on Tuesday, January 31, 2017. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	By mail. If you received a paper copy of the proxy materials, mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Standard Time on Tuesday, January 31, 2017.

•	In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

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How do I vote if my Aramark shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a Notice of Internet Availability or a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares may not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the election of directors and the advisory vote on executive compensation, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed voting instruction form will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a record holder, you may:

•	Write to the Corporate Secretary at Aramark, Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 3:00 p.m. Eastern Standard Time on Tuesday, January 31, 2017;

•	Send a new proxy card with a later date than the card submitted earlier (which automatically revokes the earlier proxy). We must receive your new proxy card before 11:59 p.m. Eastern Standard Time on Tuesday, January 31, 2017;

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Standard Time on Tuesday, January 31, 2017; or

•	Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting after revoking your proxy by letter to the Corporate Secretary.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Who will count the votes? Is my vote confidential?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as Inspectors of Election. The vote will be certified by the Company’s Inspector of Election. During the proxy solicitation period, the Company will receive vote tallies from time to time, but such tallies will provide aggregate figures rather than names of shareholders. Individual proxy voting and voting instructions will be kept confidential by Broadridge and will not be provided to the Company.

Who pays for the proxy solicitation and how will Aramark solicit votes?

Aramark pays the cost of preparing our proxy materials and soliciting your vote. We have engaged Okapi Partners LLC to assist with the solicitation of proxies for an estimated fee of $12,500 plus expenses. Aramark will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited on our behalf by our directors, officers, employees and agents, without additional remuneration, by telephone, electronic or facsimile transmission or in person.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.Aramark.com within four business days following the end of our Annual Meeting.

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IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must be able to show that you owned Aramark’s common stock on the record date, December 13, 2016, to gain admission to the Annual Meeting. Please bring to the meeting your Notice of Internet Availability, a printed proxy card or a brokerage statement or letter from your broker verifying ownership of Aramark shares as of December 13, 2016. You also must bring a valid government-issued photo ID. Registration will begin at 9:30 am Eastern Standard Time. Please note that you are not permitted to bring any cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, February 1, 2017: This proxy statement, along with our Annual Report for the fiscal year ended September 30, 2016, are available free of charge on www.proxyvote.com.

2018 ANNUAL SHAREHOLDERS MEETING

When do you expect to hold the 2018 annual meeting of Shareholders?

We expect to hold the 2018 annual meeting on or around January 31, 2018, at a time and location to be announced later. The Board may change this date in its discretion.

How can I submit a recommendation of a director candidate for the 2018 Annual Meeting of Shareholders?

Shareholders who wish to submit director candidates for consideration by the Nominating Committee for election at our 2018 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, along with the other information set forth in our By-laws, to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107. All director candidates recommended by shareholders will be evaluated in the same manner as all other director candidates, regardless of who recommended the candidate.

How can I submit a Shareholder proposal at the 2018 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2018 Annual Meeting of Shareholders must submit their proposals to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107. Proposals must be received on or before August 24, 2017. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2018 Annual Meeting of Shareholders.

In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of shareholders. In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2018 Annual Meeting of Shareholders, a Shareholder’s notice of the matter that the Shareholder wishes to present must be delivered to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107, not less than 90 nor more than 120 days prior to the first anniversary of the 2017 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than October 4, 2017, and no later than November 3, 2017. If the date of the 2018 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of the 2017 Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company’s By-laws may be obtained free of charge by contacting our Investor Relations Department, at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

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Company Documents and Communications

How do I obtain copies of Aramark’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Aramark’s code of ethics contained in its Business Conduct Policy are posted at www.aramark.com/investorrelations/corporategovernance. In addition, these documents are available in print without charge to any Shareholder who submits a written request to the Corporate Secretary at the address listed above.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.aramark.com) and click on “Investor Relations”. Copies of our proxy statement, form of proxy and our Annual Report for the year ended September 30, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Investor Relations, Aramark, 1101 Market Street, Philadelphia, PA 19107. You may also contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

How can I communicate with the Board?

Shareholders and interested parties may contact any director, the Board, the Audit, Nominating or Compensation Committees, or the non-management or independent members of the Board as a group by addressing the particular person or group in care of the General Counsel of Aramark, 1101 Market Street, Philadelphia, PA 19107, who will forward such communications to the addressee.

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Annex A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

We use Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Operating Income Margin, Adjusted Earnings Per Share (including on a constant currency basis), Covenant Adjusted EBITDA, and Adjusted Net Income (including on a constant currency basis) as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Operating Income Margin, Adjusted Earnings Per Share (including on a constant currency basis), Covenant Adjusted EBITDA, and Adjusted Net Income (including on a constant currency basis), as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Annex-1

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN

(Unaudited) ($ In thousands)

	Fiscal 2016	Fiscal 2015
Sales (as reported)	$14,415,829	$14,329,135
Operating Income (as reported)	$746,314	$627,938
Operating Income Increase (as reported)	19%
Operating Income Margin (as reported)	5.18%	4.38%
Sales (as reported)	$14,415,829	$14,329,135
Effect of Currency Translation	259,424	—
Effect of Acquisitions and Divestitures	(48,155)	(9,377)
Adjusted Sales (Organic)	$14,627,098	$14,319,758
Operating Income (as reported)	$746,314	$627,938
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	78,174	110,080
Share-Based Compensation	59,358	72,800
Severance and Other Charges	41,736	66,545
Effect of Acquisitions and Divestitures	275	(421)
Gains, Losses and Settlements impacting comparability	13,447	3,793
Adjusted Operating Income	$939,304	$880,735
Effect of Currency Translation	12,407	—
Adjusted Operating Income (Constant Currency)	$951,711	$880,735
Adjusted Operating Income Increase (Constant Currency)	8%
Adjusted Operating Income Margin (Constant Currency)	6.51%	6.15%

	Fiscal 2014	Fiscal 2013
Sales (as reported)	$14,832,913	$13,945,657
Operating Income (as reported)	$564,563	$514,474
Operating Income Margin (as reported)	3.81%	3.69%
Sales (as reported)	$14,832,913	$13,945,657
Effect of Currency Translation	(470,565)	(106,188)
Effect of Acquisitions and Divestitures	(3,774)	(25,477)
Adjusted Sales	$14,358,574	$13,813,992
Estimated Impact of 53rd Week	(257,963)	—
Adjusted Sales (Organic)	$14,100,611	$13,813,992
Operating Income (as reported)	$564,563	$514,474
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	129,505	155,443
Share-Based Compensation	47,522	19,417
Effect of Currency Translation	(27,955)	(6,063)
Severance and Other Charges	53,554	113,464
Effect of Acquisitions and Divestitures	(71)	(5,992)
Branding	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	56,133	—
Gains, Losses and Settlements impacting comparability	1,911	(10,251)
Adjusted Operating Income	$852,072	$781,460
Adjusted Operating Income Margin	5.93%	5.66%

Annex-2

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED NET INCOME & ADJUSTED EPS

(Unaudited) ($ In thousands except per share amounts)

	12 Months Ended 9/30/2016	12 Months Ended 10/2/2015	12 Months Ended 10/3/2014	12 Months Ended 9/27/2013
Net Income Attributable to Aramark Stockholders (as reported)	$287,806	$235,946	$148,956	$69,356
Adjustment:
Loss from Discontinued Operations, net of tax	—	—	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	78,174	110,080	129,505	155,443
Share-Based Compensation	59,358	72,800	47,522	19,417
Severance and Other Charges	41,736	66,545	53,554	113,464
Effects of Acquisitions and Divestitures	275	(421)	(71)	(5,992)
Branding	—	—	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	—	—	56,133	—
Gains, Losses and Settlements impacting comparability	13,447	3,793	1,911	(10,251)
Effects of Refinancings on Interest and Other Financing Costs, net	31,267	—	25,705	39,830
Tax Impact of Adjustments to Adjusted Net Income	(87,025)	(102,485)	(128,442)	(118,694)
Adjusted Net Income	$425,038	$386,258	$361,683	$264,571
Effect of Currency Translation, net of tax	7,802	—	(18,171)	(3,941)
Adjusted Net Income (Constant Currency)	$432,840	$386,258	$343,512	$260,630

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$287,806	$235,946	$148,956	$69,356
Diluted Weighted Average Shares Outstanding	248,763	246,616	237,451	209,370
	$1.16	$0.96	$0.63	$0.33
EPS Increase (as reported)	20.83%

Adjusted Earnings Per Share
Adjusted Net Income	$425,038	$386,258	$361,683	$264,571
Diluted Weighted Average Shares Outstanding	248,763	246,616	237,451	209,370
	$1.71	$1.57	$1.52	$1.26
Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$432,840	$386,258	$343,512	$260,630
Diluted Weighted Average Shares Outstanding	248,763	246,616	237,451	209,370
	$1.74	$1.57	$1.45	$1.24
Adjusted EPS Increase (Constant Currency)	10.83%

Annex-3

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

DEBT TO COVENANT ADJUSTED EBITDA

(Unaudited) ($ in thousands)

	12 Months Ended 9/30/2016	12 Months Ended 10/2/2015
Net Income Attributable to Aramark Stockholders (as reported)	$287,806	$235,946
Interest and other financing costs, net	315,383	285,942
Provision for income taxes	142,699	105,020
Depreciation and amortization	495,765	504,033
Share-based compensation expense	56,942	66,416
Unusual or non-recurring (gains) and losses	—	(3,900)
Pro forma EBITDA for equity method investees	14,277	14,804
Pro forma EBITDA for certain transactions	4,098	—
Other	35,436	58,858
Covenant Adjusted EBITDA	$1,352,406	$1,267,119

Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,270,036	$5,266,024
Covenant Adjusted EBITDA	$1,352,406	$1,267,119
Debt/Covenant Adjusted EBITDA	3.9	4.2

Annex-4

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

DEBT TO ADJUSTED EBITDA

(Unaudited) ($ in thousands)

	12 Months Ended 10/3/2014	12 Months Ended 9/27/2013
Net Income (as reported)	$149,459	$70,366
Adjustment:
Loss from Discontinued Operations, net of tax	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	129,505	155,443
Share-Based Compensation	47,522	19,417
Effect of Currency Translation	(27,955)	(6,063)
Severance and Other Charges	53,554	113,464
Effects of Acquisitions and Divestitures	(71)	(5,992)
Branding	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	56,133	—
Gains, Losses and Settlements impacting comparability	1,911	(10,251)
Effects of refinancings on Interest and Other Financing Costs, net	25,705	39,830
Tax Impact of Adjustments to Adjusted Net Income	(118,658)	(116,572)
Adjusted Net Income	$344,015	$261,640
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	92,953	76,742
Provision for Income Taxes	80,218	19,233
Interest and Other Financing Costs, net	334,886	423,845
Adjusted Operating Income	$852,072	$781,460
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(129,505)	(155,443)
Depreciation and Amortization	521,581	542,136
Adjusted EBITDA	$1,244,148	$1,168,153

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,445,594	$5,824,070
Adjusted EBITDA	$1,244,148	$1,168,153
Debt/Adjusted EBITDA	4.4	4.99

Annex-5

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited) ($ in thousands)

	12 Months Ended 9/30/2016	12 Months Ended 10/2/2015
Net Cash provided by operating activities	$806,640	$683,036
Net purchases of property and equipment, client contract investments and other	(485,708)	(505,256)
Free Cash Flow	$320,932	$177,780
Free Cash Flow Increase	80.52%

Annex-6

Appendix A

Aramark Amended and Restated 2013 Stock Incentive Plan

1.    Purpose. The purpose of the Aramark Amended and Restated 2013 Stock Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.     Definitions. The following definitions shall be applicable throughout the Plan:

(a)    “Affiliate” means with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this Plan, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing.

(b)    “Amendment and Restatement Effective Date” means February 1, 2017.

(c)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Dividend Equivalent award, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(d)    “Award Agreement” means any agreement or other instrument (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) setting forth the terms of an Award that has been duly authorized and approved by the Committee.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means, in the case of a particular Award with respect to a Participant, (i) if such Participant is at the time of termination a party to any employment, consulting or other similar agreement (any such agreement, an “Individual Agreement”) that defines such term, the meaning given in such Individual Agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, such Participant’s (A) commission of a felony or a crime of moral turpitude; (B) commission of a willful and material act of dishonesty involving the Company; (C) material breach of the Company’s Business Conduct Policy that causes harm to the Company or its business reputation; or (D) willful misconduct that causes material harm to the Company or its business reputation.

(g)    “Change of Control” means, unless otherwise provided in an Award Agreement, the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act);

(ii)    any person or group is or becomes the “beneficial owner” (as such term is used for purposes of Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of the Company, including by way of merger, consolidation or otherwise;

(iii)    during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

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(iv)    a complete liquidation or dissolution of the Company.

In addition, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), or (iii) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

(i)    “Committee” means the Compensation and Human Resources Committee of the Board, a Sub-Committee as may be appointed pursuant to Section 4(a) or the Board.

(j)    “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(k)    “Company” means Aramark, a Delaware corporation, and any successor thereto.

(l)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m)    “Deferred Stock Unit” or “DSU” means the right to receive cash or one whole share of Common Stock for each whole Deferred Stock Unit awarded under Section 10(b) of the Plan.

(n)    “Disability” means, unless the Award granted to the applicable Participant is subject to Section 409A of the Code, with respect to each Participant, the Participant is (i) unable to perform the material and substantial duties of the Participant’s Regular Occupation (as defined herein below) due to the Participant’s sickness or injury; and (ii) the Participant is under the regular care of a qualified doctor; and (iii) the Participant has incurred a twenty percent (20%) or more loss in the Participant’s monthly earnings due to that sickness or injury (or such other definition of disability that results in a termination of employment and commencement of receipt of benefits under the Company or its Affiliate’s long term disability plan, as in effect at the applicable time (the “LTD Plan”)). In the event that the Award granted to the applicable Participant is subject to Section 409A of the Code, the term Disability, shall instead have the meaning of “Disability” as defined under Section 409A of the Code or any successor provision of the Code at the applicable time. For purposes of this definition, the term “Regular Occupation” means the occupation the Participant is routinely performing when the Participant’s Disability begins, which shall be determined by the LTD Plan Claims Administrator as provided in the LTD Plan.

(o)    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 10(c) of the Plan.

(p)    “Effective Date” means the date on which the Plan (prior to the amended and restatement thereof) was initially approved by the stockholders of the Company (i.e., December 1, 2013).

(q)    “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) with respect to actions intended to obtain the exception for performance-based compensation under Section 162(m) of the Code, including pursuant to Section 11 of the Plan, an “outside director” within the meaning of Section 162(m) of the Code.

(r)    “Eligible Person” means any (i) individual employed by the Company or any of its Affiliates; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or any of its Affiliates who may be offered securities registrable on Form S-8 under the Securities Act or pursuant to Rule 701 of the Securities Act, or any other available exemption, as applicable.

(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

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(t)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(u)    “Fair Market Value’’ means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on one or more established U.S. national or regional securities exchanges, its Fair Market Value shall be the closing sale price for such Common Stock (or if no closing sale price is reported, the closing price on the last preceding date on which such prices of the Common Stock are so reported) on such date as reported in composite transactions for the principal exchange on which the Common Stock is listed (as determined by the Committee); (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be equal to the average between the high and low sales prices of the Common Stock on the most recent date on which the Common Stock was traded, as reported by Pink OTC Markets Inc. or a similar organization (as selected by the Committee); or (iii) if the Common Stock is not so traded, the Fair Market Value thereof shall be determined by the Committee in good faith.

(v)    “Good Reason”, to the extent a Participant is party to an agreement relating to employment and post-employment competition, or other similar agreement, with the Company or any of its Affiliates (including any exhibits and schedules thereto) (an “ELC Agreement”) that contains a definition of “Good Reason”, has the meaning given to such term in a Participant’s ELC Agreement. For the avoidance of doubt, if a Participant is not party to an ELC Agreement or if a Participant’s ELC Agreement does not contain a definition of Good Reason, then such Participant shall not have grounds to effect a Termination of Relationship for Good Reason.

(w)    “Immediate Family Members” shall have the meaning set forth in Section 15(b) of the Plan.

(x)    “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(y)    “Indemnifiable Person” shall have the meaning set forth in Section 4(d) of the Plan.

(z)    “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa)    “Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the shares of Common Stock issuable upon exercise of such Option, a number of shares of Common Stock having an aggregate Fair Market Value equal to the sum of the aggregate Exercise Price therefor plus the amount of the Participant’s Tax Withholding, and the Company shall thereupon issue to the Participant the net remaining number of shares of Common Stock after such deductions.

(bb)    “Nonqualified Stock Option’’ means an Option that is not designated by the Committee as an Incentive Stock Option.

(cc)    “Option” means an Award granted under Section 7 of the Plan.

(dd)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff)    “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(gg)    “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(hh)    “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

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(ii)    “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj)    “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk)    “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(ll)    “Person” means a “person” as such term is used for purposes of 13(d) or 14(d) of the Exchange Act, or any successor section thereto.

(mm)    “Plan”’ means this Amended and Restated Aramark 2013 Stock Incentive Plan.

(nn)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(oo)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(pp)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(qq)    “Retirement” means, with respect to a Participant, unless otherwise provided in an Award Agreement, the retirement of such Participant upon or after achieving age 60 and five (5) years of employment with the Company, any of its Affiliates, and/or any of their respective predecessors.

(rr)    “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(ss)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(tt)    “SEC” means the Securities and Exchange Commission.

(uu)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(vv)    “Stock Bonus Award” means an Award granted under Section 10(a)of the Plan.

(yy)    “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(zz)    “Sub-Committee” has the meaning given to such term in Section 4(a) of the Plan.

(aaa)    “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.

(bbb)    “Tax Withholding” means a Participant’s tax withholding for any federal, state, local and non-U.S. income and employment taxes that are withheld with respect to any Award granted hereunder pursuant to Section 15(c) of the Plan.

(ccc)    “Termination of Relationship” means (i) if the Participant is an employee of the Company or any Affiliate, the termination of the Participant’s employment with the Company and its Affiliates for any reason; (ii) if the Participant is a consultant to the Company or any Affiliate, the termination of the Participant’s consulting relationship

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with the Company and its Affiliates for any reason; and (iii) if the Participant is a director of the Company or any Affiliate, the termination of the Participant’s service as a director of the Company or such Affiliate for any reason; including, in the case of clauses (i), (ii) or (iii), as a result of such Affiliate no longer being an Affiliate of the Company because of a sale, divestiture or other disposition of such Affiliate by the Company (whether such disposition is effected by the Company or another Affiliate thereof).

3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.    Administration.

(a)    The Committee shall administer the Plan; provided, however, that the Compensation and Human Resources Committee may also delegate, at any time and from time to time, to any sub-committee of the Compensation and Human Resources Committee and the Board may also delegate, at any time and from time to time, to any other committee of the Board (in either case which shall consist of one or more members of the Compensation and Human Resources Committee or Board, respectively, and may consist solely of the Chief Executive Officer of the Corporation so long as he or she is a member of the Board) (a “Sub-Committee”), subject to such guidelines as the Board or the Compensation and Human Resources Committee may establish from time to time, the authority to act on behalf of the Compensation and Human Resources Committee or the Board with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, except that to the extent required to obtain exemption from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated thereunder or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, (i) the Compensation and Human Resources Committee or such Sub-Committee must consist of two or more members of Board and (ii) each member of the Compensation and Human Resources Committee or Sub-Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Compensation and Human Resources Committee or Sub-Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Compensation and Human Resources Committee or Sub-Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by the Committee shall be deemed the acts of the Committee. The Committee may also delegate to an executive officer or other employee of the Company the authority to grant Awards to non-executive officers or persons who are not “officers” (as defined in Section 16 of the Exchange Act) of the Company, to the extent permitted by applicable law.

(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award and any amendments thereto; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final,

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conclusive and binding upon all persons or entities, including, without limitation, the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(d)    No member of the Board, the Committee, delegate of the Committee or any officer, employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud, gross negligence or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws or as a matter of law or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(e)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.     Grant of Awards; Shares Subject to the Plan Limitations.

(a)    The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent awards, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)    Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan 25,500,000 shares of Common Stock; (ii) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be issued upon the exercise of Incentive Stock Options; (iii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 2,000,000 shares of Common Stock may be made to any single Participant during any calendar year; (iv) subject to Section 12 of the Plan, Performance Compensation Awards covering no more than 1,000,000 shares of Common Stock may be granted pursuant to Section 11 of the Plan to any single Participant during a single calendar year, and in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1,000,000 shares of Common Stock on the last day of the Performance Period to which such Award relates may be paid in respect of such Award; and (v) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $10,000,000. Additionally, the maximum number of shares of Common Stock subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director during such calendar year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(c)    Shares of Common Stock that are subject to or underlie Options, SARs, Restricted Stock, Restricted Stock Units or other Awards granted under the Plan that are forfeited, cancelled, expire unexercised, or for any reason are canceled or terminated without having been exercised or delivered (including Shares of Common Stock that are subject to or underlie the unexercised, unvested or undelivered portion of any such Awards, in the case of Awards that were partially exercised, vested or delivered at the time of their expiration, cancellation or termination)

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shall, notwithstanding anything herein to the contrary, be available again for other Awards under the Plan. Shares of Common Stock that are settled in cash, redeemed as part of a Net Exercise settlement or as part of the payment of the required Exercise Price or Tax Withholding obligations, or that are purchased by the Company using proceeds received from Option exercises shall not be available again for other Awards under the Plan.

(d)    Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. The number of shares of Common Stock reserved pursuant to Section 5(b) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Common Stock subject to Awards before and after the substitution.

(f)    Awards granted to employees of the Company under the Plan shall be subject to a minimum one-year vesting period, subject to potential acceleration of vesting in the event of a Participant’s death, disability or Retirement (to the extent provided in the applicable award agreement), or as otherwise provided under the Plan or in any agreement in effect on the Amendment and Restatement Effective Date.

6.    Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.    Options.

(a)    Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and provided, further, that a Nonqualified Stock Option may be granted with an Exercise Price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

(c)    Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be

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determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option.

(d)    Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Tax Withholding obligations of the Participant. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. Unless otherwise expressly provided by the Committee in any Award Agreement, the aggregate Exercise Price (and any Tax Withholding due) shall, to the extent permitted by applicable law, be payable:

(i)    in cash (by wire transfer of immediately available funds to a bank account of the Company, by delivery of a certified check payable to the Company);

(ii)    by surrender of shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company);

(iii)    pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit or prohibit the use of a Net Exercise solely with respect to Tax Withholding if the Committee determines in good faith that to allow for a Net Exercise with respect to Tax Withholding would result in a material negative impact on the Company’s and its subsidiaries, near-term liquidity needs;

(iv)    in other property having a fair market value on the date of exercise equal to the Exercise Price,

(v)    by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or

(vi)    a combination of the methods set forth in this Section 7(d).

Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not otherwise expired, such Option shall be deemed to have been Net Exercised by the Participant on such last day prior to the expiration of the Option Period and the Company shall make the appropriate payment therefor.

(e)    Notice of Exercise. A Participant (or other person, as provided in Section 15(b)) may exercise an Option (for the shares of Common Stock represented thereby) granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Award Agreement evidencing his Option, by delivering a notice (the “Notice”) to the Company in accordance with the Option exercise notice practices and procedures in effect at the Company from time to time. In accordance therewith, the Notice may include the following:

(i)    that the Participant elects to exercise the Option;

(ii)    the number of shares of Common Stock with respect to which the Option is being exercised (the “Option Shares”);

(iii)    the method of payment for the Option Shares (which method must be available to the Participant under the terms of his or her Award Agreement);

(iv)    the date upon which the Participant desires to consummate the purchase of the Option Shares (which date must be prior to the termination of such Option); and

(v)    any additional provisions with respect to Notice consistent with the Plan as the Committee may from time to time require.

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The exercise date of an Option shall be the date on which the Company receives the Notice and any payment due from the Participant.

(f)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.

(g)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the SEC or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.     Stock Appreciation Rights.

(a)    Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)    Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR.

(c)    Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(d)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Tax Withholding obligations of the Participant. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.

9.     Restricted Stock and Restricted Stock Units.

(a)    Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)    Book Entry and Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a Participant’s ownership to be recognized through uncertificated book entry. If the Company elects to issue stock certificates, then stock certificates registered in the name of the Participant shall be issued and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of

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Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)    Vesting. The Restricted Stock Period with respect to any shares of Restricted Stock shall lapse and the Restricted Stock Units shall vest in such manner and on such date or dates as determined by the Committee.

(d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)    Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, provide in an Award Agreement the Company’s ability to elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Tax Withholding obligations of the Participant.

(e)    Legends on Restricted Stock. To the extent applicable, all book entries (or stock certificates, if any) representing Restricted Stock awarded under the Plan shall bear a book entry notation or legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE ARAMARK AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN ARAMARK AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ARAMARK.

10.    Stock Bonus Awards; Deferred Stock Units; Dividend Equivalents.

(a)    Stock Bonus Awards. The Committee may issue unrestricted Common Stock, or other Awards denominated in Common Stock under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)    Deferred Stock Units. Each grant of Deferred Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 10(b), and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Each Deferred Stock Unit shall entitle the holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes

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vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Participant’s Termination of Relationship). Shares of Common Stock underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Committee shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Committee, a holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of Common Stock underlying the Award have been issued to the Holder.

(c)    Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash, additional Awards or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. No Dividend Equivalent shall be payable with respect to any Award unless specified by the Committee in the Award Agreement. Notwithstanding the above, no Dividend Equivalents shall be payable with respect to outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other Awards subject to performance conditions unless and until the corresponding performance-based Award has been earned in accordance with its terms.

11.     Performance Compensation Awards.

(a)    Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to grant a performance-based Award as a Performance Compensation Award that is intended to cause the Award to be deductible by the Company under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance- based compensation” under Section 162(m) of the Code.

(b)    Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if less, the number of days which is equal to 25% of such performance period), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)    Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of target levels of, a targeted percentage increase in, or, to the extent permitted under Section 162(m) of the Code, solely the achievement of, one or more of the following Company or business group measures (all capitalized terms not defined herein shall have the meanings contained in the Company’s audited financial statements for the relevant performance period as such terms and definitions may be expressly modified and established by the Committee with respect to the relevant performance period): (i) Earnings Before Interest and Taxes (“EBIT”), (ii) Return on Net Assets (“RONA”), (iii) Net Income, (iv) After Tax Return on Investment (“ATROI”), (v) Sales, (vi) Revenues, (vii) Earnings Per Share, (viii) Total Shareholder Return, (ix) Return on Equity (“ROE”), (x) Return on Investment (“ROI”), (xi) Total Business Return, (xii) Return on Gross Investment (“ROGI”), (xiii) Operating Cash Flow, (xiv) Free Cash Flow, (xv) Operating Income, (xvi) Pretax Income, (xvii) stock price appreciation, (xviii) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or (xix) Margin based upon any of EBIT, Operating Income, Pretax Income, EBITDA or any other profit measure. The measures may be based on absolute Company performance or Company performance relative to a peer group or other external measure of selected performance. Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, if longer or shorter, within

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the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d)    Modification of Performance Goal(s). In the event that applicable tax and/or securities laws permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events:

(i)    a change in accounting standards or principles, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, infrequently occurring, nonrecurring items, to the extent such adjustments are stated at the time that the performance goals are determined. The Committee may also adjust, upward or downward, as applicable, the Performance Goals to reflect any other item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such Performance Goals at the time the Performance Goals are determined. In all events, any adjustments to be made to the Performance Goals shall be disclosed in a manner intended to satisfy the requirements of Section 162(m) of the Code.

(e)    Payment of Performance Compensation Awards.

(i)    Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)    Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)    Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion. Prior to the payment of any Award that is intended to qualify as a Performance Compensation Award for purposes of Section 162(m) of the Code, the Committee will certify that the applicable performance goals have been met. In connection with such certification, the Committee may decide to pay amounts, which are less than the Award otherwise payable for achievement of the applicable performance goals at the sole discretion of the Committee. Payment of such an Award to a Participant shall occur only after such certification and shall be made as determined by the Committee in its sole discretion after the end of such performance period.

(iv)    Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f)    Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

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12.    Changes in Capital Structure and Similar Events. In the event of (a) any stock dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change of Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change of Control) affecting the Company, any of its Affiliates, or the financial statements of the Company or any of its Affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)    adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii)    providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)    cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section l2 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.    Effect of Change of Control. Except to the extent otherwise provided in an Award Agreement, in the event of (i) the occurrence of a Change of Control, and (ii) thereafter, a Termination of Relationship of any given Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason that occurs prior to the second anniversary of the date of such Change of Control, then notwithstanding any other provision of the Plan to the contrary, with respect to all or any portion of the Participant’s then outstanding Award or Awards:

(a)    the then outstanding Options and SARs shall become immediately exercisable on the date of the Termination of Relationship;

(b)    the Restricted Period shall expire on the date of the Termination of Relationship (which includes, without limitation the waiver of any applicable Performance Goals);

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(c)    Performance Periods in effect on of the date of the Termination of Relationship occurs shall end on such date, and with respect to each such Performance Period, all applicable Performance Goals shall be deemed to have been achieved at the applicable “target” levels of performance have been attained; and

(d)    All Awards that have been previously deferred shall be settled in full as soon as practicable, but if any only if, with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, (I) such Termination of Relationship occurs prior to the second anniversary of the Change of Control and (II) such settlement does not contradict any pre-existing deferral election under any other plan, program or arrangement of the Company or any of its Affiliates then in effect.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change of Control transactions with respect to the Common Stock subject to their Awards.

14.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or interdealer quotation system on which the shares of Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, and (ii) the Committee may not cancel any outstanding Option or SAR when the per share Exercise Price or Strike Price exceeds the Fair Market Value in exchange for cash or another Award, and the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(c)    Extension of Termination Date. A Participant’s Award Agreement may provide that if the exercise of the Option or SAR, as applicable, following the Participant’s Termination of Relationship (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or any other requirements of applicable law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(c) and (ii) the expiration of a period of 30 days after the Participant’s Termination of Relationship during which the exercise of the Option would not be in violation of such registration requirements or other applicable requirements.

(d)    Restriction on Grant of Awards. No Awards may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

15.    General.

(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the

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effect on such Award of the death, Disability or Termination of Relationship of a Participant, or of such other events as may be determined by the Committee. The terms of any Award issued hereunder shall be binding upon the executors, administrators, beneficiaries, successors and assigns of the Participant.

(b)    Nontransferability.

(i)    Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)    The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the satisfaction of any applicable vesting conditions and consequences of the Participant’s Termination of Relationship under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option or SAR shall be exercisable by the Permitted Transferee only if such Option or SAR has vested due to the Participant’s satisfaction of the applicable vesting criteria and only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)    Tax Withholding.

(i)    A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)    Without limiting the generality of clause (i) above, the Committee shall, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (i) the deduction from any amount payable to the Participant in cash or the delivery of shares of Common Stock owned by the Participant having a Fair Market Value equal to such withholding liability, or (ii) having the Company withhold from the number of shares of

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Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award, including, for the avoidance of doubt, shares redeemed as part of a Net Exercise settlement, a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules); provided, however, that in such event, the Committee may exercise its discretion to limit or prohibit the use of shares of Common Stock for such Tax Withholding if the Committee determines in good faith that to allow for the use of such shares with respect to Tax Withholding would result in a material negative impact on the Company’s and its Affiliates’ near-term liquidity needs.

(d)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any of its Affiliates, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)    International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)    Termination of Relationship.

(i)    Unless determined otherwise by the Committee, neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with any of its Affiliates (or vice-versa) shall be considered a Termination of Relationship with the Company or such Affiliate.

(ii)    Notwithstanding anything in this Plan to the contrary, with respect to any Award, a Termination of Relationship shall not be deemed to have occurred if a Participant remains an employee or a member of the Board of the Company or any Affiliate, but a Termination of Relationship shall be deemed to have occurred if a Participant terminates employment but remains a consultant of the Company or any Affiliate; provided that this paragraph shall not be effective if its existence or its application would result in imposition of taxes under Section 409A of the Code.

(h)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

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(i)    Government and Other Regulations.

(i)    The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.

Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the SEC or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any of its Affiliates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company

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maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)    Governing Law. All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(p)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)    Code Section 162(m) Approval. If so determined by the Committee, the provisions of the Plan regarding the Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions following the Company’s Initial Public Offering, if any, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(t)    Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u)    Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

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(v)    Non-Qualified Deferred Compensation. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code. Further, if any Award is subject to Section 409A of the Code, (a) references under the Plan or the applicable Award Agreement to the Participant’s Termination of Relationship shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code and (b) any installment of Shares or cash due under any such Award shall constitute a “separate payment” within the meaning of Section 409A of the Code. In addition, if at the time of the Participant’s separation from service with the Company, the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable under any Award as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a Termination of Relationship. In addition, and notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Award Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. No action shall be taken under this Plan which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. However, in no event shall any member of the Board, the Company or any of its Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other person) with respect to this Section 15(v).

(w)    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(x)    No Liability with Respect to Any Corporate Action. Subject to Section 15(v), nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Affiliate of the Company from taking any corporate action which is deemed by the Company or by its Affiliates to be appropriate or in its best interest and no Participant or beneficiary of a Participant will have any claim against the Company or any affiliate as a result of any such corporate action.

(y)    Affiliate Employees. In the case of a grant of an Award to an employee or consultant of any Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

(z)    Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

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(aa)    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

As adopted and approved by the Board of Directors of Aramark on November 9, 2016 and the stockholders of Aramark on February 1, 2017 to be effective as of February 1, 2017.

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Appendix B

AMENDED AND RESTATED ARAMARK SENIOR EXECUTIVE PERFORMANCE BONUS PLAN

1.    General. This Plan is intended to provide for an annual Bonus Award for the CEO and other designated Senior Executives upon the attainment of annual Performance Measures established by the Committee, which annual Bonus Award will be treated as performance based compensation for purposes of the federal income tax deductibility limitation on executive officer compensation.

2.    DEFINITIONS

“Aramark” means Aramark, a Delaware corporation, and any successor. “Aramark Group” means Aramark and its subsidiaries, divisions and units, collectively.

“Board” means the board of directors of Aramark.

“Bonus Award” means, with respect to any Participant, such Participant’s opportunity awarded under this Plan, with respect to a given Performance Period, to earn a bonus amount, subject to achievement of the applicable Performance Measures specified for such Performance Period.

“CEO” means the Chief Executive Officer of Aramark or the individual or individuals acting in that capacity.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

“Committee” means the Compensation and Human Resources Committee, a sub-committee thereof or another committee of two or more non-employee directors as may be appointed by the Board; provided, that to the extent necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, each member of the Committee shall, at the time he or she takes any action with respect to a Bonus Award under the Plan, be an outside director within the meaning of Section 162(m).

“Participant” means the CEO and the other Senior Executives designated to participate in this Plan.

“Plan” means this Amended and Restated Aramark Senior Executive Performance Bonus Plan.

“Section 162(m)” means Section 162(m) of the Code or any successor provision, and the regulations promulgated thereunder.

“Section 409A” means Section 409A of the Code, or any successor provision, and the regulations, rulings, notices or other guidance promulgated thereunder.

“Senior Executive” means the CEO and any other officer of Aramark or of any subsidiary of Aramark.

3.    Participation. The CEO and the other Senior Executives shall be eligible to be designated as Participants in this Plan. This Plan shall apply only to the CEO and to those additional Senior Executives designated by the Committee, in writing, as Participants for each Performance Period.

4.    Performance Measures. The “Performance Measures” for a given Performance Period shall be based on attainment of target levels of, a targeted percentage increase in, or, to the extent permitted under Section 162(m), solely the achievement of, one or more of the following measures (all capitalized terms not defined herein shall have the meanings contained in Aramark’s audited financial statements for the relevant Performance Period as such terms and definitions may be expressly modified and established by the Committee with respect to the relevant Performance Period): (1) Earnings Before Interest and Taxes (“EBIT”), (2) Return on Net Assets (“RONA”), (3) Net Income, (4) After Tax Return on Investment (“ATROI”), (5) Sales, (6) Revenues, (7) Earnings Per Share, (8) Total Shareholder Return, (9) Return on Equity (“ROE”), (10) Return on Investment (“ROI”), (11) Total Business Return, (12) Return on Gross Investment (“ROGI”), (13) Operating Cash Flow, (14) Free Cash Flow, (15) Operating Income, (16) Pretax Income, (17) stock price appreciation, (18) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or (19) Margin based upon any of EBIT, Operating Income, Pretax Income, EBITDA or any other profit measure. The Performance Measures may be based on absolute Aramark performance, absolute performance of any member of the Aramark Group, or any combination of the members of the Aramark Group, or any of the foregoing’s performance relative to a peer group or other external measure of selected performance. Performance Measures that

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are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. In all events, the Performance Measures shall be established in a manner intended to comply with the requirements of Section 162(m).

5.    Performance Period. The “Performance Period” for any given Bonus Award shall be Aramark’s fiscal year, or such shorter or longer period as may be established by the Committee.

6.    Individual Maximum Amounts; Discretionary Bonuses. The maximum Bonus Award payable to any Participant in respect of any Performance Period that is established as the fiscal year of Aramark under this Plan is $10,000,000 (disregarding any appreciation during any period of deferral under Section 7(e) below). For Performance Periods less than 12 months, the maximum Bonus Award will be adjusted in proportion to the duration of the Performance Period.

7.    ADMINISTRATION

(a) Committee. The Committee shall have the sole and exclusive authority to administer this Plan, including the interpretation of the terms hereof. The Committee shall be entitled to rely on information, opinions, reports and statements presented to the Committee by officers, employees and outside professionals and experts, including Aramark’s financial statements. Any determination by the Committee hereunder shall be final and binding on all Participants, their beneficiaries and Aramark.

(b) Setting of Performance Goals and Bonus Amounts.

(i)    The Committee shall, for each Performance Period, establish in writing the amount of the Bonus Award and the Performance Measure or measures for each Participant based on one or more of the performance measures listed in Section 4 above, not later than 90 days after the beginning of such Performance Period (or prior to the expiration of 25% of the Performance Period, if the Performance Period is less than 12 months), so long as, at that time, the attainment of such Performance Measure or Measures is substantially uncertain (within the meaning of Section 162(m)). The Committee may establish different Performance Measures and different individual maximum Bonus Award amounts for each Participant.

(ii)    Subject at all times to Section 6 above, in connection with the foregoing, a Participant’s Bonus Award may be equal to a specified share of a pre-established bonus pool. Such bonus pool may be a pre-established aggregate dollar amount, or may, to the extent in compliance with Section 162(m), be based on the percentage of a specified performance measure (e.g., a percentage of Pretax Income). In no event will the total amount of all specified shares of any bonus pool for any given Performance Period exceed 100% of such bonus pool.

(c) Adjustment for Extraordinary Items. The Committee shall adjust, upward or downward, to the extent permitted by Section 162(m), the Performance Measures to reflect, as applicable: (i) a change in generally acceptable accounting standards or principles, (ii) a significant acquisition or divestiture, or a discontinuation of operations, (iii) a significant capital transaction, (iv) any charges and costs associated with restructurings of the Aramark Group and (v) any other unusual, nonrecurring items which are separately identified and quantified in Aramark’s audited financial statements, Notes to Aramark’s audited financial statements or management’s discussion and analysis of financial condition and results of operations contained in Aramark’s then most recent report filed with the U.S. Securities and Exchange Commission pursuant to applicable law, so long as such accounting change is required or such transaction or nonrecurring item occurs after the Performance Measures for the Performance Period are established, and such adjustments are stated at the time that the Performance Measures are determined. The Committee may also adjust, upward or downward, as applicable, the Performance Measures to reflect any other extraordinary item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such Performance Measures at the time the Performance Measures are established, and such item or event occurs after the Performance Measures for the Performance Period are established. In all events, any adjustments to be made to the Performance Measures shall be disclosed in a manner intended to satisfy the requirements of Section 162(m).

(d) Negative Discretion. At the time the extent of attainment of the Performance Measures for a given Performance Period is determined by the Committee, the Committee, in its sole discretion, may reduce, but may not increase, the amount of the Bonus Award that would be otherwise payable to a Participant in respect of such Performance Period under this Plan. The Committee may take into consideration any and all factors relating to Aramark’s and the Participant’s performance for such Performance Period.

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(e) Payment Only Upon Attainment of Performance Goals.

(i)    A Bonus Award shall be paid to a Participant under this Plan only in accordance with the terms of this Plan and only upon the attainment of the Performance Measures established, adjusted and applied by the Committee for such Participant. Except as explicitly provided in this Plan, no waiver or modification of any Performance Measure may be made. The Committee shall be the sole and exclusive arbiter of the extent, if any, to which the Performance Measures have been attained, and the amount of the Bonus Award payable hereunder. Prior to the payment of any Bonus Award to any Participant under this Plan, the Committee shall certify in writing the extent to which the Performance Measure(s) upon which the Bonus Award may be payable to such Participant have been attained.

(ii)    After Committee certification of the attainment of the Performance Measures, Bonus Awards may be paid immediately (but in no event later than March 15 of the calendar year following the calendar year in which the Performance Period ends) or may be deferred; provided that (A) payment of any Bonus Award will only be made to Participants who were employed with Aramark or one of its subsidiaries on the last day of the applicable Performance Period, and (B) the deferral of any Bonus Award may only be made if (I) the Participant irrevocably elects to defer his or her Bonus Award on or before (x) the calendar year preceding the calendar year in which the Performance Period to which such Bonus Award relates, if the Performance Period is less than 12 full months or (y) the date that is six months prior to the end of the applicable Performance Period in respect of which the Bonus Award is payable, if the Performance Period is at least 12 full months; and (II) such Participant remains continuously employed by Aramark from the later of the beginning of the applicable Performance Period or the date the performance criteria are established in accordance with Section 7(b), through the date of such deferral election.

(iii)    If earned pursuant to the terms of this Plan, a Bonus Award may be payable in the form of cash or settled in shares of common stock of Aramark, restricted stock units that are settled in common stock of Aramark stock or a combination thereof, any of which stock-based awards shall be settled under the Aramark 2013 Stock Incentive Plan as it may be amended or any successor plan.

(f) Claw-back Provisions. All Bonus Awards shall be subject to the provisions of any claw-back policy implemented by Aramark, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

8.    Additional Terms. Unless otherwise specifically provided by this Plan or by the Committee or unless not permitted by Section 162(m), the administrative terms of the Aramark Management Incentive Bonus Plan (as the same shall be in effect from time to time) (“MIB”) shall apply to Bonus Awards payable under this Plan, including by way of example terms relating to such matters as the ability to defer receipt of payment of an annual Bonus Award; provided, however, that in the event of a conflict between this Plan and the MIB, this Plan shall govern.

9.    Stockholder Approval. This Plan shall be effective upon its approval by the stockholders of Aramark.

10.    Amendment. The Committee may, without further action by the stockholders, amend the Plan from time to time as it deems desirable; provided, that no such amendment may increase the group of employees who may receive compensation under the Plan identified in Section 3 above, change the permitted Performance Measures set forth in Section 4 above, increase the maximum Bonus Award payable under the Plan as set forth in Section 6 above or make any other change requiring further stockholder approval under Section 162(m). In addition, with respect to Participants who reside or work outside the United States, the Committee may, in its sole discretion, amend the terms of this Plan with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant.

11.    Duration and Termination. This Plan, unless earlier terminated, shall be effective through the first meeting of the shareholders of Aramark occurring in 2022. The Board may, in its discretion, terminate this Plan at any time.

12.    Compliance with IRC Section 409A. This Plan is intended to be exempt from Section 409A; provided, that with respect to any Bonus Award (or portion thereof) that is deferred pursuant to Section 7(e), such amounts shall constitute nonqualified deferred compensation under Section 409A and shall be compliant with the provisions applicable thereto, and, in the case of any ambiguity with respect to this Plan, this Plan will be interpreted in a manner intended to comply with Section 409A. In furtherance thereof, no payments may be accelerated under this Plan other

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than to the extent permitted under Section 409A. To the extent that any provision of this Plan violates Section 409A such that amounts would be taxable to a Participant prior to payment or would otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof. Notwithstanding anything herein to the contrary, (i) if at the time of a Participant’s termination of employment the Participant is a “specified employee” as defined in Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then Aramark shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s termination of employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payments due to a Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment compliant under Section 409A, or otherwise such payment shall be restructured, to the extent possible, in a manner, determined by the Committee, that does not cause such an accelerated or additional tax. For purposes of Section 409A, each payment made under this Plan shall be designated as a “separate payment” within the meaning of the Section 409A, and references herein to a Participant’s “termination of employment” shall refer to Participant’s separation from service with Aramark and its affiliates within the meaning of Section 409A. The Committee shall use commercially reasonable efforts to implement the provisions of this section in good faith; provided that neither Aramark, nor the Board, Committee nor any of Aramark’s or its subsidiaries’ employees, directors or representatives shall have any liability to any Participants with respect to this section 12.

13.    Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

As adopted and approved by the Board of Directors on November 9, 2016 and by the stockholders of Aramark on February 1, 2017.

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Aramark

1101 Market Street

Philadelphia, PA 19107

www.aramark.com

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on January 31, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 11:59 p.m. Eastern Time on January 31, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E15825-P84040	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARAMARK	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) with respect to whom authority to vote is withheld on the line below.
The Board of Directors recommends you vote FOR each of the director nominees listed below.

1. Election of Directors	☐	☐	☐

Nominees:

01) Eric J. Foss	06) Daniel J. Heinrich
02) Pierre-Olivier Beckers-Vieujant	07) Sanjeev K. Mehra
03) Lisa G. Bisaccia	08) Patricia Morrison
04) Richard Dreiling	09) John A. Quelch
05) Irene M. Esteves	10) Stephen I. Sadove

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.			For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 29, 2017.		☐	☐	☐

3.	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.		☐	☐	☐

4.	To approve Aramark’s Amended and Restated 2013 Stock Incentive Plan.		☐	☐	☐

5.	To approve Aramark’s Amended and Restated Senior Executive Performance Bonus Plan.		☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be held February 1, 2017:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E15826-P84040

Aramark

Annual Meeting of Shareholders

February 1, 2017, 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Eric J. Foss and Stephen R. Reynolds, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aramark that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time, on February 1, 2017, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania 19107, and any adjournment or postponement thereof and further authorizes each such proxy to vote in his or her discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side

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